                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY

================================================================================

                                U.S.$695,032,550

                                CREDIT AGREEMENT

                          Dated as of October 29, 2004

                                      Among

                             D-R INTERHOLDING, LLC,
                                  as Holdings,

                            DRESSER RAND GROUP INC.,
                              as Domestic Borrower,

             D-R HOLDINGS (UK) LTD and D-R HOLDINGS (France) S.A.S.,
                              as Foreign Borrowers,

                            THE LENDERS PARTY HERETO,

                          CITICORP NORTH AMERICA, INC.,
                            as Administrative Agent,

                       MORGAN STANLEY SENIOR FUNDING, INC.
                                       and
                               UBS SECURITIES LLC,
                            as Co-Syndication Agents

                          CITIGROUP GLOBAL MARKETS INC.
                                       and
                       MORGAN STANLEY SENIOR FUNDING, INC.
                                       and
                               UBS SECURITIES LLC,
                 as Joint Lead Arrangers and Joint Book Managers

                                       and

                       BEAR STEARNS CORPORATE LENDING INC.
                                       and
                           NATEXIS BANQUES POPULAIRES
                           as Co-Documentation Agents

================================================================================

                                TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----
                                                    ARTICLE I
                                                   DEFINITIONS

SECTION 1.01. Defined Terms............................................................................       3
SECTION 1.02. Terms Generally..........................................................................      52
SECTION 1.03. Effectuation of Transfers................................................................      53
SECTION 1.04. Financial Assistance.....................................................................      53

                                                   ARTICLE II
                                                   THE CREDITS

SECTION 2.01. Commitments..............................................................................      53
SECTION 2.02. Loans and Borrowings.....................................................................      54
SECTION 2.03. Requests for Borrowings..................................................................      55
SECTION 2.04. Swingline Loans..........................................................................      55
SECTION 2.05. Letters of Credit........................................................................      57
SECTION 2.06. Funding of Borrowings....................................................................      62
SECTION 2.07. Interest Elections.......................................................................      63
SECTION 2.08. Termination and Reduction of Commitments.................................................      64
SECTION 2.09. Repayment of Loans; Evidence of Debt.....................................................      65
SECTION 2.10. Repayment of Term Loans and Revolving Facility Loans.....................................      66
SECTION 2.11. Prepayment of Loans......................................................................      69
SECTION 2.12. Fees.....................................................................................      70
SECTION 2.13. Interest.................................................................................      71
SECTION 2.14. Alternate Rate of Interest...............................................................      72
SECTION 2.15. Increased Costs..........................................................................      73
SECTION 2.16. Break Funding Payments...................................................................      74
SECTION 2.17. Taxes....................................................................................      74
SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs..............................      76
SECTION 2.19. Mitigation Obligations; Replacement of Lenders...........................................      78
SECTION 2.20. Additional Reserve Costs.................................................................      79
SECTION 2.21. Increase in Revolving Facility Commitments and/or Tranche B Term Loan Commitments........      80
SECTION 2.22. Illegality...............................................................................      81
SECTION 2.23. Additional Borrowers.....................................................................      82

                                                   ARTICLE III
                                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01. Organization; Powers.....................................................................      82
SECTION 3.02. Authorization............................................................................      82
SECTION 3.03. Enforceability...........................................................................      83
SECTION 3.04. Governmental Approvals...................................................................      83

SECTION 3.05. Financial Statements.....................................................................      83
SECTION 3.06. No Material Adverse Effect...............................................................      84
SECTION 3.07. Title to Properties; Possession Under Leases.............................................      84
SECTION 3.08. Litigation; Compliance with Laws.........................................................      85
SECTION 3.09. Federal Reserve Regulations..............................................................      86
SECTION 3.10. Investment Company Act; Public Utility Holding Company Act...............................      86
SECTION 3.11. Use of Proceeds..........................................................................      86
SECTION 3.12. Tax Returns..............................................................................      86
SECTION 3.13. No Material Misstatements................................................................      87
SECTION 3.14. Employee Benefit Plans...................................................................      87
SECTION 3.15. Environmental Matters....................................................................      88
SECTION 3.16. Mortgages................................................................................      89
SECTION 3.17. Location of Real Property................................................................      89
SECTION 3.18. Solvency.................................................................................      89
SECTION 3.19. Labor Matters............................................................................      89
SECTION 3.20. Insurance................................................................................      90
SECTION 3.21. Representations and Warranties in Acquisition Agreement..................................      90

                                                   ARTICLE IV
                                              CONDITIONS OF LENDING

SECTION 4.01. All Credit Events........................................................................      90
SECTION 4.02. First Credit Event.......................................................................      91
SECTION 4.03. Conditions Precedent to the Initial Borrowing of Each Additional Borrower................      95

                                                    ARTICLE V
                                              AFFIRMATIVE COVENANTS

SECTION 5.01. Existence; Businesses and Properties.....................................................      96
SECTION 5.02. Insurance................................................................................      96
SECTION 5.03. Taxes....................................................................................      98
SECTION 5.04. Financial Statements, Reports, etc.......................................................      98
SECTION 5.05. Litigation and Other Notices.............................................................     100
SECTION 5.06. Compliance with Laws.....................................................................     100
SECTION 5.07. Maintaining Records; Access to Properties and Inspections................................     101
SECTION 5.08. Use of Proceeds..........................................................................     101
SECTION 5.09. Compliance with Environmental Laws.......................................................     101
SECTION 5.10. Further Assurances.......................................................................     101
SECTION 5.11. Fiscal Year..............................................................................     104
SECTION 5.12. Interest Rate Protection Agreements......................................................     104
SECTION 5.13. Proceeds of Certain Dispositions.........................................................     105
SECTION 5.14. Post-Closing Transactions................................................................     105
SECTION 5.15. Post-Closing Matters.....................................................................     105

                                                   ARTICLE VI
                                               NEGATIVE COVENANTS

SECTION 6.01. Indebtedness.............................................................................     105
SECTION 6.02. Liens....................................................................................     108
SECTION 6.03. Sale and Lease-Back Transactions.........................................................     111
SECTION 6.04. Investments, Loans and Advances..........................................................     112
SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions................................     114
SECTION 6.06. Dividends and Distributions..............................................................     116
SECTION 6.07. Transactions with Affiliates.............................................................     118
SECTION 6.08. Business of Holdings and the Subsidiaries................................................     120
SECTION 6.09. Limitation on Modifications of Indebtedness; Modifications of Certificate of
                        Incorporation, By-Laws and Certain Other Agreements; etc.......................     120
SECTION 6.10. Capital Expenditures.....................................................................     121
SECTION 6.11. Interest Coverage Ratio..................................................................     122
SECTION 6.12. Leverage Ratio...........................................................................     123
SECTION 6.13. Swap Agreements..........................................................................     123
SECTION 6.14. Designated Senior Debt...................................................................     123

                                                   ARTICLE VII
                                                EVENTS OF DEFAULT

SECTION 7.01. Events of Default........................................................................     124
SECTION 7.02. Exclusion of Immaterial Subsidiaries.....................................................     127
SECTION 7.03. Holdings' Right to Cure..................................................................     127

                                                  ARTICLE VIII
                                                   THE AGENTS

SECTION 8.01. Appointment..............................................................................     128
SECTION 8.02. Nature of Duties.........................................................................     129
SECTION 8.03. Resignation by the Agents................................................................     129
SECTION 8.04. Each Agent in Its Individual Capacity....................................................     129
SECTION 8.05. Indemnification..........................................................................     130
SECTION 8.06. Lack of Reliance on Agents...............................................................     130
SECTION 8.07. Sub-Agent................................................................................     130
SECTION 8.08. Appointment of Supplemental Collateral Agents............................................     130

                                                   ARTICLE IX
                                                  MISCELLANEOUS

SECTION 9.01. Notices..................................................................................     131
SECTION 9.02. Survival of Agreement....................................................................     132
SECTION 9.03. Binding Effect...........................................................................     133
SECTION 9.04. Successors and Assigns...................................................................     133
SECTION 9.05. Expenses; Indemnity......................................................................     136

SECTION 9.06. Right of Set-off.........................................................................     138
SECTION 9.07. Applicable Law...........................................................................     138
SECTION 9.08. Waivers; Amendment.......................................................................     138
SECTION 9.09. Interest Rate Limitation.................................................................     141
SECTION 9.10. Entire Agreement.........................................................................     141
SECTION 9.11. WAIVER OF JURY TRIAL.....................................................................     141
SECTION 9.12. Severability.............................................................................     142
SECTION 9.13. Counterparts.............................................................................     142
SECTION 9.14. Headings.................................................................................     142
SECTION 9.15. Jurisdiction; Consent to Service of Process..............................................     142
SECTION 9.16. Confidentiality..........................................................................     143
SECTION 9.17. Citigroup Direct Website Communications..................................................     144
SECTION 9.18. Release of Liens and Guarantees..........................................................     145
SECTION 9.19. U.S. Patriot Act.........................................................................     145
SECTION 9.20. Judgment.................................................................................     145
SECTION 9.21. Substitution of Currency.................................................................     145
SECTION 9.22. Termination or Release...................................................................     146
SECTION 9.23. Pledge and Guarantee Restrictions........................................................     146
SECTION 9.24. Matters Pertaining to the French Borrower and to any Additional Foreign Borrower
                                 organized under the laws of France....................................     147

Exhibits, Annexes and Schedules

Exhibit A             Form of Assignment and Acceptance
Exhibit B             Form of Administrative Questionnaire
Exhibit C-1           Form of Borrowing Request
Exhibit C-2           Form of Swingline Borrowing Request
Exhibit D             Form of Mortgage
Exhibit E-1           Form of Domestic Collateral Agreement
Exhibit E-2A          Form of UK Debenture
Exhibit E-2B          Form of UK Share Charge
Exhibit E-3A          Form of French Debt Pledge Agreement
Exhibit E-3B          Form of French Equity Pledge Agreement
Exhibit E-4           Form of Foreign Guaranty
Exhibit F             Reserve Costs for Mandatory Costs Rate
Exhibit G             Form of Solvency Certificate of Dresser-Rand Group Inc.
Exhibit H             Form of Solvency Certificate of D-R Interholding, LLC
Exhibit I             Form of Credit Agreement Supplement
Exhibit J             Form of IR Letter of Credit
Exhibit K             Form of TEG Letter
Exhibit L-1           Form of Revolving Note
Exhibit L-2           Form of Term Note

Annex A               Description of Closing Date Intercompany Transactions

Schedule 1.01(a)      Certain Subsidiaries
Schedule 1.01(b)      Pro Forma Adjusted EBITDA
Schedule 1.01(c)      Excluded Acquisition Agreement Payments
Schedule 1.01(d)      Certain Material Subsidiaries
Schedule 2.01         Commitments
Schedule 3.01         Organization and Good Standing
Schedule 3.04         Governmental Approvals
Schedule 3.07(e)      Condemnation Proceedings
Schedule 3.07(g)      Subsidiaries
Schedule 3.07(h)      Subscriptions
Schedule 3.08(a)      Litigation
Schedule 3.08(b)      Violations
Schedule 3.12         Taxes
Schedule 3.15         Environmental Matters
Schedule 3.17(a)      Owned Real Property
Schedule 3.17(b)      Leased Real Property
Schedule 3.19         Labor Matters
Schedule 3.20         Insurance
Schedule 4.02(k)      Governmental Approvals
Schedule 6.01         Indebtedness
Schedule 6.02(a)      Liens
Schedule 6.04         Investments
Schedule 6.07         Transactions with Affiliates

            CREDIT AGREEMENT dated as of October 29, 2004 (this "Agreement"), among D-R INTERHOLDING, LLC, a Delaware limited liability company ("Holdings"), DRESSER-RAND GROUP INC., a Delaware corporation ("Acquisition Corp." or the "Domestic Borrower"), D-R HOLDINGS (UK) LTD, a corporation organized under the laws of England and Wales (the "UK Borrower") and D-R HOLDINGS (France) S.A.S., a corporation organized under the laws of France (the "French Borrower" and, together with the UK Borrower, the "Initial Foreign Borrowers"), any Additional Foreign Borrower (as hereinafter defined) that becomes a Borrower (as hereinafter defined) pursuant to the terms thereof, the LENDERS party hereto from time to time, CITICORP NORTH AMERICA, INC., as administrative agent (in such capacity, together with any successor administrative agent appointed pursuant to the provisions of Article VIII, the "Administrative Agent") and as collateral agent (in such capacity, together with any successor collateral agent appointed pursuant to the provisions of Article VIII, the "Collateral Agent") for the Lenders, MORGAN STANLEY SENIOR FUNDING, INC. ("MS") and UBS SECURITIES LLC, each as co-syndication agent (in such capacity, a "Co-Syndication Agent"), CITIGROUP GLOBAL MARKETS INC., MS and UBS SECURITIES LLC, as joint lead arrangers and joint book managers (in such capacity, the "Joint Lead Arrangers") and BEAR STEARNS CORPORATE LENDING INC. and NATEXIS BANQUES POPULAIRES, as co-documentation agents, (in such capacity, the "Co-Documentation Agents").

                              W I T N E S S E T H :

            WHEREAS, First Reserve Fund IX L.P., First Reserve Fund X L.P. and certain of their respective Affiliates (as hereinafter defined) (collectively, the "Funds") have formed Dresser-Rand Holdings LLC, a Delaware limited liability company ("FRC") f/k/a FRC Acquisition, LLC, FRC has formed Holdings, and Holdings has formed the Domestic Borrower;

            WHEREAS, the Domestic Borrower has formed Dresser-Rand Holdings (Canada), a company organized under the laws of Canada ("Canada HoldCo"), Dresser-Rand Central Services GmbH & Co. KG, a limited partnership organized under the laws of Germany ("Germany KG"), D-R Holdings Norway AS, a company organized under the laws of Norway ("Norway HoldCo"), the UK Borrower and the French Borrower, the Domestic Borrower has formed D-R Holdings (Netherlands) B.V., a company organized under the laws of the Netherlands ("Dutch Holdco") and capitalized it with a contribution of the equity interests of Norway Holdco; and Germany KG has formed Dresser-Rand Holdings (Germany) GmbH, a company organized under the laws of Germany ("Germany HoldCo");

            WHEREAS, pursuant to that Equity Purchase Agreement, dated August 25, 2004 (as amended by the Closing Agreement, the "Acquisition Agreement") among FRC, the Domestic Borrower (as assignee of certain obligations of FRC) and Ingersoll-Rand Company Limited, a company organized under the laws of Bermuda (the "Seller"), (i) the Domestic Borrower will acquire, directly or indirectly, all of the issued and outstanding equity interests of each of Dresser-Rand LLC, a Delaware limited liability company ("DR"), Dresser-Rand Company, a New York general partnership ("Dresser-Rand Company"), Dresser-Rand Holding LLC, a Delaware limited liability company ("Dresser-Rand Holding") and Dresser-Rand Power LLC, a Delaware limited liability company ("Dresser-Rand Power"), (ii) Canada HoldCo will acquire all of the issued and outstanding equity interests of Dresser-Rand Canada, Inc., a company organized under the laws of Canada ("Dresser-Rand Canada"), (iv) the French Borrower will acquire all of the issued and outstanding equity interests of Dresser-Rand S.A., a company organized under the laws of France ("Dresser-Rand France"), (v) Germany HoldCo will acquire all of the issued and outstanding equity interests of Dresser-Rand GmbH, a company organized under the laws of Germany ("Dresser-Rand Germany"), (vi) Norway HoldCo will acquire all of the issued and outstanding equity interests of Dresser-Rand A/S Norway, a company organized under the laws of Norway ("Dresser-Rand Norway"), and (vii) the UK Borrower will acquire all of the issued and outstanding equity interests of Dresser-Rand Company Limited, a company organized under the laws of England and Wales ("Dresser-Rand UKI") and Dresser-Rand (UK) Limited, a company organized under the laws of England and Wales ("Dresser-Rand UKII" and, together with DR, Dresser-Rand Company, Dresser-Rand Holding, Dresser-Rand Power, Dresser-Rand Canada, Dresser-Rand France, Dresser-Rand Germany, Dresser-Rand Norway and Dresser-Rand UKI and their respective interests in each of their direct and indirect subsidiaries, the "Acquired Business");

            WHEREAS, in connection with the consummation of the Acquisition, the Funds and their Affiliates will contribute cash common equity to FRC in an aggregate amount of not less than U.S.$430.0 million (the "Equity Financing") on the terms and conditions set forth in the Equity Commitment Letters (as hereinafter defined);

            WHEREAS, the aggregate amount of the Equity Financing will be contributed by FRC to the common equity of Holdings and Holdings will contribute such amount to the common equity of Acquisition Corp. to be used by Acquisition Corp. to fund the Acquisition;

            WHEREAS, in connection with the consummation of the Acquisition, the Domestic Borrower will simultaneously herewith issue a total of up to U.S.$420.0 million in aggregate principal amount of its Senior Subordinated Notes (as defined herein) in a public offering or in a Rule 144A or other private placement;

            WHEREAS, as of the Closing Date, Acquisition Corp. will own, directly or indirectly, 100% of the outstanding Equity Interests of the Initial Foreign Borrowers and their respective direct and indirect subsidiaries, including, without limitation, DR, Dresser-Rand Company, Dresser-Rand Canada, Dresser-Rand France, Dresser-Rand Holding and Dresser-Rand Power;

            WHEREAS, the Borrowers have requested the Lenders to extend credit in the form of (a) Term Loans on the Closing Date, in an aggregate principal amount not in excess of U.S.$395.0 million, and (b) Revolving Facility Loans and Letters of Credit at any time and from time to time prior to the Revolving Facility Maturity Date, in an aggregate principal amount at any time outstanding not in excess of U.S.$300.0 million; and

            WHEREAS, to facilitate the Acquisition and related transactions, substantially simultaneously with the Closing, the transactions (and flow of funds) described in Annex A shall occur, including, among other things, the use of the proceeds from the Equity Financing, the Senior Subordinated Notes, the Term Loans and the Revolving Loans to be extended on the Closing Date to fund the Acquisition and pay related fees and expenses.

            NOW, THEREFORE, the Lenders are willing to extend such credit to the Borrowers on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

            "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

            "ABR Loan" shall mean any ABR Term Loan, ABR Revolving Loan or Swingline Loan.

            "ABR Revolving Facility Borrowing" shall mean a Borrowing comprised of ABR Revolving Loans.

            "ABR Revolving Loan" shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

            "ABR Term Loan" shall mean any Tranche B Dollar Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

            "Acquired Business" shall have the meaning assigned to such term in the second recital hereto.

            "Acquisition" shall mean the transactions described in the second and third recital hereto.

            "Acquisition Agreement" shall have the meaning assigned to such term in the third recital hereto.

            "Acquisition Agreement Payments" shall mean cash amounts received by Holdings, any Borrower or any of their Affiliates in respect of any claim under the Acquisition Agreement or as a direct or indirect result of any breach of any term or provision of the Acquisition Agreement or otherwise in respect of any claim by Holdings, any Borrower or any of their Affiliates arising out of the Acquisition, in an aggregate amount in excess of U.S.$5.0 million; provided, however, that Acquisition Agreement Payments shall not include any amounts described on Schedule 1.01(c).

            "Acquisition Documents" shall mean the collective reference to the Acquisition Agreement, and all exhibits and schedules thereto.

            "Additional Foreign Borrower" shall mean any direct or indirect wholly-owned Foreign Subsidiary of the Domestic Borrower that shall become a party to this Agreement pursuant to Section 2.23.

            "Additional Foreign Subsidiary Loan Party" shall mean with respect to each Additional Foreign Borrower, each Wholly Owned Subsidiary of such Additional Foreign Borrower that (a) is (i) a Foreign Subsidiary, (ii) a Material Subsidiary and (iii) organized under the same jurisdiction as such Additional Foreign Borrower and (b) is not (i) a Special Purpose Receivables Subsidiary, (ii) listed on Schedule 1.01(a), or (iii) a Subsidiary whose guarantee of the Obligations of such Additional Foreign Borrower is prohibited under Section 9.23.

            "Adjusted LIBO Rate" shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves applicable to such Eurocurrency Borrowing, if any.

            "Administrative Agent" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

            "Administrative Agent Fees" shall have the meaning assigned to such term in Section 2.12(c).

            "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit B.

            "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

            "Agent Parties" shall have the meaning assigned to such term in
Section 9.17(c).

            "Agents" shall mean the Administrative Agent and the Collateral
Agent.

            "Agreed Security Principles" shall mean any grant of a Lien or provision of a guarantee by any Person that could:

            (a) result in any breach of corporate benefit, financial assistance, capital preservation, fraudulent preference, thin capitalization rules, retention of title claims and similar laws or regulations (or analogous restrictions) of the jurisdiction of organization of such Person;

            (b) result in any risk to the officers of such Person of contravention of their fiduciary duties and/or of civil or criminal liability;

            (c) result in costs (tax, administrative or otherwise) that are materially disproportionate to the benefit obtained by the beneficiaries of such Lien and/or guarantee;

            (d) result in a breach of a material agreement binding on such Person that may not be amended or otherwise modified using commercially reasonable efforts to avoid such breach ; or

            (e) result in a Lien being granted over assets, the acquisition of which was financed from a subsidy or payments, the terms of which prohibit any assets acquired with such subsidy or payment being used as collateral.

            "Agreement" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

            "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) Citibank, N.A.'s Base Rate, (b) the three-month certificate of deposit plus 1/2 of 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, including the failure of the Federal Reserve Bank of New York to publish rates or the inability of the Administrative Agent to obtain quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (c) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Base Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Base Rate or the Federal Funds Effective Rate, respectively.

            "Applicable Margin" shall mean (i) for any day with respect to any Eurocurrency Loan that is a Revolving Facility Loan denominated in Dollars or a Foreign Currency and any ABR Loan that is a Revolving Facility Loan, the applicable margin per annum set forth below under the caption "Revolving Facility Loan Eurocurrency Spread," and "Revolving Facility Loan ABR Spread,"as applicable, based upon the Leverage Ratio as of the last date of the most recent fiscal quarter of the Domestic Borrower, (ii) for any day with respect to any Eurocurrency Loan that is a Tranche B Euro Term Loan, 2.50% and (iii) for any day with respect to any Eurocurrency Loan that is a Tranche B Dollar Term Loan and any ABR Loan that is a Tranche B Dollar Term Loan, 2.00% and 1.00%, respectively.

                     Revolving     Revolving Facility
                   Facility Loan   Loan Eurocurrency
Leverage Ratio:      ABR Spread          Spread
---------------    -------------   ------------------
Category 1
Equal to or
greater than
5.0 to 1.00            1.50%              2.50%

Category 2
Less than 5.0
to 1.00 but
equal to or
greater than
4.0 to 1.00            1.25%              2.25%

Category 3
Less than
4.0 to 1.00            1.00%              2.00%

            For purposes of the foregoing, (1) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Domestic Borrower's fiscal year based upon the consolidated financial information of the Domestic Borrower and its Subsidiaries delivered pursuant to Section 5.04(a) or (b) and
(2) each change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective on the first Business Day after the date of delivery to the Administrative Agent of such consolidated financial information indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that until the Trigger Date, the Leverage Ratio shall be deemed to be in Category 1; provided further that the Leverage Ratio shall be deemed to be in Category 1 at the option of the Administrative Agent or the Required Lenders, at any time during which the Domestic Borrower fails to deliver the consolidated financial information when required to be delivered pursuant to Section 5.04(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial information is delivered.

            "Approved Fund" shall have the meaning assigned to such term in
Section 9.04(b).

            "Asset Acquisition" shall mean any Permitted Business Acquisition, the aggregate consideration for which exceeds U.S.$5.0 million.

            "Asset Disposition" shall mean any sale, transfer or other disposition by Holdings or any Subsidiary to any Person other than Holdings or any Subsidiary to the extent otherwise permitted hereunder of any asset or group of related assets (other than inventory or other assets sold, transferred or otherwise disposed of in the ordinary course of business) in one or a series of related transactions, the Net Proceeds from which exceed (a) $10.0 million during the first six months after the Closing Date and (b) thereafter, $5.0 million.

            "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent and the Borrowers (if required by such assignment and acceptance), in the form of Exhibit A or such other form as shall be approved by the Administrative Agent.

            "Availability Period" shall mean the period from the Closing Date to but excluding the earlier of the Revolving Facility Maturity Date and in the case of each of the Revolving Facility Loans, Revolving Facility Borrowings, Swingline Loans, Swingline Borrowings, and Letters of Credit, the date of termination of the Revolving Facility Commitments.

            "Available Investment Basket Amount" shall mean, on any date of determination, an amount equal to (a) the Cumulative Retained Excess Cash Flow Amount on such date plus the aggregate amount of proceeds received after the Closing Date and prior to such date that would have constituted Net Proceeds pursuant to clause (a) of the definition thereof except for the operation of clause (x) or (y) of the second proviso thereof, minus (b) any amounts thereof used to make Investments pursuant to Section 6.04(a), clause (ii) of Section 6.04(i) and/or clause (i)(y) of Section 6.04(j) and/or clause (iii) of Section 6.04(j) after the Closing Date and on or prior to such date, minus (c) the aggregate amount of Capital Expenditures made after the Closing Date and on or prior to such date pursuant to Section 6.10(c).

            "Available Unused Commitment" shall mean, with respect to a Revolving Facility Lender, at any time of determination, an amount equal to the amount by which (a) the Revolving Facility Commitment of such Revolving Facility Lender at such time exceeds (b) the Revolving Facility Credit Exposure of such Revolving Facility Lender at such time (calculated in respect of any portion of such Revolving Facility Lender's Revolving Facility Credit Exposure that is denominated in a Foreign Currency on the Equivalent thereof in Dollars determined at such time).

            "Base Rate" shall mean the sum (adjusted to the nearest 0.25% or, if there is no nearest 0.25% to the next higher 0.25%) of (i) 0.5% per annum, (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank, N.A. on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank, N.A. from three New York certificate of deposit dealers of recognized standing selected by Citibank, N.A., by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for Citibank, N.A. in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the

United States and (iii) the average during such three-week period of the maximum annual assessment rates estimated by Citibank, N.A. for determining the then current annual assessment payable by Citibank, N.A. to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. Dollar deposits in the United States.

            "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

            "Borrowers" shall mean, collectively, the Domestic Borrower and the Foreign Borrowers.

            "Borrowing" shall mean a group of Loans of a single Type under a single Facility and made on a single date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

            "Borrowing Minimum" shall mean (a) in the case of an ABR Revolving Facility Borrowing, U.S.$5.0 million (or the Equivalent determined on the date of delivery of the applicable Borrowing Request or notice of repayment in the applicable Foreign Currency of U.S. $5.0 million), (b) in the case of a Eurocurrency Revolving Facility Borrowing, U.S.$5.0 million (or the Equivalent determined on the date of delivery of the applicable Borrowing Request or notice of repayment in the applicable Foreign Currency of U.S. $5.0 million), and (c) in the case of a Swingline Borrowing, U.S.$500,000 (or the Equivalent determined on the date of delivery of the applicable Swingline Borrowing Request in the applicable Foreign Currency of U.S. $500,000).

            "Borrowing Multiple" shall mean (a) in the case of a Revolving Facility Borrowing, U.S.$1.0 million as applicable (or the Equivalent determined on the date of delivery of the applicable Borrowing Request or notice of repayment in the applicable Foreign Currency of U.S. $1.0 million) and (b) in the case of a Swingline Borrowing, U.S.$500,000 (or the Equivalent determined on the date of delivery of the applicable Swingline Borrowing Request or notice of repayment in the applicable Foreign Currency of U.S. $500,000).

            "Borrowing Request" shall mean a request by a Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C-1.

            "Business" shall mean the business of, among other things, the design, manufacture, sale, maintenance and repair of gas and steam compression equipment (including centrifugal and reciprocating compressors and steam and gas turbines), all as conducted by the Acquired Business on the Closing Date; provided that "Business" shall not include the Seller's and its Subsidiaries' high-capacity hoists and winch business.

            "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market and in case of a Loan denominated in Euros, the term Business Day shall also exclude any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is not open.

            "Calculation Period" means, as of any date of determination, the period of four consecutive fiscal quarters ending on such date or, if such date is not the last day of a fiscal quarter, ending on the last day of the fiscal quarter of the Domestic Borrower most recently ended prior to such date.

            "Capital Expenditures" shall mean, for any Person in respect of any period, the aggregate of all expenditures incurred by such Person during such period that, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the statement of cash flows of such Person; provided, however, that Capital Expenditures for the Domestic Borrower and its Subsidiaries shall not include:

            (a) expenditures to the extent they are made with proceeds of the issuance of Equity Interests of the Domestic Borrower after the Closing Date to FRC, Holdings, any Fund or Fund Affiliate or with funds that would have constituted Net Proceeds under clause (a) of the definition of the term "Net Proceeds" (but that will not constitute Net Proceeds as a result of the first proviso to such clause (a)),

            (b) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the Domestic Borrower and the Subsidiaries within 12 months of receipt of such proceeds,

            (c) interest capitalized in accordance with GAAP during such period,

            (d) expenditures that are accounted for as capital expenditures of such Person and that actually are paid for by a third party (excluding the Domestic Borrower or any Subsidiary) and for which neither the Domestic Borrower nor any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other Person (whether before, during or after such period),

            (e) the book value of any asset owned by such Person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, provided that (i) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made and (ii) such book value shall have been included in Capital Expenditures when such asset was originally acquired,

            (f) the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (i) used or surplus equipment traded in at the time of such purchase and (ii) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business,

            (g) Investments in respect of a Permitted Business Acquisition, or

            (h) the purchase price of equipment that is purchased substantially contemporaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time.

            "Capital Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

            "Cash Interest Expense" shall mean, with respect to the Domestic Borrower and its Subsidiaries on a consolidated basis for any period, Interest Expense for such period, less the sum of (a) pay-in-kind Interest Expense or other noncash Interest Expense (including as a result of the effects of purchase accounting), (b) to the extent included in Interest Expense, the amortization of any financing fees paid by, or on behalf of, the Domestic Borrower or any Subsidiary, including such fees paid in connection with the Transactions, (c) the amortization of debt discounts, if any, or fees in respect of Swap Agreements and (d) cash interest income of the Domestic Borrower and its Subsidiaries for such period; provided that (i) Cash Interest Expense shall exclude any one-time financing fees paid in connection with the Transactions or any amendment of this Agreement or upon entering into a Permitted Receivables Financing and (ii) historical Cash Interest Expense shall be deemed to be (w) for the fiscal quarter ended March 31, 2004, U.S.$13.5 million, (x) for the fiscal quarter ended June 30, 2004, U.S.$13.5 million, (y) for the fiscal quarter ended September 30, 2004, U.S.$13.5 million and (z) for the period beginning October 1, 2004 through to and excluding the Closing Date, U.S.$13.5 million multiplied by a fraction the numerator of which equals the number of days elapsed during such period and the denominator of which equals 90.

            A "Change in Control" shall be deemed to occur if:

            (a) at any time, (i) Holdings shall fail to own, directly or indirectly, beneficially and of record 85% of the Domestic Borrower, (ii) a majority of the seats (other than vacant seats) on the board of directors of Holdings shall at any time be occupied by Persons who were neither (A) nominated by the board of directors of Holdings or a Permitted Holder, (B) appointed by directors so nominated nor (C) appointed by a Permitted Holder or (iii) a "Change in Control" shall occur under the Senior Subordinated Note Indenture or under any Permitted Senior Debt Securities or Permitted Subordinated Debt Securities;

            (b) at any time prior to an initial public offering of Equity Interests of Holdings, any combination of Permitted Holders shall fail to own beneficially (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Closing Date), directly or indirectly, in the aggregate Equity Interests representing at least 51% of (i) the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of

      Holdings or (ii) the common economic interest represented by the issued and outstanding Equity Interests of Holdings; or

            (c) at any time from and after an initial public offering of Equity Interests of (x) Holdings, (y) any Person who, directly or indirectly, owns 100% of the issued and outstanding Equity Interests of Holdings (a "Parent Company") or (z) any Subsidiary of Holdings who, directly or indirectly, owns 85% of the issued and outstanding Equity Interests of the Domestic Borrower (an "Intermediate Holding Company"), any Person or group (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Closing Date), other than any combination of the Permitted Holders, shall own beneficially (as defined above), directly or indirectly, in the aggregate Equity Interests representing 35% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings, such Parent Company or such Intermediate Holding Company, as applicable, and the Permitted Holders own beneficially (as defined above), directly or indirectly, a smaller percentage of such ordinary voting power at such time than the Equity Interests owned by such other Person or group.

            "Change in Law" shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or Issuing Bank's holding company, if any) with any written request, guideline or directive (whether or not having the force of law but if not having the force of law, then being one with which the relevant party would customarily comply) of any Governmental Authority made or issued after the Closing Date.

            "Charges" shall have the meaning assigned to such term in
Section 9.09.

            "Closing Agreement" shall mean the Closing Agreement, dated as of October 29, 2004, by and among FRC, the Domestic Borrower, on behalf of itself and the other buyers set forth on Exhibit A to the Acquisition Agreement, and the Seller, on behalf of itself and the other sellers set forth on Exhibit A to the Acquisition Agreement.

            "Closing Date" shall mean October 29, 2004, and "Closing" shall mean the making of the initial Loans on the Closing Date hereunder.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral" shall mean all the "Collateral" as defined in any Security Document and shall also include the Mortgaged Properties.

            "Collateral Agent" shall have the meaning given such term in the introductory paragraph of this Agreement.

            "Collateral Agreements" shall mean the Domestic Collateral Agreement, the UK Collateral Agreement, the French Collateral Agreement and the Foreign Collateral Agreement.

            "Collateral and Guarantee Requirement" shall mean the requirement that:

            (a) on the Closing Date, the Collateral Agent shall have received
      (i) from Holdings, the Domestic Borrower and each Domestic Subsidiary Loan Party a counterpart of the Domestic Collateral Agreement duly executed and delivered on behalf of such Person, (ii) from the Domestic Borrower a counterpart of the UK Share Charge duly executed and delivered on behalf of such Person together with share certificates and related stamped, executed in blank stock transfer forms, (iii) from the UK Borrower a counterpart of the UK Debenture duly executed and delivered on behalf of such Person together with (or to be received by the Collateral Agent promptly after the Closing Date) share certificates and related stamped, executed in blank stock transfer forms, (iv) from the Domestic Borrower a counterpart of the French Equity Pledge Agreement and the French Debt Pledge Agreement, each duly executed and delivered on behalf of such Person, (v) from the French Borrower, a counterpart of the French Equity Pledge Agreement and the Foreign Guarantee, in each case, duly executed and delivered on behalf of such Person and (vi) from the UK Borrower, a counterpart of the Foreign Guarantee duly executed and delivered on behalf of such Person.

            (b) (i) within thirty (30) days after the Closing Date, the Collateral Agent shall have received from each UK Subsidiary Loan Party a counterpart of the UK Debenture and the Foreign Guarantee, each duly executed and delivered on behalf of such Person; provided that any UK Subsidiary Loan Party shall only guarantee the UK Obligations, and (ii) on or prior to any date on which Revolving Facility Loans are made to the French Borrower, from each French Subsidiary Loan Party a counterpart of the Foreign Guarantee and the Foreign Collateral Agreement, each duly executed and delivered on behalf of such Person; provided that any French Subsidiary Loan Party shall only guarantee the French Subsidiary Obligations.

            (c) on the Closing Date, the Collateral Agent shall have received or shall otherwise have received a pledge over all the issued and outstanding Equity Interests of (i) the Borrowers, (ii) each Subsidiary Loan Party directly owned on the Closing Date by any Loan Party and (iii) any other Material Subsidiary directly owned on the Closing Date by any Loan Party, except, in each case, to the extent that a pledge of such Equity Interests is not permitted under Section 9.23; and the Collateral Agent shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank; provided that Equity Interests of the Material Subsidiaries listed on Schedule 1.01(d) shall be pledged within 60 days after the Closing Date;

            (d) in the case of any Person that becomes a Subsidiary Loan Party after the Closing Date, the Collateral Agent shall have received (A) in the case of a Domestic Subsidiary Loan Party, a supplement to the Domestic Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Domestic Subsidiary Loan Party, (B) in the case of a UK Subsidiary Loan Party, a supplement to the UK Debenture and the Foreign Guarantee, in the form specified therein, duly executed and delivered on behalf of such UK Subsidiary Loan Party; provided that any UK Subsidiary Loan Party shall only guarantee the UK Obligations, (C) in the case of a French

      Subsidiary Loan Party, a Foreign Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such French Subsidiary Loan Party and a Foreign Guarantee; provided that any French Subsidiary Loan Party shall only guarantee the French Subsidiary Obligations and (D) in the case of any other Foreign Subsidiary Loan Party, a Foreign Guarantee and a Foreign Collateral Agreement, duly executed and delivered on behalf of such Foreign Subsidiary Loan Party; provided, in each case, that any Foreign Subsidiary Loan Party shall only guarantee or support Obligations or pledge assets to the extent permitted under Section 9.23; provided further, in each case, that if any Subsidiary Loan Party owns Equity Interests of a Material Subsidiary which is a Foreign Subsidiary, such Equity Interests may be pledged in lieu of the foregoing pursuant to a foreign pledge agreement, duly executed and delivered on behalf of such Subsidiary Loan Party;

            (e) after the Closing Date and within the time period set forth in
      Section 5.10(c), all the outstanding Equity Interests directly owned by a Loan Party of any Person that becomes (i) a Subsidiary Loan Party or (ii) a Material Subsidiary after the Closing Date, shall have been pledged pursuant to the applicable Collateral Agreement, as applicable to the extent permitted under Section 9.23, and the Collateral Agent shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank or shall have otherwise received a pledge over such Equity Interests;

            (f) all Indebtedness of Holdings, any Borrower and each other Subsidiary having an aggregate principal amount in excess of U.S.$10.0 million (other than intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of Holdings and the Subsidiaries) that is owing to any Loan Party shall be evidenced by a promissory note or an instrument and shall have been pledged pursuant to the applicable Collateral Agreement, and the Collateral Agent shall have received all such promissory notes or instruments, together with note powers or other instruments of transfer with respect thereto endorsed in blank;

            (g) all documents and instruments, including UCC financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document;

            (h) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents (or supplements thereto) to which it is a party and the granting by it of the Liens thereunder and the performance of its obligations thereunder; and

            (i) the Collateral Agent shall receive from the applicable Loan Parties the following documents and instruments relating to Material Real Property located in the United States that constitutes Collateral on the dates specified below:

                  (i) with respect to each Material Real Property located in the
            United States, within 90 days following the Closing Date, in the case of such Material Real Property, and on the date specified in
            Section 5.10, in the case of such after-acquired Material Real Property, a Mortgage duly authorized and executed, in form for recording in the recording office of each jurisdiction where such Material Real Property or such after-acquired Material Real Property to be encumbered thereby is situated, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, together with such other instruments as shall be necessary or appropriate (in the reasonable judgment of the Collateral Agent) to create a Lien under applicable law, all of which shall be in form and substance reasonably satisfactory to Collateral Agent, which Mortgage and other instruments shall be effective to create and/or maintain a first priority Lien on such Material Real Property or such after-acquired Material Real Property, as the case may be, subject to no Liens other than Prior Liens and Permitted Encumbrances applicable to such Material Real Property or such after-acquired Material Real Property, as the case may be;

                  (ii) within 90 days following the Closing Date, with respect to each Material Real Property located in the United States, policies or certificates of insurance of the type required by
            Section 5.02;

                  (iii) within 90 days following the Closing Date, with respect to each Material Real Property located in the United States, UCC, judgment and tax Lien searches (in each case to the extent the same exists in the relevant jurisdiction) in form and substance satisfactory to Administrative Agent;

                  (iv) within 90 days following the Closing Date, evidence
            acceptable to Administrative Agent of payment by Borrower of all title insurance premiums, search and examination charges, mortgage, filing and recording taxes, fees and related charges required for the recording of the Mortgages and issuance of the title insurance policies referred to in clause (vi) below;

                  (v) within 90 days following the Closing Date, with respect to
            (a) each Material Real Property located in the United States, a fully paid policy of title insurance (or marked up commitment having the same effect of a title insurance policy) or a binding commitment from the Title Company to issue such title insurance each in the form approved by the Administrative Agent insuring the Lien of the Mortgage encumbering such Material Real Property as a valid first priority Lien (subject to this paragraph (v)) on the Material Real Property and fixtures described therein. Each policy of title insurance (or marked up commitment having the same effect of a title insurance policy) shall be in an amount reasonably satisfactory to the Administrative Agent and shall (a) be issued by the Title Company, (b) include such coinsurance and reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to Administrative Agent, (c) have been supplemented by such endorsements or affirmative insurance (or, where such endorsements are not available, opinions of special counsel or other professionals reasonably acceptable to Administrative Agent) as shall be reasonably requested by Administrative Agent and shall be available in the applicable jurisdiction at commercially reasonable rates (including, without limitation, endorsements on matters relating to usury, first loss, last dollar, zoning (or PZR report), revolving credit, doing business, variable rate, address, separate tax lot, subdivision, tie in or cluster, deletion of the creditors' rights exclusion, contiguity, road access and so-called comprehensive coverage over covenants and restrictions), (d) include such affidavits and instruments of indemnifications by Borrower and the applicable Subsidiary as shall be reasonably required to induce the Title Company to issue the policy or policies (or commitment) and endorsements contemplated in this paragraph and (e) contain no exceptions to title other than exceptions for Prior Liens, Permitted Encumbrances and other exceptions reasonably acceptable to Administrative Agent. With respect to the legal descriptions attached to the Mortgages encumbering the Material Real Properties insured by the policies of title insurance described by this clause
            (v), in the event the Administrative Agent determines that any Mortgage does not include all of the real property which is owned by Borrower or a Material Subsidiary at that particular site, then upon written notice of the Administrative Agent, Borrower or its Material Subsidiary shall execute and deliver (at the sole cost and expense of Borrower) all necessary documentation, including without limitation an amendment to the applicable Mortgage, to cause the unencumbered portion of said real property to be included in such Mortgage;

                  (vi) within 90 days following the Closing Date, American Land
            Title Association/American Congress of Surveying and Mapping form surveys for each Material Real Property for which all necessary fees (where applicable) have been paid, and dated a date reasonably acceptable to the Administrative Agent, certified to the Collateral Agent and the issuer of the title insurance policies in a manner satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the states in which the property described in such surveys is located and acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Administrative Agent; and

                  (vii) within 90 days following the Closing Date, with respect to each Material Real Property located in the United States, all such other items as shall be reasonably necessary in the opinion of counsel to the Lenders to create a valid and perfected first priority mortgage Lien on such Material Real Property subject only to Permitted Encumbrances and Prior Liens. Without limiting the generality of the foregoing, the Administrative Agent shall have received, on behalf of itself, the Collateral Agent, the Lenders and each Issuing Bank within 90 days following the Closing Date, opinions of local counsel for the Loan Parties in states in which the Real Properties are located, with respect to the enforceability and validity of the Mortgages and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent.

            (j) the Collateral Agent shall receive from the applicable Loan Parties documents and instruments relating to Material Real Property located outside the United States that constitutes Collateral that are customarily provided under the applicable law of the jurisdiction in which such Material Real Property is located to create a valid and perfected Lien on such Material Real Property under the applicable law of the jurisdiction in which such Material Real Property is located; provided that such Material Real Property shall only be pledged to the extent permitted under Section 9.23, and provided further that the Administrative Agent may, in its good faith discretion, consent to a waiver of the pledge of such Material Real Property. With respect to Material Real Property located outside the United States that constitutes Collateral, such documents and instruments shall be provided within 90 days after the Closing Date and with respect to each after-acquired Material Real Property located outside the United States that constitutes Collateral, such documents and instruments shall be provided within 90 days after the acquisition of such Material Real Property.

            (k) With respect to each of the items identified in this definition of "Collateral and Guarantee Requirement" that are required to be delivered on a date after the Closing Date, the Administrative Agent, in each case, may (in its sole discretion) extend such date on two separate occasions by up to 30 days on each such occasion.

            "Commitment Fee" shall have the meaning assigned to such term in
Section 2.12(a).

            "Commitments" shall mean (a) with respect to any Lender, such Lender's Revolving Facility Commitment, and Tranche B Dollar Term Loan Commitment and Tranche B Euro Term Loan Commitment and (b) with respect to any Swingline Lender, its Swingline Commitment, as applicable.

            "Communications" shall have the meaning assigned to such term in
Section 9.17.

            "Companies Act" shall mean the Companies Act 1985 of England and Wales (as amended).

            "Consolidated Debt" at any date shall mean (without duplication) all Indebtedness consisting of Capital Lease Obligations, Indebtedness for borrowed money (other than letters of credit to the extent undrawn) and Indebtedness in respect of the deferred purchase price of property or services of the Domestic Borrower and its Subsidiaries determined on a consolidated basis on such date plus (ii) any Receivables Net Investment.

            "Consolidated Net Debt" at any date shall mean Consolidated Debt of the Domestic Borrower and its Subsidiaries determined on a consolidated basis on such date minus cash and Permitted Investments of Holdings and its Subsidiaries on such date.

            "Consolidated Net Income" shall mean, with respect to any Person for any period, the aggregate of the Net Income of such Person and its subsidiaries for such period, on a consolidated basis; provided, however, that

            (i) any net after-tax extraordinary, unusual or nonrecurring gains or losses (less all fees and expenses related thereto) or income or expenses or charges (including, without limitation, (A) income and expenses from the New York state grant, SFAS 106 expense, pension expense, excess corporate and tax department allocations from Ingersoll-Rand, casualty losses, severance expenses, relocation expenses, other restructuring expenses, special provisions to increase the OSMI reserve, and losses on contracts in Nigeria, in each case, incurred prior to January 1, 2006 and to the extent identified in the projections set forth in the Information Memorandum and (B) any severance, relocation and other restructuring expenses and fees, expenses or charges related to any offering of Equity Interests of such Person, any Investment, acquisition or Indebtedness permitted to be incurred hereunder (in each case, whether or not successful), including all fees, expenses, charges and change in control payments related to the Transactions), in each case, shall be excluded; provided, that with respect to each nonrecurring item, the Domestic Borrower shall have delivered to the Administrative Agent an officers' certificate specifying and quantifying such item and stating that such item is a nonrecurring item,

            (ii) any net after-tax income or loss from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations shall be excluded,

            (iii) any net after-tax gain or loss (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Domestic Borrower) shall be excluded,

            (iv) any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness (including obligations under Swap Agreements) shall be excluded,

            (v) (A) the Net Income for such period of any Person that is not a subsidiary of such Person, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a subsidiary thereof in respect of such period and (B) the Net Income for such period shall include any dividend, distribution or other payment in respect of equity paid in cash by such Person in excess of the amounts included in clause
      (A),

            (vi) the Net Income for such period of any subsidiary (that is not a Loan Party) of such Person shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that subsidiary or its stockholders or members, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived (provided that the net loss of any such subsidiary shall be included to the extent funds are disbursed by such Person or any other subsidiary of such Person in respect of such loss and that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by such subsidiary to the Domestic Borrower or another Subsidiary in respect of such period to the extent not already included therein),

            (vii) Consolidated Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

            (viii) any noncash charges from the application of the purchase method of accounting in connection with the Transactions or any future acquisition, to the extent such charges are deducted in computing such Consolidated Net Income shall be excluded,

            (ix) accruals and reserves that are established within twelve months after the Closing Date and that are so required to be established in accordance with GAAP shall be excluded,

            (x) any non-cash impairment charges resulting from the application of Statements of Financial Accounting Standards No. 142 and No. 144 and the amortization of intangibles pursuant to Statement of Financial Accounting Standards No. 141 shall be excluded, and

            (xi) any long-term incentive plan accruals and any non-cash compensation expense realized from grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its subsidiaries shall be excluded.

            "Consolidated Total Assets" shall mean, as of any date, the total assets of the Domestic Borrower and the consolidated Subsidiaries, determined in accordance with GAAP, in each case as set forth on the consolidated balance sheet of the Domestic Borrower as of such date.

            "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

            "Co-Syndication Agent" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

            "Credit Agreement Supplement" has the meaning specified in
Section 2.23.

            "Credit Event" shall have the meaning assigned to such term in
Article IV.

            "Cumulative Retained Excess Cash Flow Amount" shall mean, at any date, an amount, not less than zero, determined on a cumulative basis equal to the amount of Excess Cash Flow for all Excess Cash Flow Periods ending after the Closing Date that is not (and, in the case of any Excess Cash Flow Period where the respective required date of prepayment has not yet occurred pursuant to
Section 2.11(d), will not on such date of required prepayment be) required to be applied in accordance with Section 2.11(d).

            "Cure Amount" shall have the meaning assigned to such term in
Section 7.03(a).

            "Cure Right" shall have the meaning assigned to such term in
Section 7.03(a).

            "Current Assets" shall mean, with respect to the Domestic Borrower and its Subsidiaries on a consolidated basis at any date of determination, the sum of (a) all assets (other than cash and Permitted Investments or other cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Domestic Borrower and its Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits, and (b) in the event that a Permitted Receivables Financing is accounted for off-balance sheet, (x) gross accounts receivable comprising part of the Receivables Assets subject to such Permitted Receivables Financing less (y) collections against the amounts sold pursuant to clause (x).

            "Current Liabilities" shall mean, with respect to the Domestic Borrower and its Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Domestic Borrower and its Subsidiaries as current liabilities at such date of determination, other than
(a) the current portion of any debt or Capital Lease Obligations, (b) accruals of Interest Expense (excluding Interest Expense that is due and unpaid), (c) accruals for current or deferred Taxes based on income or profits, (d) accruals, if any, of transaction costs resulting from the Transactions, (e) accruals of any costs or expenses related to (i) severance or termination of employees prior to the Closing Date or (ii) bonuses, pension and other post-retirement benefit obligations, and (f) accruals for add-backs to EBITDA included in clauses
(a)(iv) through (a)(ix) of the definition of such term.

            "Debt Service" shall mean, with respect to the Domestic Borrower and its Subsidiaries on a consolidated basis for any period, Cash Interest Expense for such period plus scheduled principal amortization of Consolidated Debt for such period.

            "Default" shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

            "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

            "Dollars" or "$" shall mean lawful money of the United States of America.

            "Domestic Borrower" shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

            "Domestic Collateral Agreement" shall mean the Guarantee and Collateral Agreement, as amended, supplemented or otherwise modified from time to time, substantially in the form of Exhibit E-1, among Holdings, the Domestic Borrower, each Domestic Subsidiary Loan Party and the Collateral Agent.

            "Domestic Loan Parties" shall mean Holdings, the Domestic Borrower and each Domestic Subsidiary Loan Party.

            "Domestic Subsidiary" shall mean each Subsidiary that is not a Foreign Subsidiary.

            "Domestic Subsidiary Loan Party" shall mean each direct Wholly Owned Subsidiary of Holdings that (a) is (i) a Domestic Subsidiary and (ii) a Material Subsidiary, and (b) is not (i) a Special Purpose Receivables Subsidiary, (ii) listed on Schedule 1.01(a), or (iii) a Subsidiary whose guarantee of the Obligations is prohibited under Section 9.23.

            "EBITDA" shall mean, with respect to the Domestic Borrower and its Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of the Domestic Borrower and its Subsidiaries for such period plus (a) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through (viii) of this clause (a) reduced such Consolidated Net Income for the respective period for which EBITDA is being determined):

            (i) provision for Taxes based on income, profits or capital of the Domestic Borrower and its Subsidiaries for such period to the extent that such provision for taxes was deducted in calculating Consolidated Net Income),

            (ii) Interest Expense of the Domestic Borrower and its Subsidiaries for such period (net of interest income of the Domestic Borrower and its Subsidiaries for such period),

            (iii) depreciation, amortization (including amortization of intangibles, deferred financing fees and any amortization expense included in pension, OPEB or other employee benefit expenses) and other non-cash expenses (including, without limitation write-downs and impairment of property, plant, equipment and intangibles and other long-lived assets and the impact of purchase accounting on the Domestic Borrower and its Subsidiaries for such period,

            (iv) the amount of any restructuring charges (which, for the avoidance of doubt, shall include retention, severance, systems establishment cost or excess pension, other post-employment benefits, curtailment or other excess charges); provided that with respect to each such restructuring charge, the Domestic Borrower shall have delivered to the Administrative Agent an officers' certificate specifying and quantifying such expense or charge and stating that such expense or charge is a restructuring charge,

            (v) equity earnings losses in Affiliates unless funds have been disbursed to such Affiliates by the Domestic Borrower or any Subsidiary of the Domestic Borrower,

            (vi) other non-operating expenses,

            (vii) the minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary in such period or any prior period, except to the extent of dividends declared or paid on Equity Interests held by third parties, and

            (viii) accretion of asset retirement obligations in accordance with SFAS No. 143, Accounting for Asset Retirement Obligations, and any similar accounting in prior periods;

minus (b) the sum of (in each case without duplication and to the extent the respective amounts described in subclause (i) of this clause (b) increased such Consolidated Net Income for the respective period for which EBITDA is being determined):

            (i) noncash items increasing Consolidated Net Income of the Domestic Borrower and its Subsidiaries for such period (but excluding any such items which represent the reversal in such period of any accrual of, or cash reserve for, anticipated cash charges in any prior period where such accrual or reserve is no longer required).

            For purposes of determining EBITDA under this Agreement, EBITDA will be deemed to be U.S.$25,456,000 for the three months ended March 31, 2004, U.S.$59,451,000 for the six months ended June 30, 2004, U.S.$98,388,000 for the nine months ended September 30, 2004.

            "EMU" shall mean the Economic and Monetary Union as contemplated by the Treaty on European Union.

            "Environment" shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata or sediment, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.

            "Environmental Claim" shall mean any and all actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Hazardous Material.

            "Environmental Law" shall mean, collectively, all federal, state, local or foreign laws, including common law, ordinances, regulations, rules, codes, orders, judgments or other requirements or rules of law that relate to
(a) the prevention, abatement or elimination of pollution, or the protection of the Environment, natural resources or human health, or natural resource damages, and (b) the use, generation, handling, treatment, storage, disposal, Release, transportation or regulation of or exposure to Hazardous Materials, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., the Endangered Species Act, 16 U.S.C. Sections 1531 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., the Clean Air Act, 42 U.S.C. Sections 7401 et seq., the Clean Water Act, 33 U.S.C. Sections 1251 et seq., the Toxic Substances

Control Act, 15 U.S.C. Sections 2601 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. Sections 11001 et seq., each as amended, and their foreign, state or local counterparts or equivalents.

            "Equity Commitment Letters" shall mean the letter agreement among First Reserve Fund IX, L.P., First Reserve Fund X, L.P. and FRC, dated as of August 25, 2004, which collectively provide for the contribution of the Equity Financing to FRC by the Funds.

            "Equity Financing" shall have the meaning assigned to such term in the third recital hereto.

            "Equity Interests" of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

            "Equivalent" in Dollars of any Foreign Currency on any date shall mean the equivalent in Dollars of such Foreign Currency determined by using the quoted spot rate at which the Sub-Agent's principal office in London offers to exchange Dollars for such Foreign Currency in London prior to 4:00 p.m. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement, and the "Equivalent" in any Foreign Currency of Dollars shall mean the equivalent in such Foreign Currency of Dollars determined by using the quoted spot rate at which the Sub-Agent's principal office in London offers to exchange such Foreign Currency for Dollars in London prior to 4:00 p.m. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

            "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with Holdings, any Borrower or any other Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

            "ERISA Event" shall mean (a) any Reportable Event; (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the incurrence by Holdings, the Domestic Borrower, any other Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA; (e) the receipt by Holdings, any Borrower, any other Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA, or the occurrence of any event or condition which could be reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (f) the incurrence by Holdings, any Borrower, any other Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by Holdings, any Borrower, any other Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Holdings, any Borrower, a Subsidiary or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (h) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to Holdings, any Borrower or any other Subsidiary.

            "EURIBO Rate" means, in relation to any Loan in Euro:

                  (a) the applicable Screen Rate; or

                  (b) (if no Screen Rate is available for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Administrative Agent at the request quoted by Citibank International, N.A. to leading banks in the European interbank market, as of 11:00 am London time on the Quotation Day for the offering of deposits in Euro for a period comparable to the Interest Period of the relevant Loan.

            "Eurocurrency Borrowing" shall mean a Borrowing comprised of Eurocurrency Loans.

            "Eurocurrency Loan" shall mean any Eurocurrency Term Loan or Eurocurrency Revolving Loan.

            "Eurocurrency Revolving Facility Borrowing" shall mean a Borrowing comprised of Eurocurrency Revolving Loans.

            "Eurocurrency Revolving Loan" shall mean any Revolving Facility Loan denominated in Dollars or a Foreign Currency bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

            "Eurocurrency Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

            "Euros" shall mean the single currency unit of the member states of the European Community that adopt or have adopted that currency unit as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

            "Event of Default" shall have the meaning assigned to such term in
Section 7.01.

            "Excess Cash Flow" shall mean, with respect to the Domestic Borrower and its Subsidiaries on a consolidated basis for any Excess Cash Flow Period, EBITDA of the Domestic Borrower and its Subsidiaries on a consolidated basis for such Excess Cash Flow Period, minus, without duplication,

            (a) Debt Service for such Excess Cash Flow Period,

            (b) (i) any voluntary prepayments of Term Loans during such Excess Cash Flow Period, (ii) any permanent voluntary reductions during such Excess Cash Flow Period of Revolving Facility Commitments to the extent that an equal amount of Revolving Facility Loans was simultaneously repaid and (iii) any voluntary prepayment permitted hereunder of term Indebtedness during such Excess Cash Flow Period to the extent not financed, or intended to be financed, using the proceeds of the incurrence of Indebtedness or the issuance of Equity Interests, so long as the amount of such prepayment is not already reflected in Debt Service,

            (c) (i) Capital Expenditures by the Domestic Borrower and its Subsidiaries on a consolidated basis during such Excess Cash Flow Period (excluding Capital Expenditures made in such Excess Cash Flow Period where a certificate in the form contemplated by the following clause (d) was previously delivered) that are paid in cash, and (ii) the aggregate consideration paid in cash during such Excess Cash Flow Period in respect of Permitted Business Acquisitions and other Investments permitted hereunder (less any amounts received in respect thereof as a return of capital),

            (d) Capital Expenditures that the Domestic Borrower or any Subsidiary shall, during such Excess Cash Flow Period, become obligated to make but that are not made during such Excess Cash Flow Period, provided that the Domestic Borrower shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such Excess Cash Flow Period, signed by a Responsible Officer of the Domestic Borrower and certifying that such Capital Expenditures and the delivery of the related equipment will be made in the following Excess Cash Flow Period,

            (e) Taxes paid in cash by the Domestic Borrower and its Subsidiaries on a consolidated basis during such Excess Cash Flow Period or that will be paid within six months after the close of such Excess Cash Flow Period (provided that any amount so deducted that will be paid after the close of such Excess Cash Flow Period shall not be deducted again in a subsequent Excess Cash Flow Period) and for which reserves have been established, including income tax expense and withholding tax expense incurred in connection with cross-border transactions involving the Foreign Subsidiaries,

            (f) an amount equal to any increase in Working Capital of the Domestic Borrower and its Subsidiaries for such Excess Cash Flow Period,

            (g) cash expenditures made in respect of Swap Agreements during such Excess Cash Flow Period, to the extent not reflected in the computation of EBITDA or Interest Expense,

            (h) permitted dividends or distributions or repurchases of its Equity Interests paid in cash by the Domestic Borrower during such Excess Cash Flow Period and permitted dividends paid by any Borrower or by any Subsidiary to any Person other than Holdings, any Borrower or any of the Subsidiaries during such Excess Cash Flow Period, in each case in accordance with Section 6.06,

            (i) amounts paid in cash during such Excess Cash Flow Period on account of (x) items that were accounted for as noncash reductions of Net Income in determining Consolidated Net Income or as noncash reductions of Consolidated Net Income in determining EBITDA of the Domestic Borrower and its Subsidiaries in a prior Excess Cash Flow Period and (y) reserves or accruals established in purchase accounting,

            (j) to the extent not deducted in the computation of Net Proceeds in respect of any asset disposition or condemnation giving rise thereto, the amount of any mandatory prepayment of Indebtedness (other than Indebtedness created hereunder or under any other Loan Document), together with any interest, premium or penalties required to be paid (and actually paid) in connection therewith,

            (k) the amount related to items that were added to or not deducted from Net Income in calculating Consolidated Net Income or were added to or not deducted from Consolidated Net Income in calculating EBITDA to the extent such items represented a cash payment (which had not reduced Excess Cash Flow upon the accrual thereof in a prior Excess Cash Flow Period), or an accrual for a cash payment, by the Domestic Borrower and its Subsidiaries or did not represent cash received by the Domestic Borrower and its Subsidiaries, in each case on a consolidated basis during such Excess Cash Flow Period, plus, without duplication,

            (l) an amount equal to any decrease in Working Capital for such Excess Cash Flow Period,

            (m) all proceeds received during such Excess Cash Flow Period of Capital Lease Obligations, purchase money Indebtedness, Sale and Lease-Back Transactions pursuant to Section 6.03 and any other Indebtedness, in each case to the extent used to finance any Capital Expenditure (other than Indebtedness under this Agreement to the extent there is no corresponding deduction to Excess Cash Flow above in respect of the use of such Borrowings),

            (n) all amounts referred to in clause (c) above to the extent funded with the proceeds of the issuance of Equity Interests of, or capital contributions to, the Domestic Borrower after the Closing Date (to the extent not previously used to prepay Indebtedness (other than Revolving Facility Loans or Swingline Loans), made in any investment or capital expenditure or otherwise for any purpose resulting in a deduction to Excess Cash Flow in any prior Excess Cash Flow Period) or any amount that would have constituted Net Proceeds under clause (a) of the definition of the term "Net Proceeds" if not so spent, in each case to the extent there is a corresponding deduction from Excess Cash Flow above,

            (o) to the extent any permitted Capital Expenditures and the corresponding delivery of equipment referred to in clause (d) above do not occur in the Excess Cash Flow Period of the Domestic Borrower specified in the certificate of the Domestic Borrower provided pursuant to clause (d) above, the amount of such Capital Expenditures that were not so made in the Excess Cash Flow Period of the Domestic Borrower specified in such certificates,

            (p) cash payments received in respect of Swap Agreements during such Excess Cash Flow Period to the extent (i) not included in the computation of EBITDA or (ii) such payments do not reduce Cash Interest Expense,

            (q) any extraordinary or nonrecurring gain realized in cash during such Excess Cash Flow Period (except to the extent such gain consists of Net Proceeds subject to Section 2.11(c)),

            (r) to the extent deducted in the computation of EBITDA, cash interest income, and

            (s) the amount related to items that were deducted from or not added to Net Income in connection with calculating Consolidated Net Income or were deducted from or not added to Consolidated Net Income in calculating EBITDA to the extent either (x) such items represented cash received by the Domestic Borrower or any Subsidiary thereof or (y) does not represent cash paid by the Domestic Borrower or any Subsidiary thereof, in each case on a consolidated basis during such Excess Cash Flow Period.

            "Excess Cash Flow Period" shall mean (i) the period taken as one accounting period beginning on January 1, 2005 and ending on December 31, 2005, and (ii) each fiscal year of the Domestic Borrower ended thereafter.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Excluded Indebtedness" shall mean all Indebtedness permitted to be incurred under Section 6.01 (other than Sections 6.01(o) and (r)).

            "Excluded Taxes" shall mean, with respect to any Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder, (a) income or franchise taxes imposed on (or measured by) its net income or net profits by the United States of America or by the jurisdiction under the laws of which such recipient is organized or in which its principal office (or other fixed place of business) is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits tax or any similar tax that is imposed by any jurisdiction described in clause (a) above and (c) other than in the case of an assignee pursuant to a request by such Loan Party under Section 2.19(b), any withholding tax imposed by the United States or by the jurisdiction under the laws of which such Loan Party is organized or in which its principal office (or other fixed place of business) is located that is in effect and would apply to amounts payable hereunder to such

Lender or other recipient at the time such Lender or other recipient becomes a party to any Loan Document (or designates a new lending office), except to the extent that such Lender or other recipient (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from a Loan Party with respect to such withholding tax pursuant to Section 2.17(a) or Section 2.17(c), and (d) any withholding taxes attributable to such Lender's or such other recipient's failure (other than as a result of a Change in Law) to comply with Section 2.17(e); provided, however, that the term "Excluded Taxes" shall not include any taxes that are imposed or otherwise due as a result of any action undertaken by one or more of such Agent, Lender or Issuing Bank to collect funds due hereunder or under any other Loan Document or enforce or exercise its rights or pursue any remedy provided hereunder or under any other Loan Document.

            "Facility" shall mean the respective facility and commitments utilized in making Loans and credit extensions hereunder, it being understood that as of the date of this Agreement there are three Facilities, i.e., the Tranche B Dollar Facility, Tranche B Euro Facility and the Revolving Facility.

            "Federal Funds Effective Rate" shall mean, for any day, the weighted average (rounded upward, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average (rounded upward, if necessary, to the next 1/100 of 1%) of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Fee Letter" shall mean that certain Fee Letter dated August 25, 2004 by and among FRC, the Administrative Agent, the Joint Lead Arrangers and UBS Loan Finance LLC.

            "Fees" shall mean the Commitment Fees, the L/C Participation Fees, the Issuing Bank Fees and the Administrative Agent Fees.

            "Financial Officer" of any Person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such Person.

            "Financial Performance Covenants" shall mean the covenants of Holdings set forth in Sections 6.11 and 6.12.

            "Flow Through Entity" shall mean an entity that is treated as a partnership not taxable as a corporation, a grantor trust or a disregarded entity for United States federal income tax purposes or subject to treatment on a comparable basis for purposes of state, local or foreign tax law.

            "Foreign Borrower" shall mean, collectively, the Initial Foreign Borrowers and each Additional Foreign Borrower.

            "Foreign Collateral Agreement" shall mean with respect to any Person, such collateral agreements and other agreements necessary under applicable foreign law to grant to the Collateral Agent a security interest in such assets of such Person of the type identified in the Domestic Collateral Agreement; provided that no security interest shall be granted on all or any portion of such assets if the Domestic Borrower demonstrates to the Collateral Agent and the Collateral Agent determines (in its reasonable discretion) that the cost of granting such security interest exceeds the value of the security offered thereby.

            "Foreign Currency" shall mean Euros and Sterling.

            "Foreign Guarantee" shall mean, collectively, one or more guarantee agreements, as amended, supplemented or otherwise modified from time to time, each substantially in the form of Exhibit E-4 with such other modifications or in such other form as may be necessary to comply with applicable foreign laws and regulations and otherwise reasonably satisfactory to the Collateral Agent, among the applicable Foreign Subsidiary Loan Party and the Collateral Agent.

            "Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than the United States of America. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

            "Foreign Loan Parties" shall mean each Foreign Borrower and each Foreign Subsidiary Loan Party.

            "Foreign Subsidiary" shall mean any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia and any Subsidiary of a Foreign Subsidiary.

            "Foreign Subsidiary Loan Party" shall mean, collectively, the UK Subsidiary Loan Parties, the French Subsidiary Loan Parties and the Additional Foreign Subsidiary Loan Parties.

            "French Borrower" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

            "French Debt Pledge Agreement" shall mean, collectively, one or more pledge agreements between the applicable French Loan Party and the Collateral Agent, as amended, supplemented or otherwise modified from time to time, substantially in the form of Exhibit E-3A or in such other form reasonably satisfactory to the Collateral Agent and with such modifications related to the applicable French Loan Party.

            "French Equity Pledge Agreement" shall mean, collectively, one or more equity pledge agreements between the applicable French Loan Party and the Collateral Agent, as amended, supplemented or otherwise modified from time to time, substantially in the form of Exhibit E-3B or in such other form reasonably satisfactory to the Collateral Agent and with such modifications related to the applicable French Loan Party.

            "French Loan Party" shall mean the French Borrower and each French Subsidiary Loan Party.

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

            "French Obligations" shall mean all amounts owing to any of the Agents or any Lender by any French Loan Party pursuant to the terms of this Agreement or any other Loan Document.

            "French Subsidiary Obligations" shall mean at any time, with respect to any French Subsidiary Loan Party, the aggregate unpaid principal amount at such time of the loan made by the French Borrower to such French Subsidiary Loan Party from the proceeds of the Revolving Facility Loans made to the French Borrower.

            "French Subsidiary Loan Party" shall mean each direct Wholly Owned Subsidiary of the French Borrower that (a) is (i) organized under the same jurisdiction as the French Borrower, (ii) a Foreign Subsidiary and (iii) a Material Subsidiary, and (b) is not (i) a Special Purpose Receivables Subsidiary, (ii) listed on Schedule 1.01(a), or (iii) a Subsidiary whose guarantee of the French Obligations is prohibited under Section 9.23; provided that Dresser-Rand France shall not be a French Subsidiary Loan Party unless it has satisfied the requirement set forth in clause (b)(ii) of the definition of Collateral and Guarantee Requirement.

            "Fund Affiliate" shall mean (i) each Affiliate of the Funds that is neither a portfolio company nor a company controlled by a portfolio company and
(ii) each general partner of the Funds or any Fund Affiliate who is a partner or employee of First Reserve Corporation.

            "Funds" shall have the meaning assigned to such term in the first recital hereto.

            "GAAP" shall mean generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, subject to the provisions of Section 1.02.

            "Governmental Authority" shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body, including, without limitation, any agency of the European Union or similar monetary or multinational authority.

            "Guarantee" of or by any Person (the "guarantor") shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness, (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (v) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness, or
(b) any Lien on any assets of the guarantor securing any Indebtedness (or any existing right, contingent or otherwise, of the holder of Indebtedness to be secured by such a Lien) of any other Person, whether or not such Indebtedness is assumed by the guarantor; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement.

            "Hazardous Materials" shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including, without limitation, explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas, of any nature, in each case subject to regulation or which can give rise to liability under any Environmental Law.

            "Holdings" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

            "Holdings LLC Agreement" shall mean the operating agreement entered into by Holdings on the Closing Date.

            "Improvements" shall have the meaning assigned to such term in the Mortgages.

            "Increased Amount Date" shall have the meaning assigned to such term in Section 2.21.

            "Indebtedness" of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than trade liabilities and intercompany liabilities incurred in the ordinary course of business and maturing within 365 days after the incurrence thereof), (e) all Guarantees by such Person of Indebtedness of others, (f) all Capital Lease Obligations of such Person, (g) all payments that such Person would have to make in the event of an early termination, on the date Indebtedness of such Person is being determined in respect of outstanding Swap Agreements (such payments in respect of any Swap Agreement with a counterparty being calculated net of amounts owing to such Person by such counterparty in respect of other Swap Agreements), (h) the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit (other than any letters of credit, bank guarantees or similar instrument in respect of which a back-to-back letter of credit has been issued under or permitted by this Credit Agreement) and (i) the principal component of all obligations of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof. To the extent not otherwise included, Indebtedness shall include the amount of any Permitted Receivables Financing.

            "Indemnified Taxes" shall mean all Taxes other than Excluded Taxes.

            "Indemnitee" shall have the meaning assigned to such term in Section 9.05(b).

            "Information Memorandum" shall mean (a) the Confidential Information Memorandum dated October, 2004, as modified or supplemented prior to the Closing Date, and (b) the Offering Memorandum.

            "Initial Foreign Borrowers" shall have the meaning assigned to it in the recitals hereof.

            "Installment Date" shall mean a Tranche B Dollar Installment Date and a Tranche B Euro Installment Date.

            "Interest Coverage Ratio" shall have the meaning assigned to such term in Section 6.11.

            "Interest Election Request" shall mean a request by a Borrower to convert or continue a Tranche B Dollar Term Borrowing, a Tranche B Euro Term Borrowing or a Revolving Facility Borrowing in accordance with Section 2.07.

            "Interest Expense" shall mean, with respect to any Person for any period, the sum of (a) gross interest expense of such Person for such period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Swap Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense and (iv) commissions, discounts, yield and other fees and charges incurred in connection with any Permitted Receivables Financing which are payable to any Person other than Holdings, the Borrowers or a Subsidiary Loan Party, and (b) capitalized interest of such Person. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by the Domestic Borrower and its Subsidiaries with respect to Swap Agreements.

            "Interest Payment Date" shall mean (a) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type, (b) with respect to any ABR Loan, the last day of each calendar quarter and (c) with respect to any Swingline Loan, the day that such Swingline Loan is required to be repaid pursuant to Section 2.09(a).

            "Interest Period" shall mean, as to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (or 9 or 12 months, if at the time of the relevant Borrowing, all Lenders make interest periods of such length available), as the applicable Borrower may elect, or the date any Eurocurrency Borrowing is converted to an ABR Borrowing in accordance with Section 2.07 or repaid or prepaid in accordance with Section 2.09, 2.10 or 2.11; provided, unless the Administrative Agent shall otherwise agree, that prior to the earlier of the 31st day after the Closing Date and the date on which the Administrative Agent has notified the Borrowers that the primary syndication of the Facilities has been completed, the Borrowers shall only be permitted to request Interest Periods of seven days (it being understood that notwithstanding anything else in this Agreement to the contrary, if on the last day of any such seven day Interest Period the primary syndication of the Facilities shall not have been completed, a new seven day Interest Period will begin on such day with respect to each such Borrowing and no notice by any Borrower shall be required with respect thereto); provided further, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

            "IR Letter of Credit" shall mean a letter of credit issued by Citibank, N. A. in favor of Ingersoll-Rand Company Limited on the Closing Date in the form attached as Exhibit J hereto.

            "Issuing Bank" shall mean Citibank, N.A. and each other Issuing Bank designated pursuant to Section 2.05(k), in each case in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

            "Issuing Bank Fees" shall have the meaning assigned to such term in
Section 2.12(b).

            "Joint Lead Arrangers" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

            "L/C Disbursement" shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit, including, for the avoidance of doubt, a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit upon or following the reinstatement of such Letter of Credit.

            "L/C Participation Fee" shall have the meaning assigned such term in
Section 2.12(b).

            "Lender" shall mean each financial institution listed on Schedule 2.01, as well as any Person that becomes a "Lender" hereunder pursuant to
Section 9.04.

            "Lender Default" shall mean (i) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing, to acquire participations in a Swingline Loan pursuant to Section 2.04 or to fund its portion of any unreimbursed payment under Section

2.05(e), or (ii) a Lender having notified in writing any Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 2.04, 2.05 or 2.06.

            "Letter of Credit" shall mean any letter of credit issued pursuant to Section 2.05.

            "Leverage Ratio" shall mean, on any date, the ratio of (a) Consolidated Net Debt as of such date to (b) EBITDA for the period of four consecutive fiscal quarters of the Domestic Borrower most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP; provided that to the extent any Asset Disposition or any Asset Acquisition (or any similar transaction or transactions that require a waiver or a consent of the Required Lenders pursuant to Section 6.04 or Section 6.05) or incurrence or repayment of Indebtedness (excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes) has occurred during the relevant Test Period, EBITDA shall be determined for the respective Test Period on a Pro Forma Basis for such occurrences.

            "LIBO Rate" means (i) in relation to any Eurocurrency Borrowing denominated in Dollars or any Foreign Currency (other than Euro):

            (a) the applicable Screen Rate; or

            (b) (if no Screen Rate is available for the currency or Interest Period of that Eurocurrency Borrowing) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Administrative Agent at its request quoted by Citicorp North America, Inc. to leading banks in the London interbank market, as of 11:00 am London time on the Quotation Day for the offering of deposits in the currency of that Eurocurrency Borrowing and for a period comparable to the Interest Period for that Eurocurrency Borrowing and (ii) with respect to any Eurocurrency Borrowing denominated in Euros, the EURIBO Rate.

            "License Agreement" shall mean the License Agreement, dated October 29, 2004 by and between Dresser-Rand Company, Dresser-Rand A.S., Ingersoll-Rand Energy Systems Corporation, and the Energy Systems Division of Ingersoll-Rand Company.

            "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities (other than securities representing an interest in a joint venture that is not a Subsidiary), any purchase option, call or similar right of a third party with respect to such securities.

            "Loan Documents" shall mean this Agreement, the Letters of Credit, the Security Documents, each Credit Agreement Supplement entered into by an Additional Foreign Borrower and any promissory note issued under Section 2.09(e).

            "Loan Parties" shall mean each Domestic Loan Party and each Foreign Loan Party.

            "Loans" shall mean the Term Loans, the Revolving Facility Loans and the Swingline Loans (and shall include any Replacement Term Loans and any Loans under the New Revolving Facility Commitments or New Term B Commitments).

            "Local Time" shall mean (i) in the case of Loans and Letters of Credit denominated in Dollars, New York City time and (ii) in the case of Loans and Letters of Credit denominated in Euros or any other Foreign Currency, London time.

            "Majority Lenders" of any Facility shall mean, at any time, Lenders under such Facility having Loans and unused Commitments representing more than 50% of the sum of all Loans outstanding under such Facility and unused Commitments under such Facility at such time, in each case calculated on the Equivalent in Dollars at such time. The Loans and Commitment of any Defaulting Lender shall be disregarded in determining Majority Lenders at any time.

            "Management Group" shall mean the group consisting of the directors, executive officers and other management personnel of the Domestic Borrower and Holdings, as the case may be, on the Closing Date together with (1) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of the Domestic Borrower or Holdings, as the case may be, was approved by a vote of a majority of the directors of the Domestic Borrower or Holdings, as the case may be, then still in office who were either directors on the Closing Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of the Domestic Borrower or Holdings, as the case may be, hired at a time when the directors on the Closing Date together with the directors so approved constituted a majority of the directors of the Domestic Borrower or Holdings, as the case may be.

            "Management Notes" shall mean the subordinated notes issued by Holdings, any Subsidiary or any Parent Company to existing or former employees, officers, consultants or directors of Holdings, any Subsidiary or any Parent Company in consideration for such Person's Equity Interests in Holdings, any Subsidiary or any Parent Company, in each case subordinated to the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent.

            "Margin Stock" shall have the meaning assigned to such term in Regulation U.

            "Material Adverse Effect" shall mean the existence of events, conditions and/or contingencies that have had or are reasonably likely to have
(a) a materially adverse effect on the business, operations, properties, assets or financial condition of Holdings and the Subsidiaries, taken as a whole, or
(b) a material impairment of the validity or enforceability of, or a material impairment of the material rights, remedies or benefits available to the Lenders, any Issuing Bank, the Administrative Agent or the Collateral Agent under, any Loan Document; provided that, solely for purposes of determining whether or not there has been a Material Adverse Effect on the Closing Date, "Material Adverse Effect" shall mean any event, occurrence or development of a state of circumstances or facts that, individually, or together with any other event, occurrence or development of a state of circumstances or facts, has a material adverse effect on the business, operations, assets, liabilities (except to the extent assumed or retained by the Sellers), results of operations or condition (financial or otherwise) of the Business, taken as a whole; provided further that a "Material Adverse Effect" does not include any effect caused by a change, occurrence or development in (i) events affecting the United States, European or global economy or capital or financial markets generally, (ii) conditions in the industries in which the Acquired Business conducts business, except to the extent such changes, occurrences or developments impact the Business in a materially disproportionate fashion, (iii) laws, regulations or GAAP, or in the authoritative interpretations thereof or in regulatory guidance related thereto, (iv) earthquakes or similar catastrophes, or acts of war, sabotage, terrorism, hostilities, military action or any escalation or worsening thereof (other than actual damage or casualty loss to any member of the Acquired Business or its properties or assets) or (v) the Acquisition Agreement, the announcement thereof and the consummation of the transactions contemplated by the Acquisition Agreement.

            "Material Indebtedness" shall mean Indebtedness (other than Loans and Letters of Credit) of any one or more of Holdings or any Subsidiary in an aggregate principal amount exceeding U.S.$20.0 million.

            "Material Real Property" shall mean any Real Property owned by a Loan Party on the Closing Date having a fair market value exceeding $5,000,000 and any after-acquired Real Property owned by a Loan Party having a gross purchase price exceeding $5,000,000 at the time of acquisition.

            "Material Subsidiary" shall mean each Subsidiary of Holdings now existing or hereafter acquired or formed by Holdings which, on a consolidated basis for such Subsidiary and its Subsidiaries, (a) for the applicable Calculation Period accounted for more than 1.5% of the consolidated revenues of the Domestic Borrower and its Subsidiaries or (b) as of the last day of such Calculation Period, was the owner of more than 1.5% of the Consolidated Total Assets of the Domestic Borrower and its Subsidiaries; provided that at no time shall the total assets of all Subsidiaries that are not Material Subsidiaries exceed, for the applicable Calculation Period, 5.0% of the Consolidated Total Assets of the Domestic Borrower and its Subsidiaries.

            "Maximum Rate" shall have the meaning assigned to such term in
Section 9.09.

            "Moody's" shall mean Moody's Investors Service, Inc.

            "Mortgaged Properties" shall mean all Material Real Property which shall be subject to a Mortgage that is delivered pursuant to the terms of this Agreement.

            "Mortgages" shall mean the mortgages, deeds of trust, assignments of leases and rents and other security documents delivered on the Closing Date pursuant to Section 4.02(e) or after the Closing Date pursuant to Section 5.10, as amended, supplemented or otherwise modified from time to time, with respect to Mortgaged Properties, each substantially in the form of Exhibit D, with such changes thereto as shall be acceptable to the Collateral Agent, including all such changes as may be required to account for local law matters.

            "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA with respect to which Holdings, any Borrower, any other Subsidiary or any ERISA Affiliate (a) is making or has an obligation to make contributions, (b) has within any of the preceding six plan years made or had an obligation to make contributions or
(c) otherwise could incur liability.

            "Net Income" shall mean, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

            "Net Proceeds" shall mean:

            (a) 100% of the cash proceeds actually received by Holdings, or any Wholly-Owned Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received) from any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets) to any Person of any asset or assets of Holdings or any Subsidiary (other than those pursuant to Section 6.05(a), (b), (c), (e),
      (f), (g), (i) or (j)), net of (i) attorneys' fees, accountants' fees, investment banking fees, sales commissions, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset (other than pursuant hereto or pursuant to the Senior Subordinated Notes or any Permitted Senior Debt Securities or Permitted Subordinated Debt Securities) and any cash reserve for adjustment in respect of the sale price of such asset established in accordance with GAAP, including without limitation, pension and post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith and (ii) Taxes paid or payable as a result thereof, provided that, except in the case of the sale, transfer or other disposition of an asset or group of related assets resulting in Net Proceeds in excess of U.S.$50.0 million, if no Event of Default exists and Holdings shall deliver a certificate of a Responsible Officer of Holdings to the Administrative Agent promptly following receipt of any such proceeds setting forth Holdings' intention to use any portion of such proceeds, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of Holdings and the Subsidiaries, or make investments pursuant to Section 6.04(j), in each case within 12 months of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent (1) not so used within such 12-month period and (2) not contracted to be used within such 12-month period and not used within 18 months of such receipt, and provided further that (x) no proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such proceeds shall exceed U.S.$5.0 million and (y) no proceeds shall constitute Net Proceeds in any fiscal year until the aggregate amount of all such proceeds in such fiscal year shall exceed U.S.$10.0 million, and

            (b) 100% of the cash proceeds from the incurrence, issuance or sale by Holdings or any Subsidiary of any Indebtedness (other than Excluded Indebtedness), net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.

For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to Holdings or any Borrower or any Affiliate of any of them shall be disregarded, except for financial advisory fees customary in type and amount paid to Affiliates of the Funds.

            "New Commitments" shall have the meaning assigned to such term in
Section 2.21.

            "New Lender" shall have the meaning assigned to such term in Section 2.21.

            "New Revolving Facility Commitments" shall have the meaning assigned to such term in Section 2.21.

            "New Revolving Facility Lender" shall have the meaning assigned to such term in Section 2.21.

            "New Tranche B Term Commitments" shall have the meaning assigned to such term in Section 2.21.

            "New Tranche B Term Lender" shall have the meaning assigned to such term in Section 2.21.

            "New Tranche B Term Loan" shall have the meaning assigned to such term in Section 2.21.

            "Non-Consenting Lender" shall have the meaning assigned to such term in Section 2.19(c).

            "Obligations" shall mean all amounts owing to any of the Agents or any Lender pursuant to the terms of this Agreement or any other Loan Document.

            "Offering Memorandum" shall mean the Offering Memorandum, dated October 14, 2004, in respect of the Senior Subordinated Notes.

            "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property, intangible or mortgage recording taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents, and any and all interest and penalties related thereto.

            "Parent Company" shall have the meaning assigned to such term in clause (c) of the definition of "Change in Control" in Section 1.01.

            "Participant" shall have the meaning assigned to such term in
Section 9.04(c).

            "Participating Member State" means, any member state of the European community that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European community relating to Economic and Monetary Union.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

            "Perfection Certificate" shall mean a certificate in the form of Annex I to the Domestic Collateral Agreement or any other form approved by the Collateral Agent.

            "Permitted Business Acquisition" shall mean any acquisition of all or substantially all the assets of, or all the Equity Interests (other than directors' qualifying shares) in, a Person or division or line of business of a Person (or any subsequent investment made in a Person, division or line of business previously acquired in a Permitted Business Acquisition) if (a) such acquisition was not preceded by, or effected pursuant to, an unsolicited or hostile offer and (b) immediately after giving effect thereto: (i) no Event of Default shall have occurred and be continuing or would result therefrom; (ii) all transactions related thereto shall be consummated in accordance with applicable laws; and (iii) (A) the Domestic Borrower and its Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect to such acquisition or formation, with the covenants contained in Sections 6.11 and 6.12 recomputed as at the last day of the most recently ended fiscal quarter of the Domestic Borrower and its Subsidiaries, and the Domestic Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Domestic Borrower to such effect, together with all relevant financial information for such Subsidiary or assets, and (B) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness (except for Indebtedness permitted by Section 6.01).

            "Permitted Business Acquisition Step-Up Period" shall mean (a) any period commencing on the first day on which the Leverage Ratio on a Pro Forma Basis is less than 4.25 to 1.00 (but greater than or equal to 3.25 to 1.00) and ending on the first day thereafter on which the Leverage Ratio on a Pro Forma Basis is either (i) greater than or equal to 4.25 to 1.00 or (ii) less than 3.25 to 1.00 or (b) any period commencing on the first day on which the Leverage Ratio on a Pro Forma Basis is less than 3.25 to 1.00 and ending on the first day thereafter on which the Leverage Ratio on a Pro Forma Basis is greater than or equal to 3.25 to 1.00.

            "Permitted Cure Security" shall mean (i) a common equity security of Holdings or (ii) any other equity security of Holdings having no mandatory redemption, repurchase or similar requirements prior to 91 days after the Tranche B Dollar Maturity Date, and upon which all dividends or distributions (if any) shall be payable solely in additional shares of such equity security.

            "Permitted Encumbrances" shall mean (i) with respect to each Real Property, those Liens and other encumbrances permitted by paragraphs (b), (d),
(h), (m) and (o) of Section 6.02 and (ii) with respect to each Real Property acquired after the Closing Date, those Liens and other encumbrances permitted by paragraphs (b), (d), (e), (h), (k), (m) and (o) of Section 6.02, provided, however, that in the case of those Liens and other encumbrances permitted by clause (o) of Section 6.02 and as described in clauses (i) and (ii) of this definition, in the event any Loan Party shall constitute the lessor under any such lease or sublease, no Lien created or permitted to be incurred thereby shall be permitted hereunder except to the extent such Lien would otherwise constitute a Permitted Encumbrance.

            "Permitted Holder" shall mean each of (i) the Funds and the Fund Affiliates and (ii) with respect to not more than 15% of the total voting power of the Equity Interests of Holdings or the Domestic Borrower, the Management Group.

            "Permitted Investments" shall mean:

            (a) direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, in each case with maturities not exceeding two years;

            (b) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, or any state thereof having capital, surplus and undivided profits in excess of U.S.$500.0 million and whose long-term debt, or whose parent holding company's long-term debt, is rated A (or such similar equivalent rating or higher) by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

            (c) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

            (d) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of any Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody's, or A-1 (or higher) according to S&P;

            (e) securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A-2 by Moody's;

            (f) shares of mutual funds whose investment guidelines restrict 95% of such funds' investments to those satisfying the provisions of clauses
      (a) through (e) above;

            (g) money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least U.S.$500.0 million; and

            (h) time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 1/2 of 1% of the total assets of Holdings and the Subsidiaries, on a consolidated basis, as of the end of Holdings' most recently completed fiscal year.

            "Permitted Receivables Documents" shall mean all documents and agreements evidencing, relating to or otherwise governing a Permitted Receivables Financing.

            "Permitted Receivables Financing" shall mean one or more transactions pursuant to which (i) Receivables Assets or interests therein are sold to or financed by one or more Special Purpose Receivables Subsidiaries, and
(ii) such Special Purpose Receivables Subsidiaries finance their acquisition of such Receivables Assets or interests therein, or the financing thereof, by selling or borrowing against such Receivables Assets; provided that (A) recourse to Holdings or any Subsidiary (other than the Special Purpose Receivables Subsidiaries) and any obligations or agreements of Holdings or any Subsidiary (other than the Special Purpose Receivables Subsidiaries) in connection with such transactions shall be limited to the extent customary for similar transactions in the applicable jurisdictions (including, to the extent applicable, in a manner consistent with the delivery of a "true sale"/"absolute transfer" opinion with respect to any transfer by Holdings or any Subsidiary (other than a Special Purpose Receivables Subsidiary), (B) the aggregate Receivables Net Investment since the Closing Date shall not exceed U.S.$75.0 million at any time, (C) the Board of Directors of the Domestic Borrower shall have determined in good faith that each such Permitted Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Domestic Borrower and the applicable Special Purpose Receivables Subsidiary, (D) all sales of Receivables Assets or interests therein to any Special Purpose Receivables Subsidiary are made at fair market value (as determined in good faith by the Domestic Borrower), and (E) the financing terms, covenants, termination events and other provisions thereof will be market terms (as determined in good faith by the Domestic Borrower) and may include representations, warranties, covenants, indemnities and guarantees of performance which the Domestic Borrower has determined in good faith to be customary in a receivables financing including, without limitation, those relating to the servicing of the assets of a Special Purpose Receivables Subsidiary, it being understood and agreed that any obligation of a seller of receivables to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or by other event relating to the seller, shall be deemed customary.

            "Permitted Refinancing Indebtedness" shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to "Refinance"), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium thereon),
(b) the average life to maturity of such Permitted Refinancing Indebtedness is greater than or equal to that of the Indebtedness being Refinanced, (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, (d) no Permitted Refinancing Indebtedness shall have different obligors, or greater guarantees or security, than the Indebtedness being Refinanced and (e) if the Indebtedness being Refinanced is secured by any collateral (whether equally and ratably with, or junior to, the Secured Parties or otherwise), such Permitted Refinancing Indebtedness may be secured by such collateral (including in respect of working capital facilities of Foreign Subsidiaries otherwise permitted under this Agreement only, any collateral pursuant to after-acquired property clauses to the extent any such collateral secured the Indebtedness being Refinanced) on terms no less favorable to the Secured Parties than those contained in the documentation governing the Indebtedness being Refinanced.

            "Permitted Senior Debt Securities" shall mean unsecured senior notes issued by the Domestic Borrower, (i) the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the Tranche B Dollar Maturity Date, (ii) the covenants (other than the lien covenant and the subsidiary debt covenant), events of default, subsidiary guarantees and other terms of which (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to the Domestic Borrower and its Subsidiaries than those in the Senior Subordinated Notes, (iii) the lien covenant and the subsidiary debt covenant are on market terms for similar issuers at the time of issuance and (iv) of which no subsidiary of the Domestic Subsidiary (other than a Domestic Subsidiary Loan Party) is an obligor under such notes that is not an obligor under the Senior Subordinated Notes.

            "Permitted Subordinated Debt Securities" shall mean unsecured subordinated notes issued by the Domestic Borrower, (i) the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the date on which the final maturity of the Senior Subordinated Notes occurs (as in effect on the Closing Date), (ii) the covenants, events of default, Subsidiary guarantees and other terms of which (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to the Domestic Borrower and its Subsidiaries than those in the Senior Subordinated Notes and (iii) of which no Subsidiary of the Domestic Subsidiary (other than a Domestic Subsidiary Loan Party) is an obligor under such notes that is not an obligor under the Senior Subordinated Notes.

            "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

            "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA which is maintained or contributed to by Holdings, any Borrower, any other Subsidiary or any ERISA Affiliate or with respect to which Holdings, any Borrower or any other Subsidiary could incur liability (including under Section 4069 of ERISA).

            "Platform" shall have the meaning assigned to such term in
Section 9.17(b).

            "Pledged Collateral" shall have the meaning assigned to such term in the applicable Collateral Agreement.

            "primary obligor" shall have the meaning given such term in the definition of the term "Guarantee."

            "Prior Liens" shall mean Liens which, pursuant to the provisions of any Security Document, are or may be superior to the Lien of such Security Document.

            "Pro Forma Adjusted EBITDA" shall mean, with respect to the Domestic Borrower and its Subsidiaries on a consolidated basis for any period, the EBITDA for such period adjusted (a) as required or permitted by Regulation S-X of the Securities Act, (b) to reflect FRC's good faith estimate of the additional costs that would have been incurred by the Domestic Borrower (i) as a stand-alone entity and/or (ii) to implement the Domestic Borrower's business plan previously described to the Joint Lead Arrangers (in each case such adjustments shall be in form and substance reasonably satisfactory to the Joint Lead Arrangers) and (c) as shall be reasonably acceptable to the Joint Lead Arrangers.

            "Pro Forma Basis" shall mean, as to any Person, for any events as described in clauses (i) and (ii) below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the "Reference Period"):

            (i) in making any determination of EBITDA, pro forma effect shall be given to any Asset Disposition and to any Asset Acquisition (or any similar transaction or transactions that require a waiver or consent of the Required Lenders pursuant to Section 6.04 or 6.05), in each case that occurred during the Reference Period (or, in the case of determinations made pursuant to the definition of the term "Asset Acquisition," occurring during the Reference Period or thereafter and through and including the date upon which the respective Asset Acquisition is consummated); and

            (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness incurred or assumed and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes and amounts outstanding under any Permitted Receivables Financing, in each case, not to finance any acquisition) incurred or permanently repaid during the Reference Period (or, in the case of determinations made pursuant to the definition of the term "Asset Acquisition," occurring during the Reference Period or thereafter and through and including the date upon which the respective Asset Acquisition is consummated) shall be deemed to have been incurred or repaid at the beginning of such period and (y) Interest Expense of such Person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods.

Pro forma calculations made pursuant to the definition of the term "Pro Forma Basis" shall be determined in good faith by a Responsible Officer of the Domestic Borrower and, for any fiscal period ending on or prior to the first anniversary of an Asset Acquisition or Asset Disposition (or any similar transaction or transactions that require a waiver or consent of the Required Lenders pursuant to Section 6.04 or 6.05), may include adjustments to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from such Asset Acquisition, Asset Disposition or other similar transaction, to the extent that the Domestic Borrower delivers to the Administrative Agent (i) a certificate of a Financial Officer of the Domestic Borrower setting forth such operating expense reductions and other operating improvements or synergies and (ii) information and calculations supporting in reasonable detail such estimated operating expense reductions and other operating improvements or synergies.

            "Projections" shall mean the projections of the Domestic Borrower and its Subsidiaries included in the Information Memorandum and any other projections and any forward-looking statements (including statements with respect to booked business) of such entities furnished to the Lenders or the Administrative Agent by or on behalf of Holdings, the Borrowers or any of their Subsidiaries prior to the Closing Date.

            "Qualifying Lender" means a Lender that is beneficially entitled to amounts payable to such Lender in respect of an advance under a Loan Document and is:

            (a) a Lender:

                  (i) which is a bank (as defined for the purpose of section 349 of the United Kingdom Income and Corporation Taxes Act 1988) making an advance under a Loan Document; or

                  (ii) in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 349 of the United Kingdom Income and Corporation Taxes Act 1988) at the time that that advance was made, and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

            (b) a Lender which is treated as a resident of a jurisdiction having a double taxation agreement (a "Treaty") with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest and which does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in the Loan is effectively connected (a "Treaty Lender").

            "Quotation Day" means, in relation to any period for which an interest rate is to be determined:

            (a) (if the currency is Sterling) the first day of that period;

            (b) (if the currency is Euro) two TARGET Days before the first day of that period; or

            (c) (for any other currency) two Business Days before the first day of that period, unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Administrative

      Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of these days).

            "Real Property" shall mean, collectively, all right, title and interest of any Borrower or any other Subsidiary in and to any and all parcels of real property owned or operated by any Borrower or any other Subsidiary together with all Improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

            "Receivables Assets" shall mean accounts receivable (including any bills of exchange) and related assets and property from time to time originated, acquired or otherwise owned by the Domestic Borrower or any Subsidiary.

            "Receivables Net Investment" shall mean the aggregate cash amount paid by the lenders or purchasers under any Permitted Receivables Financing in connection with their purchase of, or the making of loans secured by, Receivables Assets or interests therein, as the same may be reduced from time to time by collections with respect to such Receivables Assets or otherwise in accordance with the terms of the Permitted Receivables Documents; provided, however, that if all or any part of such Receivables Net Investment shall have been reduced by application of any distribution and thereafter such distribution is rescinded or must otherwise be returned for any reason, such Receivables Net Investment shall be increased by the amount of such distribution, all as though such distribution had not been made.

            "Reference Period" shall have the meaning assigned to such term in the definition of the term "Pro Forma Basis."

            "Refinance" shall have the meaning assigned to such term in the definition of the term "Permitted Refinancing Indebtedness," and "Refinanced" shall have a meaning correlative thereto.

            "Refinanced Term Loans" shall have the meaning assigned to such term in Section 9.08(e).

            "Register" shall have the meaning assigned to such term in Section 9.04(b).

            "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "Related Parties" shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

            "Release" shall mean any placing, spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or depositing in, into or onto the Environment.

            "Relevant Interbank Market" means, in relation to the LIBO Rate, the principal London offices of Citibank International plc and, in relation to the EURIBO Rate, the principal office in New York City of Citibank, N.A. or such other banks as may be appointed by the Administrative Agent with the consent of the Borrowers.

            "Remaining Present Value" shall mean, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined with a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.

            "Replacement Term Loans" shall have the meaning assigned to such term in Section 9.08(e).

            "Reportable Event" shall mean any reportable event as defined in
Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan.

            "Required Lenders" shall mean, at any time, Lenders having (a) Loans (other than Swingline Loans) outstanding (calculated in respect of Loans denominated in a Foreign Currency on the Equivalent thereof in Dollars at such time), (b) Revolving L/C Exposures, (c) Swingline Exposures, and (d) Available Unused Commitments, that taken together, represent more than 50% of the sum of
(w) all Loans (other than Swingline Loans) outstanding (calculated in respect of Loans denominated in a Foreign Currency on the Equivalent thereof in Dollars at such time), (x) Revolving L/C Exposures, (y) Swingline Exposures, and (z) the total Available Unused Commitments at such time. The Loans, Revolving L/C Exposures, Swingline Exposures and Available Unused Commitment of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

            "Required Percentage" shall mean, with respect to an Excess Cash Flow Period, (i) 75%, if the Leverage Ratio at the end of such Excess Cash Flow Period is greater than 5.00 to 1.00, (ii) 50%, if the Leverage Ratio at the end of such Excess Cash Flow Period is greater than 4.00 to 1.00 but less than or equal to 5.00 to 1.00, (iii) 25%, if the Leverage Ratio at the end of such Excess Cash Flow Period is greater than 3.00 to 1.00 and equal to or less than
4.00 to 1.00, and (iv) 0%, if the Leverage Ratio at the end of such Excess Cash Flow Period is equal to or less than 3.00 to 1.00.

            "Responsible Officer" of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

            "Revolving Facility" shall mean the Revolving Facility Commitments and the extensions of credit made hereunder by the Revolving Facility Lenders.

            "Revolving Facility Borrowing" shall mean a Borrowing comprised of Revolving Facility Loans.

            "Revolving Facility Commitment" shall mean, with respect to each Revolving Facility Lender, the commitment of such Revolving Facility Lender to make Revolving Facility Loans pursuant to Section 2.01, expressed as a Dollar amount representing the maximum aggregate permitted amount of such Revolving Facility Lender's Revolving Facility Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 9.04. The initial Dollar amount of each Revolving Facility Lender's Revolving Facility Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Revolving Facility Lender shall have assumed its Revolving Facility Commitment, as applicable. The aggregate Dollar amount of the Revolving Facility Commitments on the date hereof is U.S.$300.0 million.

            "Revolving Facility Credit Exposure" shall mean, at any time, the sum of (a) the aggregate principal amount of the Revolving Facility Loans outstanding at such time (calculated in respect of Loans denominated in a Foreign Currency on the Equivalent thereof in Dollars at such time), (b) the Swingline Exposure at such time and (c) the Revolving L/C Exposure at such time (calculated in respect of Revolving L/C Exposure denominated in a Foreign Currency on the Equivalent thereof in Dollars at such time). The Revolving Facility Credit Exposure of any Revolving Facility Lender at any time shall be the sum of (a) the aggregate principal amount of such Revolving Facility Lender's Revolving Facility Loans outstanding at such time (calculated in respect of Loans denominated in a Foreign Currency on the Equivalent thereof in Dollars at such time) and (b) such Revolving Facility Lender's Revolving Facility Percentage of the Swingline Exposure and Revolving L/C Exposure at such time (calculated in respect of Revolving L/C Exposure denominated in a Foreign Currency on the Equivalent thereof in Dollars at such time).

            "Revolving Facility Lender" shall mean a Lender with a Revolving Facility Commitment or with outstanding Revolving Facility Loans (including any New Revolving Facility Lenders).

            "Revolving Facility Loan" shall mean a Loan made by a Revolving Facility Lender pursuant to Section 2.01(b) or a New Revolving Facility Lender pursuant to Section 2.21. Each Revolving Facility Revolving Loan shall be a Eurocurrency Loan or an ABR Revolving Loan.

            "Revolving Facility Maturity Date" shall mean October 29, 2009.

            "Revolving Facility Percentage" shall mean, with respect to any Revolving Facility Lender, the percentage of the total Revolving Facility Commitments represented by such Lender's Revolving Facility Commitment. If the Revolving Facility Commitments have terminated or expired, the Revolving Facility Percentages shall be determined based upon the Revolving Facility Commitments most recently in effect, giving effect to any assignments pursuant to Section 9.04.

            "Revolving L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time (calculated in respect of Letters of Credit denominated in a Foreign Currency on the Equivalent thereof in Dollars at such time) and (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time (calculated in respect of L/C Disbursements denominated in a Foreign Currency on the Equivalent thereof in Dollars at such time). The Revolving L/C Exposure of any Revolving Facility Lender at any time shall mean its Revolving Facility Percentage of the aggregate Revolving L/C Exposure at such time.

            "S&P" shall mean Standard & Poor's Ratings Group, Inc.

            "Sale and Lease-Back Transaction" shall have the meaning assigned to such term in Section 6.03.

            "Screen Rate" means:

            (a) in relation to the LIBO Rate, the British Bankers' Association Interest Settlement Rate for the relevant currency and period; and

            (b) in relation to the EURIBO Rate, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

displayed on the appropriate page of the Telerate screen. If the agreed page is replaced or service ceases to be available, the Administrative Agent may specify another page or service displaying the appropriate rate after consultation with the Foreign Borrowers and the Lenders.

            "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

            "Secured Parties" shall mean the "Secured Parties" as defined in the Collateral Agreements.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Security Documents" shall mean the Mortgages, the Collateral Agreements and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to
Section 5.10.

            "Seller" shall have the meaning assigned to such term in the first recital hereto.

            "Senior Subordinated Note Documents" shall mean the Senior Subordinated Notes and the Senior Subordinated Note Indenture.

            "Senior Subordinated Note Indenture" shall mean the Indenture dated as of October 29, 2004 under which the Senior Subordinated Notes were issued, among the Domestic Borrower and Citibank, N.A., as trustee, as in effect on the Closing Date and as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

            "Senior Subordinated Notes" shall mean the Domestic Borrower's 7-3/8% Senior Subordinated Notes due 2014 issued pursuant to the Senior Subordinated Note Indenture and any notes issued by the Domestic Borrower in exchange for, and as contemplated by, the Senior Subordinated Notes and the related registration rights agreement with substantially identical terms as the Senior Subordinated Notes.

            "Special Purpose Receivables Subsidiary" shall mean a direct or indirect Subsidiary of Holdings established in connection with a Permitted Receivables Financing for the acquisition of Receivables Assets or interests therein, and which is organized in a manner intended to reduce the likelihood that it would be substantively consolidated with Holdings or any of the Subsidiaries (other than Special Purpose Receivables Subsidiaries) in the event Holdings or any such Subsidiary becomes subject to a proceeding under the U.S. Bankruptcy Code (or other insolvency law).

            "Statutory Reserves" shall mean, with respect to any currency, any reserve, liquid asset or similar requirements established by any Governmental Authority of the United States of America or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined.

            "Sterling" shall mean the lawful currency of the United Kingdom of Great Britain and Northern Ireland.

            "Sub-Agent" shall mean Citibank International plc.

            "Subordinated Intercompany Debt" shall have the meaning assigned to such term in Section 6.01(e).

            "subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held by such Person.

            "Subsidiary" shall mean a subsidiary; provided that unless the context otherwise requires, "Subsidiary" shall mean a subsidiary of Holdings.

            "Subsidiary Loan Party" shall mean a Domestic Subsidiary Loan Party or a Foreign Subsidiary Loan Party.

            "Supply Agreement" shall mean the Supply Agreement, dated October 29, 2004 by and between Dresser-Rand Company and Ingersoll-Rand Company Limited.

            "Swap Agreement" shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings or any of its Subsidiaries shall be a Swap Agreement.

            "Swingline Borrowing" shall mean a Borrowing comprised of Swingline Loans.

            "Swingline Borrowing Request" shall mean a request by any Borrower substantially in the form of Exhibit C-2.

            "Swingline Commitment" shall mean, with respect to each Swingline Lender, the commitment of such Swingline Lender to make Swingline Loans pursuant to Section 2.04. The aggregate amount of the Swingline Commitments on the Closing Date is U.S.$30.0 million.

            "Swingline Exposure" shall mean at any time the aggregate principal amount of all outstanding Swingline Borrowings at such time. The Swingline Exposure of any Revolving Facility Lender at any time shall mean its Revolving Facility Percentage of the aggregate Swingline Exposure at such time.

            "Swingline Lender" shall mean Citicorp North America, Inc., in its capacity as a lender of Swingline Loans, and/or any other Revolving Facility Lender designated as such by the Domestic Borrower after the Closing Date that is reasonably satisfactory to the Domestic Borrower and the Administrative Agent and executes a counterpart to this Agreement as a Swingline Lender.

            "Swingline Loans" shall mean the swingline loans made to any Borrower pursuant to Section 2.04.

            "Taxes" shall mean any and all present or future taxes, levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges) or withholdings imposed by any Governmental Authority and any and all interest and penalties related thereto.

            "Term Loan" shall mean any Tranche B Dollar Term Loan and any Tranche B Euro Term Loan.

            "Test Period" shall mean, on any date of determination, the period of four consecutive fiscal quarters of the Domestic Borrower then most recently ended (taken as one accounting period).

            "Title Company" shall mean Title Associates Inc., as agent for Stewart Title Insurance Company, or such other nationally recognized title company as shall be selected by the Administrative Agent.

            "Tranche B Dollar Facility" shall mean the Tranche B Dollar Term Loan Commitments and the Tranche B Dollar Term Loans made hereunder.

            "Tranche B Dollar Installment Date" shall have the meaning assigned to such term in Section 2.10(a)(i).

            "Tranche B Dollar Maturity Date" shall mean October 29, 2011.

            "Tranche B Dollar Term Borrowing" shall mean a Borrowing comprised of Tranche B Dollar Term Loans.

            "Tranche B Dollar Term Lender" shall mean a Lender with a Tranche B Dollar Term Loan Commitment or with outstanding Tranche B Dollar Term Loans (including any New Tranche B Dollar Term Lender).

            "Tranche B Dollar Term Loan Commitment" shall mean with respect to each Lender, the amount set forth on Schedule 2.01. The aggregate amount of the Tranche B Dollar Term Loan Commitments on the Closing Date is U.S.$295.0 million.

            "Tranche B Dollar Term Loans" shall mean the term loans denominated in Dollars made by the Lenders to the Domestic Borrower pursuant to Section 2.01(a) or 2.21 (including New Tranche B Term Loans denominated in Dollars).

            "Tranche B Euro Facility" shall mean the Tranche B Euro Term Loan Commitments and the Tranche B Euro Term Loans made hereunder.

            "Tranche B Euro Installment Date" shall have the meaning assigned to such term in Section 2.10(a)(ii).

            "Tranche B Euro Maturity Date" shall mean October 29, 2011.

            "Tranche B Euro Term Borrowing" shall mean a Borrowing comprised of Tranche B Euro Term Loans.

            "Tranche B Euro Term Lender" shall mean a Lender with a Tranche B Euro Term Loan Commitment or with outstanding Tranche B Euro Term Loans (including any New Tranche B Euro Term Lender).

            "Tranche B Euro Term Loan Commitment" shall mean with respect to each Lender, the amount set forth on Schedule 2.01. The Equivalent in Dollars of the aggregate amount of the Tranche B Euro Term Loan Commitments on the Closing Date is U.S.$100,032,550.

            "Tranche B Euro Term Loans" shall mean the term loans denominated in Euros made by the Lenders to the Foreign Borrowers pursuant to Section 2.01(a) or 2.21 (including New Tranche B Term Loans denominated in Euro).

            "Tranche B Term Borrowings" shall mean Tranche B Dollar Term Borrowings and Tranche B Euro Term Borrowings.

            "Tranche B Term Loans" shall mean Tranche B Dollar Term Loans and Tranche B Euro Term Loans.

            "Transaction Documents" shall mean the Acquisition Documents, the Senior Subordinated Note Documents, the Equity Financing Documents and the Loan Documents.

            "Transactions" shall mean, collectively, the transactions to occur on or prior to the Closing Date pursuant to the Transaction Documents, including
(a) the consummation of the Acquisition; (b) the restructuring described in Annex A, (c) the execution and delivery of the Loan Documents and the initial borrowings hereunder; (d) the Equity Financing; (e) the issuance of the Senior Subordinated Notes; and (f) the payment of all fees and expenses owing in connection with the foregoing.

            "Transition Services Agreement" shall mean the Transition Services Agreement, dated October 29, 2004 by and between Ingersoll-Rand Company Limited and Dresser-Rand Holdings, LLC.

            "Trigger Date" shall mean the date of delivery of financial statements for the first fiscal quarter ending at least six months after the Closing Date.

            "Type," when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

            "UCC" shall mean (i) the Uniform Commercial Code as in effect in the applicable state of jurisdiction and (ii) certificate of title or other similar statutes relating to "rolling stock" or barges as in effect in the applicable jurisdiction.

            "UK Borrower" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

            "UK Debenture" shall mean, collectively, one or more debentures, as amended, supplemented or otherwise modified from time to time, substantially in the form of Exhibit E-2A, among the UK Loan Parties and the Collateral Agent.

            "UK Obligations" shall mean all amounts owing to any of the Agents or any Lender by any UK Loan Party pursuant to the terms of this Agreement or any other Loan Document.

            "UK Loan Party" shall mean the UK Borrower and each UK Subsidiary Loan Party.

            "UK Share Charge" shall mean the charge entered into by the Domestic Borrower over its shares in the UK Borrower, substantially in the form of Exhibit E-2B.

            "UK Subsidiary Loan Party" shall mean each direct Wholly Owned Subsidiary of the UK Borrower that (a) is (i) organized under the same jurisdiction as the UK Borrower, (ii) a Foreign Subsidiary and (iii) a Material Subsidiary, and (b) is not (i) a Special Purpose Receivables Subsidiary, (ii) listed on Schedule 1.01(a), or (iii) a Subsidiary whose guarantee of the UK Obligations is prohibited under Section 9.23; provided that neither Dresser-Rand UK1 nor Dresser-Rand UK2 shall be a UK Subsidiary Loan Party unless it has satisfied the requirement set forth in clause (b)(i) of the definition of Collateral and Guarantee Requirement.

            "U.S. Bankruptcy Code" shall mean Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

            "U.S. Patriot Act" shall have the meaning assigned to such term in
Section 3.08(a).

            "Wholly Owned Subsidiary" of any Person shall mean a subsidiary of such Person, all of the Equity Interests of which (other than directors' qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such Person or another Wholly Owned Subsidiary of such Person.

            "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            "Working Capital" shall mean, with respect to the Domestic Borrower and its Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of
(a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

            SECTION 1.02. Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Domestic Borrower notifies the Administrative Agent that the Domestic Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Domestic Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

            SECTION 1.03. Effectuation of Transfers. Each of the representations and warranties of Holdings and the Borrowers contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions (other than those referred in clause (b) of the definition thereof which are indicated to be concluded after the Closing Date), unless the context otherwise requires.

            SECTION 1.04. Financial Assistance. None of the proceeds of any Loan under this Agreement may be used in any way that infringes Section 151 of the Companies Act unless the use of such proceeds is lawfully permitted by virtue of the procedure set out in Sections 155 to 158 of the Companies Act.

                                   ARTICLE II

                                   THE CREDITS

            SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees

            (a) (i) to make Tranche B Dollar Term Loans to the Domestic Borrower and the UK Borrower on the Closing Date in Dollars in a principal amount that will not result in the aggregate amount of such Lender's Tranche B Dollar Term Loans exceeding such Lender's Tranche B Dollar Term Loan Commitment and (ii) to make Tranche B Euro Term Loans to the French Borrower on the Closing Date in Euros in an aggregate principal amount that will not result in the aggregate amount of such Lender's Tranche B Euro Term Loans exceeding such Lender's Tranche B Euro Term Loan Commitment;

            (b) to make Revolving Facility Loans denominated in Dollars or in a Foreign Currency to any Borrower, in each case from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender's Revolving Facility Credit Exposure exceeding such Lender's Revolving Facility Commitment, (ii) the Revolving Facility Credit Exposure exceeding the total Revolving Facility Commitments, (iii) the Revolving Credit Exposure denominated in Euros exceeding the Equivalent in Dollars determined on the date of delivery of the applicable Borrowing Request of U.S.$200 million,
(iv) the Revolving Credit Exposure denominated in Sterling exceeding the Equivalent in Dollars determined on the date of delivery of the applicable Borrowing Request of U.S.$75 million, (v) the aggregate Revolving Facility Loans exceeding the sum of U.S.$15 million (plus working capital adjustments resulting in an increased purchase price for the Acquisition identified to the Lenders at least three days prior to the Closing Date) on the Closing Date, and (vi) the Revolving L/C Exposure exceeding U.S.$180 million on the Closing Date. Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, prepay and reborrow Revolving Facility Loans.

            Amounts repaid or prepaid in respect of Tranche B Dollar Term Loans or Tranche B Euro Term Loans may not be reborrowed.

            SECTION 2.02. Loans and Borrowings(a) Each Loan shall be made as part of a Borrowing consisting of Loans under the same Facility and of the same Type and in the same currency made by the Lenders ratably in accordance with their respective Commitments under the applicable Facility (or, in the case of Swingline Loans, in accordance with their respective Swingline Commitments); provided, however, that Revolving Facility Loans shall be made by the Revolving Facility Lenders ratably in accordance with their respective Revolving Facility Percentages on the date such Loans are made hereunder. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

            (b) Subject to Section 2.14, each Borrowing denominated in Dollars shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Domestic Borrower may request in accordance herewith. Unless and until exchanged into the Equivalent in Dollars thereof and converted into ABR Loans in accordance with
Section 2.07(e), 2.14 or 2.22, each Borrowing denominated in a Foreign Currency shall be comprised entirely of Eurocurrency Loans. Each Lender at its option may make any ABR Loan or Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.15, 2.17 or 2.20 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.

            (c) At the commencement of each Interest Period for any Eurocurrency Revolving Facility Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a Eurocurrency Revolving Facility Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Revolving Facility Commitments or that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e). At the time that each ABR Revolving Facility Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that an ABR Revolving Facility Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Revolving Facility Commitments or that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e). Each Swingline Borrowing shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type and under more than one Facility may be outstanding at the same time; provided that there shall not at any time be more than a total of (i) three (3) Eurocurrency Borrowings outstanding under each of the Tranche B Dollar Facility and the Tranche B Euro Facility and (ii) twenty (20) Eurocurrency Borrowings outstanding under the Revolving Facility.

            (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Facility Maturity Date, the Tranche B Dollar Maturity Date or the Tranche B Euro Maturity Date, as applicable.

            SECTION 2.03. Requests for Borrowings. To request a Revolving Facility Borrowing and/or a Tranche B Dollar Term Borrowing and/or a Tranche B Euro Term Borrowing, the applicable Borrower shall notify the Administrative Agent (and, in the case of a Revolving Facility Borrowing consisting of Loans denominated in a Foreign Currency or a Tranche B Euro Term Borrowing, simultaneously to the Sub-Agent) of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, three (3) Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, Local Time, one (1) Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Facility Borrowing to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., Local Time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower making such Borrowing Request. Each such telephonic and written Borrowing Request shall specify the following information in compliance with
Section 2.02:

            (i) whether the requested Borrowing is to be a Revolving Facility Borrowing;

            (ii) the aggregate amount of the requested Borrowing (expressed in Dollars);

            (iii) the date of such Borrowing, which shall be a Business Day;

            (iv) in the case of a Borrowing denominated in Dollars, whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

            (v) in the case of a Eurocurrency Borrowing, the currency and the initial Interest Period to be applicable thereto; and

            (vi) the location and number of the Borrower's account to which funds are to be disbursed.

If no election as to the Type of Revolving Facility Borrowing is specified, then the requested Revolving Facility Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower requesting such Eurocurrency Borrowing shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

            SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, each Swingline Lender agrees to make Swingline Loans to any of the Borrowers from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in
(x) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Commitment or (y) the Revolving Facility Credit Exposure exceeding the total Revolving Facility Commitments; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Borrowing. Interest on Swingline Loans denominated in Foreign Currency will be calculated based on the overnight

EURIBO Rate. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

            (b) To request a Swingline Borrowing, the applicable Borrower shall notify the Administrative Agent and the Swingline Lenders of such request by telephone (confirmed by a Swingline Borrowing Request by telecopy) (x) in the case of a Swingline Borrowing denominated in Euros or Sterling, not later than 11:00 a.m., Local Time, one (1) Business Day before the date of the proposed Swingline Borrowing or (y) in the case of a Swingline Borrowing denominated in Dollars, not later than 11:00 a.m., Local Time on the day of the proposed Swingline Borrowing. Each such notice and Swingline Borrowing Request shall be irrevocable and shall specify (i) the requested date (which shall be a Business
Day), (ii) the amount of the requested Swingline Borrowing (expressed in Dollars), (iii) in the case of a Swingline Borrowing denominated in Euros or Sterling, the currency requested, (iv) the term of such Swingline Loan (which, in the case of a Swingline Borrowing denominated in Euros or Sterling, shall not be more than 7 Business Days) and (v) the location and number of the Borrower's account to which funds are to be disbursed. Each Swingline Lender shall make each Swingline Loan to be made by it hereunder in accordance with Section 2.02(a) on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., Local Time, to the account of the applicable Borrower (or, in the case of a Swingline Borrowing made to finance the reimbursement of an L/C Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank).

            (c) A Swingline Lender may by written notice given to the Administrative Agent (and to the other Swingline Lenders) not later than 10:00 a.m., Local Time on any Business Day, require the Revolving Facility Lenders to acquire participations on such Business Day in all or a portion of the outstanding Swingline Loans made by it. Such notice shall specify the aggregate amount of such Swingline Loans in which the Revolving Facility Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each such Lender, specifying in such notice such Lender's Revolving Facility Percentage of such Swingline Loan or Loans. Each Revolving Facility Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent for the account of the applicable Swingline Lender, such Revolving Facility Lender's Revolving Facility Percentage of such Swingline Loan or Loans. Each Revolving Facility Lender acknowledges and agrees that its respective obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Facility Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in
Section 2.06 with respect to Loans made by such Revolving Facility Lender (and
Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Swingline Lender the amounts so received by it from the Revolving Facility Lenders. The Administrative Agent shall notify the applicable Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph (c), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the applicable Swingline Lender. Any amounts received by a Swingline Lender from the applicable Borrower (or other party on behalf of such Borrower) in respect of a Swingline Loan after receipt by such

Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Facility Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the applicable Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrowers of any default in the payment thereof.

            SECTION 2.05. Letters of Credit. (a) General. On the Closing Date, Citibank, N.A., in its capacity as an Issuing Bank shall issue the IR Letter of Credit. Subject to the terms and conditions set forth herein, each Borrower may request the issuance of Letters of Credit for its own account in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the Availability Period and prior to the date that is five (5) Business Days prior to the Revolving Facility Maturity Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any Borrower to, or entered into by such Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

            (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal (other than an automatic renewal in accordance with paragraph (c) of this Section) or extension of an outstanding Letter of Credit), a Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (two (2) Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit and the currency (either in Dollars or a Foreign Currency) in which it is denominated, the name and address of the beneficiary thereof and such other information as shall be necessary to issue, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, a Borrower also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the Revolving L/C Exposure shall not exceed U.S.$300.0 million, (ii) the Revolving Facility Credit Exposure shall not exceed the total Revolving Facility Commitments and (iii) the Equivalent in Dollars of the Revolving L/C Exposure denominated in a Foreign Currency determined on the date of such issuance, amendment, renewal or extension shall not exceed (A) in the case such Foreign Currency is Euros, U.S.$200 million, and (B) in the case such Foreign Currency is Sterling, U.S.$75 million.

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            (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (A) the date one (1) year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five (5) Business Days prior to the Revolving Facility Maturity Date; provided that any Letter of Credit with a one-year tenor may provide for the automatic renewal thereof for additional one-year periods (which, in no event, shall extend beyond the date referred to in clause (B) of this paragraph (c)).

            (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Facility Lenders, such Issuing Bank hereby grants to each Revolving Facility Lender, and each Revolving Facility Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Facility Lender's Revolving Facility Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Facility Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent in Dollars or the Foreign Currency in which such Letter of Credit is denominated, as the case may be, for the account of the applicable Issuing Bank, such Revolving Facility Lender's Revolving Facility Percentage of each L/C Disbursement made by such Issuing Bank not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason. Each Revolving Facility Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

            (e) Reimbursement. If the applicable Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower for which such Letter of Credit was issued shall reimburse such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement in Dollars or the Foreign Currency in which such Letter of Credit is denominated, as the case may be, not later than 5:00 p.m., Local time, on the Business Day immediately following the date such Borrower receives notice under paragraph (g) of this Section of such L/C Disbursement, provided that such Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or
      2.04 that such payment be financed with an ABR Revolving Facility Borrowing or a Swingline Borrowing or an Eurocurrency Revolving Loan denominated in the applicable Foreign Currency, as applicable, in an equivalent amount and, to the extent so financed, such Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Facility Borrowing or Swingline Borrowing or Eurocurrency Revolving Loan. If any Borrower fails to reimburse any L/C Disbursement when due, then the Administrative Agent shall promptly notify the applicable Issuing Bank and each other

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

      Revolving Facility Lender of the applicable L/C Disbursement, the payment then due from such Borrower and, in the case of a Revolving Facility Lender, such Lender's Revolving Facility Percentage thereof. Promptly following receipt of such notice, each Revolving Facility Lender shall pay to the Administrative Agent in Dollars or such Foreign Currency, as the case may be, its Revolving Facility Percentage of the payment then due from such Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Facility Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank in Dollars or such Foreign Currency, as the case may be, the amounts so received by it from the Revolving Facility Lenders. Promptly following receipt by the Administrative Agent of any payment from such Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Facility Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Facility Lender pursuant to this paragraph to reimburse an Issuing Bank for any L/C Disbursement (other than the funding of an ABR Revolving Loan or a Swingline Borrowing or an Eurocurrency Revolving Loan as contemplated above) shall not constitute a Loan and shall not relieve any Borrower of its obligation to reimburse such L/C Disbursement.

            (f) Obligations Absolute. The obligation of each Borrower to reimburse L/C Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrower's obligations hereunder; provided that, in each case, payment by the Issuing Bank shall not have constituted gross negligence or willful misconduct. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to any Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such

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

      Borrower that are determined by a court having jurisdiction to have been caused by (i) such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof or (ii) such Issuing Bank's refusal to issue a Letter of Credit in accordance with the terms of this Agreement. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank, such Issuing Bank shall be deemed to have exercised care in each such determination and each refusal to issue a Letter of Credit. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

            (g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make a L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve any Borrower of its obligation to reimburse such Issuing Bank and the Revolving Facility Lenders with respect to any such L/C Disbursement.

            (h) Interim Interest. If an Issuing Bank shall make any L/C Disbursement, then, unless the applicable Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that such Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to ABR Revolving Loans or Eurocurrency Revolving Loans denominated in the applicable Foreign Currency, as applicable; provided that, if such L/C Disbursement is not reimbursed by such Borrower when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply; provided further that any L/C Disbursement that is reimbursed after the date such L/C Disbursement is required to be reimbursed under paragraph (e) of this Section, (A) be payable in Dollars or the Foreign Currency in which such Letter of Credit is denominated, as the case may be, (B) bear interest at the rate per annum then applicable to ABR Revolving Loans or Eurocurrency Revolving Loans denominated in the applicable Foreign Currency, as applicable, and (C) Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Facility Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Revolving Facility Lender to the extent of such payment.

            (i) Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Borrowers, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the

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

      Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, each Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
      Section 2.12. From and after the effective date of any such replacement,
      (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement but shall not be required to issue additional Letters of Credit.

            (j) Cash Collateralization. If any Event of Default shall occur and be continuing, (i) in the case of an Event of Default described in Section 7.01(h) or (i), on the Business Day or (ii) in the case of any other Event of Default, on the third Business Day, in each case, following the date on which any Borrower receives notice from the Administrative Agent (or, if the maturity of the Loans has been accelerated, Revolving Facility Lenders with Revolving L/C Exposure representing greater than 50% of the total Revolving L/C Exposure) demanding the deposit of cash collateral pursuant to this paragraph, such Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in Dollars in cash equal to the Revolving L/C Exposure as of such date plus any accrued and unpaid interest thereon; provided that, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of
      Section 7.01, the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable in Dollars or such Foreign Currency, without demand or other notice of any kind. Each Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Each such deposit pursuant to this paragraph or pursuant to
      Section 2.11(b) shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the applicable Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of (i) for so long as an Event of Default shall be continuing, the Administrative Agent and (ii) at any other time, the applicable Borrower, in each case, in Permitted Investments and at the risk and expense of such Borrower, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for L/C Disbursements for which such Issuing Bank has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the applicable Borrower for the Revolving L/C Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Facility Lenders with Revolving L/C Exposure representing greater than 50% of the total Revolving L/C Exposure), be applied to satisfy other obligations of such Borrower under this Agreement. If any Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of

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

      an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three (3) Business Days after all Events of Default have been cured or waived. If any Borrower is required to provide an amount of cash collateral hereunder pursuant to
      Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to such Borrower as and to the extent that, after giving effect to such return, such Borrower would remain in compliance with
      Section 2.11(b) and no Event of Default shall have occurred and be continuing.

            (k) Additional Issuing Banks. From time to time, the Borrowers may by notice to the Administrative Agent designate up to three Lenders (in addition to Citibank, N.A.) that agree (in their sole discretion) to act in such capacity and are reasonably satisfactory to the Administrative Agent as Issuing Banks. Each such additional Issuing Bank shall execute a counterpart of this Agreement upon the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and shall thereafter be an Issuing Bank hereunder for all purposes.

            (l) Reporting. Unless otherwise requested by the Administrative Agent, each Issuing Bank shall (i) provide to the Administrative Agent copies of any notice received from any Borrower pursuant to Section 2.05(b) no later than the next Business Day after receipt thereof and (ii) report in writing to the Administrative Agent (A) on or prior to each Business Day on which such Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), and the Issuing Bank shall be permitted to issue, amend, renew or extend such Letter of Credit if the Administrative Agent shall not have advised the Issuing Bank that such issuance, amendment renewal or extension would not be in conformity with the requirements of this Agreement, (B) on each Business Day on which such Issuing Bank makes any L/C Disbursement, the date of such L/C Disbursement and the amount of such L/C Disbursement and (C) on any other Business Day, such other information as the Administrative Agent shall reasonably request, including but not limited to prompt verification of such information as may be requested by the Administrative Agent. If requested by any Lender, the Administrative Agent shall provide copies to such Lender of the reports referred to in clause (ii) of the preceding sentence and a summary of such reports on a monthly basis.

            SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds, (i) in the case of a Loan denominated in Dollars, in Dollars, by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, and (ii) in the case of a Loan denominated in a Foreign Currency, in the applicable Foreign Currency, by 12:00 noon, Local Time, to the account of the Sub-Agent most recently designated by the Administrative Agent for such purpose by notice to the Lenders, as the case may be; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such

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

Borrower maintained with the Administrative Agent in New York City or as otherwise agreed between such Borrower and the Administrative Agent, and designated by such Borrower in the Borrowing Request; provided that ABR Revolving Loans, Swingline Borrowings and Eurocurrency Revolving Loans made to finance the reimbursement of a L/C Disbursement and reimbursements as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

            (b) Unless the Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, (A) for Loans denominated in Dollars, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) for Loans denominated in a Foreign Currency, the greatest of the Federal Funds Rate, the cost of funds incurred by the Administrative Agent or Sub-Agent in respect of such amount and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, (A) for Loans denominated in Dollars, the interest rate applicable to ABR Loans and (B) for Loans denominated in a Foreign Currency, the greater of the interest rate applicable to ABR Loans and the cost of funds incurred by the Administrative Agent or Sub-Agent in respect of such amount. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

            SECTION 2.07. Interest Elections. (a) Each Borrowing denominated in Dollars initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, each Borrower may elect, in the case of a Borrowing denominated in Dollars, to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. Each Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

            (b) To make an election pursuant to this Section, a Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by

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

hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the applicable Borrower.

            (b) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

            (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

            (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

            (iii) in the case of a Borrowing denominated in Dollars, whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

            (iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election.

If any such Interest Election Request made by any Borrower requests a Eurocurrency Borrowing but does not specify an Interest Period, then such Borrower shall be deemed to have selected an Interest Period of one month's duration.

            (c) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender's portion of each resulting Borrowing.

            (d) If any Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, (i) if such Borrowing is denominated in Dollars, such Borrower shall be deemed to have converted such Borrowing to an ABR Borrowing, and (ii) if such Borrowing is denominated in a Foreign Currency, such Borrower shall be deemed to have selected a one-month Interest Period for such Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies such Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each Eurocurrency Borrowing denominated in a Foreign Currency shall bear interest calculated on the one-week EURIBO Rate.

            SECTION 2.08. Termination and Reduction of Commitments. (a) Unless previously terminated, the Revolving Facility Commitments shall terminate on the Revolving Facility Maturity Date. The parties hereto acknowledge that the Tranche B Term Loan Commitments will terminate at 5 p.m. New York City time on the Closing Date.

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

            (b) Each Borrower may at any time terminate, or from time to time reduce, the Commitments under any Facility; provided that (i) each reduction of the Commitments under any Facility shall be in an amount that is an integral multiple of U.S.$1.0 million and not less than U.S.$5.0 million (or, if less, the remaining amount of the Revolving Facility Commitments) and (ii) no Borrower shall terminate or reduce the Revolving Facility Commitments if, after giving effect to any concurrent prepayment of the Revolving Facility Loans in accordance with Section 2.11, the Revolving Facility Credit Exposure would exceed the total Revolving Facility Commitments.

            (c) Each Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Facility Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by any Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Facility Commitments delivered by such Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by such Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments under any Facility shall be made ratably among the Lenders in accordance with their respective Commitments under such Facility.

            SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Facility Lender the then unpaid principal amount of each Revolving Facility Loan to such Borrower on the Revolving Facility Maturity Date, (ii) to the Administrative Agent for the account of each Tranche B Dollar Term Lender the then unpaid principal amount of each Tranche B Dollar Term Loan of such Lender to such Borrower on such dates and in such amounts as provided in Section 2.10, (iii) to the Administrative Agent for the account of each Tranche B Euro Term Lender the then unpaid principal amount of each Tranche B Euro Term Loan of such Lender to such Borrower on such dates and in such amounts as provided in Section 2.10 and (iv) to the Swingline Lender the then unpaid principal amount of each Swingline Loan made to such Borrower on the earlier of the Revolving Facility Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least seven Business Days after such Swingline Loan is made; provided that on each date that a Revolving Facility Borrowing (other than a Borrowing that is required to finance the reimbursement of an L/C Disbursement as contemplated by
Section 2.05(e)) is made by the Domestic Borrower, the Domestic Borrower shall repay all Swingline Loans then outstanding.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Facility and Type thereof and the Interest

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Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) any amount received by such Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

            (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

            (e) Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note substantially in the form of Exhibit L-1 or Exhibit L-2, as applicable. In such event, each such Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

            SECTION 2.10. Repayment of Term Loans and Revolving Facility Loans.
(a) (i) Subject to adjustment pursuant to paragraph (c) of this Section, the Domestic Borrower and the UK Borrower shall repay Tranche B Dollar Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date in respect of such Borrower (each such date being referred to as a "Tranche B Dollar Installment Date"):

                                            Domestic Borrower                UK Borrower
            Date                                 Amount                         Amount
------------------------------              -----------------              ---------------
December 31, 2004                           U.S.$    700,000               U.S.$    37,500
March 31, 2005                              U.S.$    700,000               U.S.$    37,500
June 30, 2005                               U.S.$    700,000               U.S.$    37,500
September 30, 2005                          U.S.$    700,000               U.S.$    37,500
December 31, 2005                           U.S.$    700,000               U.S.$    37,500
March 31, 2006                              U.S.$    700,000               U.S.$    37,500
June 30, 2006                               U.S.$    700,000               U.S.$    37,500
September 30, 2006                          U.S.$    700,000               U.S.$    37,500
December 31, 2006                           U.S.$    700,000               U.S.$    37,500
March 31, 2007                              U.S.$    700,000               U.S.$    37,500
June 30, 2007                               U.S.$    700,000               U.S.$    37,500
September 30, 2007                          U.S.$    700,000               U.S.$    37,500
December 31, 2007                           U.S.$    700,000               U.S.$    37,500
March 31, 2008                              U.S.$    700,000               U.S.$    37,500
June 30, 2008                               U.S.$    700,000               U.S.$    37,500
September 30, 2008                          U.S.$    700,000               U.S.$    37,500
December 31, 2008                           U.S.$    700,000               U.S.$    37,500
March 31, 2009                              U.S.$    700,000               U.S.$    37,500

                                            Domestic Borrower                UK Borrower
            Date                                 Amount                         Amount
------------------------------              -----------------              ---------------
June 30, 2009                               U.S.$    700,000               U.S.$    37,500
September 30, 2009                          U.S.$    700,000               U.S.$    37,500
December 31, 2009                           U.S.$    700,000               U.S.$    37,500
March 31, 2010                              U.S.$    700,000               U.S.$    37,500
June 30, 2010                               U.S.$    700,000               U.S.$    37,500
September 30, 2010                          U.S.$    700,000               U.S.$    37,500
December 31, 2010                           U.S.$    700,000               U.S.$    37,500
March 31, 2011                              U.S.$    700,000               U.S.$    37,500
June 30, 2011                               U.S.$    700,000               U.S.$    37,500
Tranche B Dollar Maturity Date              U.S.$261,100,000               U.S.$13,987,500

In the event that any New Tranche B Term Loans denominated in Dollars are made on an Increased Amount Date, the amount due on each Tranche B Dollar Installment Date (other than the Tranche B Dollar Maturity Date) occurring after the Increased Amount Date shall increase by an amount equal to 1/4 of 1% per annum of the principal amount of such New Tranche B Term Loans, with the remaining principal amount of such New Tranche B Term Loans being repaid on the Tranche B Dollar Maturity Date.

            (ii) Subject to adjustment pursuant to paragraph (c) of this Section, the French Borrower shall repay Tranche B Euro Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date (each such date being referred to as a "Tranche B Euro Installment Date"):

            Date                    French Borrower Amount
----------------------------        ----------------------
December 31, 2004                      (euro)   196,250
March 31, 2005                         (euro)   196,250
June 30, 2005                          (euro)   196,250
September 30, 2005                     (euro)   196,250
December 31, 2005                      (euro)   196,250
March 31, 2006                         (euro)   196,250
June 30, 2006                          (euro)   196,250
September 30, 2006                     (euro)   196,250
December 31, 2006                      (euro)   196,250
March 31, 2007                         (euro)   196,250
June 30, 2007                          (euro)   196,250
September 30, 2007                     (euro)   196,250
December 31, 2007                      (euro)   196,250
March 31, 2008                         (euro)   196,250
June 30, 2008                          (euro)   196,250
September 30, 2008                     (euro)   196,250
December 31, 2008                      (euro)   196,250
March 31, 2009                         (euro)   196,250
June 30, 2009                          (euro)   196,250
September 30, 2009                     (euro)   196,250

            Date                    French Borrower Amount
----------------------------        ----------------------
December 31, 2009                      (euro)   196,250
March 31, 2010                         (euro)   196,250
June 30, 2010                          (euro)   196,250
September 30, 2010                     (euro)   196,250
December 31, 2010                      (euro)   196,250
March 31, 2011                         (euro)   196,250
June 30, 2011                          (euro)   196,250
Tranche B Euro Maturity Date           (euro)73,201,250

In the event that any New Tranche B Term Loans denominated in Euros are made on an Increased Amount Date, the amount due on each Tranche B Euro Installment Date (other than the Tranche B Euro Maturity Date) occurring after the Increased Amount Date shall increase by an amount equal to 1/4 of 1% per annum of the principal amount of such New Tranche B Term Loans, with the remaining principal amount of such New Tranche B Term Loans being repaid on the Tranche B Euro Maturity Date.

            (b) To the extent not previously paid, all Tranche B Dollar Term Loans shall be due and payable on the Tranche B Dollar Maturity Date and to the extent not previously paid, all Tranche B Euro Term Loans shall be due and payable on the Tranche B Euro Maturity Date.

            (c) Prepayment of the Tranche B Term Borrowings from:

            (i) all Net Proceeds or Acquisition Agreement Payments pursuant to
      Section 2.11(c) or 2.11(e), respectively, shall be applied ratably (determined by the Equivalent in Dollars three (3) Business Days prior to the date of payment) to the Tranche B Dollar Facility and the Tranche B Euro Facility and, in respect of each such Facility, shall be applied to reduce on a pro rata basis (based on the amount of such amortization payments) the remaining scheduled amortization payments in respect of such Term Borrowings; and

            (ii) Excess Cash Flow pursuant to Section 2.11(d) and any optional prepayments pursuant to Section 2.11(a) shall be applied to the Tranche B Dollar Facility and the Tranche B Euro Facility as directed by the Domestic Borrower or the Foreign Borrowers, as applicable.

            (d) Any Lender holding Term Loans may elect, on not less than two Business Days' prior written notice to the Administrative Agent with respect to any mandatory prepayment made pursuant to Section 2.11(c), Section 2.11(d) or
Section 2.11(e), not to have such prepayment applied to such Lender's Term Loans, in which case, the full amount not so applied shall be retained by the Domestic Borrower or the Foreign Borrowers, as applicable.

            (e) Prior to any repayment of any Borrowing under any Facility hereunder, a Borrower shall select the Borrowing or Borrowings under the applicable Facility to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 2:00 p.m., Local Time, (i) in the case of an ABR Borrowing, one Business Day before the scheduled date of such repayment and (ii) in the case of a Eurocurrency Borrowing, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing (x) in the case of the Revolving Facility, shall be applied to the Revolving Facility Loans included in the repaid Borrowing such that each Revolving Facility Lender receives its ratable share of such repayment (based upon the respective Revolving Facility Credit Exposures of the Revolving Facility Lenders at the time of such repayment) and (y) in all other cases, shall be applied ratably to the Loans included in the repaid Borrowing. Notwithstanding anything to the contrary in the immediately preceding sentence, prior to any repayment of a Swingline Borrowing hereunder, the Domestic Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 1:00 p.m., Local Time, on the scheduled date of such repayment. Repayments of Borrowings shall be accompanied by accrued interest on the amount repaid.

            SECTION 2.11. Prepayment of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (but subject to Section 2.16), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in accordance with Section 2.10(e).

            (b) If on any date, the Administrative Agent notifies the Domestic Borrower that, on the last day of any month, the sum of (A) the sum of aggregate principal amount of all Revolving Facility Loans denominated in Dollars plus the aggregate principal amount of all Letters of Credit denominated in Dollars then outstanding plus (B) the Equivalent in Dollars (determined on the third Business Day prior to such interest payment date) of the sum of the aggregate principal amount of all Revolving Facility Loans denominated in Foreign Currencies plus the aggregate principal amount of all Letters of Credit denominated in Foreign Currencies then outstanding exceeds 105% of the aggregate Revolving Facility Commitments of the Lenders on such date, the Domestic Borrower and each other Borrower shall, as soon as practicable and in any event within two Business Days following such date, prepay the outstanding principal amount of any Revolving Facility Loans owing by such Borrower in an aggregate amount (or deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) sufficient to reduce such sum to an amount not to exceed 100% of the aggregate Revolving Facility Commitments of the Lenders on such date together with any interest accrued to the date of such prepayment on the aggregate principal amount of Revolving Facility Loans prepaid. The Administrative Agent shall give prompt notice of any prepayment required under this Section 2.11(b) to the Domestic Borrower and the Lenders.

            (c) Each Borrower shall apply all Net Proceeds upon receipt thereof to prepay Tranche B Term Borrowings in accordance with paragraphs (c) and (d) of
Section 2.10.

            (d) Not later than 90 days after the end of each Excess Cash Flow Period, the Domestic Borrower shall calculate Excess Cash Flow for such Excess Cash Flow Period and the Domestic Borrower or any Foreign Borrower, as applicable, shall apply an aggregate amount equal to the Required Percentage of such Excess Cash Flow to prepay Tranche B Term Borrowings in accordance with paragraphs (c) and (d) of Section 2.10. Not later than the date on which the Domestic Borrower is required to deliver financial statements with respect to the end of each Excess Cash Flow Period under Section 5.04(a), the Domestic Borrower will deliver to the Administrative Agent a certificate signed by a Financial Officer of the Domestic Borrower setting forth the amount, if any, of Excess Cash Flow for such fiscal year and the calculation thereof in reasonable detail.

            (e) Following the receipt of any Acquisition Agreement Payments, each Borrower shall prepay, or cause to be prepaid, Term Borrowings in accordance with paragraphs (c) and (d) of Section 2.10.

            SECTION 2.12. Fees. (a) The Domestic Borrower agrees to pay to each Lender (other than any Defaulting Lender), through the Administrative Agent, 10 Business Days after the last day of March, June, September and December in each year, and three Business Days after the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a commitment fee (a "Commitment Fee") on the daily amount of the Available Unused Commitment of such Lender during the preceding quarter (or other period commencing with the Closing Date and ending with the date on which the last of the Commitments of such Lender shall be terminated) at the rate per annum set forth under the caption "Commitment Fee" below based upon the Leverage Ratio as of the most recent determination date; provided that until the Trigger Date, the Leverage Ratio shall be deemed to be Category 1.

            Leverage Ratio                                     Commitment Fee
            --------------                                     --------------
Category 1
Equal to or greater than 4.00 to 1.00                               0.50%

Category 2
Less than 4.00 to 1.00                                             0.375%

            All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. For the purpose of calculating any Lender's Commitment Fee, the outstanding Swingline Loans during the period for which such Lender's Commitment Fee is calculated shall be deemed to be zero. The Commitment Fee due to each Lender shall begin to accrue on the Closing Date and shall cease to accrue on the date on which the last of the Commitments of such Lender shall be terminated as provided herein.

            (b) The Domestic Borrower from time to time agrees to pay to each Revolving Facility Lender (other than any Defaulting Lender), through the Administrative Agent, 10 Business Days after the last day of March, June, September and December of each year and three Business Days after the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a fee (an "L/C Participation Fee") on such Lender's Revolving Facility Percentage of the daily aggregate Revolving L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements), during the preceding quarter (or shorter period commencing with the Closing Date and ending with the Revolving Facility Maturity Date or the date on which the Revolving Facility Commitments shall be terminated) at the rate per annum equal to the Applicable Margin for Eurocurrency Revolving Facility Borrowings effective for each day in such period. Each Borrower from time to time agrees to pay to each Issuing Bank, for its own account, (x) 10 Business Days after the last day of March, June, September and December of each year and three Business Days after the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a fronting fee in respect of each Letter of Credit issued by such Issuing Bank at the request of such Borrower for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit (computed at a rate equal to 1/4 of 1% per annum of the daily average stated amount of such Letter of Credit), plus (y) in connection with the issuance, amendment or transfer of any such Letter of Credit or any L/C Disbursement thereunder, such Issuing Bank's customary documentary and processing charges (collectively, "Issuing Bank Fees"). All L/C Participation Fees and Issuing Bank Fees that are payable on a per annum basis shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

            (c) The Domestic Borrower agrees to pay to the Administrative Agent, for the account of the Administrative Agent, the fees set forth in the Fee Letter, dated as of August 25, 2004, as amended, restated, supplemented or otherwise modified from time to time, at the times specified therein (the "Administrative Agent Fees").

            (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that Issuing Bank Fees shall be paid directly to the applicable Issuing Banks. Once paid, none of the Fees shall be refundable under any circumstances.

            SECTION 2.13. Interest. (a) Each Borrower shall pay interest on the unpaid principal amount of each ABR Loan made to such Borrower at the Alternate Base Rate plus the Applicable Margin.

            (b) Each Borrower shall pay interest on the unpaid principal amount of each Eurocurrency Loan made to such Borrower at the Adjusted LIBO Rate for the Interest Period in effect for such Eurocurrency Loan plus the Applicable Margin.

            (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any Fees or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such Borrower shall pay interest on such overdue amount, after as well as before judgment, at a rate per annum equal to (x) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (y) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section; provided that this paragraph (c) shall not apply to any Event of Default that has been waived by the Lenders pursuant to Section 9.08.

            (d) Accrued interest on each Loan shall be payable by the applicable Borrower in arrears (i) on each Interest Payment Date for such Loan, (ii) in the case of Revolving Facility Loans, upon termination of the Revolving Facility Commitments, (iii) in the case of the Tranche B Dollar Term Loans, on the Tranche B Dollar Maturity Date and (iv) in the case of the Tranche B Euro Term Loans, on the Tranche B Euro Maturity Date; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

            (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) all interest on Loans denominated in Sterling shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and
(ii) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate, LIBO Rate or EURIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

            SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing denominated in any currency:

            (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the LIBO Rate or the EURIBO Rate, as applicable, for such Interest Period; or

            (b) the Administrative Agent is advised by the Required Lenders or the Majority Lenders under the Revolving Facility that the Adjusted LIBO Rate, the LIBO Rate or the EURIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and such Borrowing, if denominated in Dollars, shall be converted to, and if denominated in Euros, shall be exchanged into the Equivalent thereof in Dollars and converted to, an ABR Borrowing, in each case on the last day of the Interest Period applicable thereto, and (ii) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing or shall be made as a Borrowing bearing interest at such rate as the Majority Lenders under the Revolving Facility shall agree adequately reflects the costs to the Revolving Facility Lenders of making the Loans comprising such Borrowing.

            SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate or those for which payment has been requested pursuant to
      Section 2.20) or Issuing Bank; or

            (ii) impose on any Lender or Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein (except those for which payment has been requested pursuant to Section 2.20);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) to any Borrower or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then such Borrower will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

            (b) If any Lender or Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or any of the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy), then from time to time each Borrower to which such Loans were made or are to be made shall pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

            (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. Each Borrower shall pay such Lender or Issuing Bank, as applicable, the amount shown as due on any such certificate within 10 days after receipt thereof.

            (d) Promptly after any Lender or any Issuing Bank has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender or Issuing Bank shall notify the Borrowers thereof. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or Issuing Bank's right to demand such compensation; provided that no Borrower shall be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as applicable, notifies such Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

            SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by any Borrower pursuant to Section 2.19, then, in any such event, such Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Eurocurrency Loan, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars if such Loan is denominated in Dollars or the applicable Foreign Currency if such Loan is denominated in such Foreign Currency, as the case may be, of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to such Borrower and shall be conclusive absent manifest error. Such Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

            SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if a Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) any Agent, Lender or Issuing Bank, as applicable, receives an amount equal to the sum it would have received had no such deductions for Indemnified Taxes and Other Taxes been made,
(ii) such Loan Party shall make such deductions and (iii) such Loan Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) In addition, each Loan Party shall pay any Other Taxes payable on account of any obligation of such Loan Party to the relevant Governmental Authority in accordance with applicable law.

            (c) Each Loan Party shall indemnify each Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (other than Indemnified Taxes or Other Taxes resulting from gross negligence or willful misconduct of such Agent, Lender or Issuing Bank and without duplication of any amounts indemnified under Section 2.17(a)) paid by such Agent, Lender or Issuing Bank, as applicable, on or with respect to any payment by or on account of any obligation of such Loan Party under any Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability and setting forth in reasonable detail the calculation for such payment or liability delivered to such Loan Party by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf, on behalf of another Agent or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error of the Lender, the Issuing Bank or the Administrative Agent.

            (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (e) Any Lender, Agent or Issuing Bank that is entitled to an exemption from or reduction of withholding Tax otherwise indemnified against by a Loan Party pursuant to this Section 2.17 with respect to payments under any Loan Document shall deliver to the relevant Borrower or the relevant Governmental Authority (with a copy to the Administrative Agent), to the extent such Lender, Agent or Issuing Bank is legally entitled to do so, at the time or times prescribed by applicable law such properly completed and executed documentation prescribed by applicable law as may reasonably be requested by such Borrower to permit such payments to be made without such withholding tax or at a reduced rate; provided that no Lender shall have any obligation under this paragraph (e) with respect to any withholding Tax imposed by any jurisdiction other than the United States or the jurisdiction under the laws of which any Borrower is organized or in which it is treated as a tax resident if in the reasonable judgment of such Lender such compliance would subject such Lender to any material cost or expense not reimbursed or indemnified by the Loan Parties or would otherwise prejudice such Lender's interest in any material respect.

            (f) If an Agent, Lender or Issuing Bank determines, in good faith and in its sole discretion, that it has received a refund of any taxes in respect of or calculated with reference to Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section
2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent, Lender or Issuing Bank (including any Taxes imposed with respect to such refund) as is determined by the Agent, Lender or Issuing Bank in good faith and in its sole discretion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of such Agent, Lender or Issuing Bank, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed

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by the relevant Governmental Authority) to such Agent, Lender or Issuing Bank in the event such Agent, Lender or Issuing Bank is required to repay such refund to such Governmental Authority. This Section shall not be construed to require any Agent, Lender or Issuing Bank to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Loan Parties or any other Person.

            (g) A Loan Party is not required to pay an increased amount to a Lender or Agent under clause (a) of this Section 2.17 in respect of any Indemnified Tax that is required by the United Kingdom to be deducted from any payment by that Loan Party of interest on a Loan to a Borrower incorporated in the United Kingdom, if on the date on which the payment falls due (i) the payment could have been made to the relevant Lender or Agent without deduction of the relevant Indemnified Tax if the relevant Lender was a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant Governmental Authority; or (ii) the relevant Lender is a Treaty Lender (as defined in the definition of Qualifying Lender) and the Loan Party making the payment is able to demonstrate that the payment could have been made to the relevant Lender or Agent without deduction of the relevant Indemnified Tax had the relevant Lender complied with its obligations under clause (e) of this
Section 2.17.

            SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Unless otherwise specified, each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of L/C Disbursements, or of amounts payable under Section 2.15, 2.16, 2.17 or 2.20, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrowers by the Administrative Agent, except payments to be made directly to the applicable Issuing Bank or the applicable Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17, 2.20 and 9.05 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Except for Loans denominated in any Foreign Currency (the principal of and interest on which hereunder shall be paid in such Foreign Currency) and except for reimbursement obligations with respect to any Letter of Credit denominated in any Foreign Currency (which shall be paid in such Foreign Currency), all payments hereunder of (i) principal or interest in respect of any Loan, (ii) reimbursement obligations with respect to any Letter of Credit or
(iii) any other amount due hereunder or under any other Loan Document shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if such Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating

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procedures of the clearing or settlement system used by such Administrative
Agent to make such payment.

            (b) If at any time insufficient funds are received by and available to the Administrative Agent from any Borrower to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest and fees then due from such Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed L/C Disbursements then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed L/C Disbursements then due to such parties.

            (c) If any Lender shall, by exercising any right of set-off or counterclaim, through the application of any proceeds of Collateral or otherwise, obtain payment in respect of any principal of or interest on any of its Term Loans, Revolving Facility Loans or participations in L/C Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans, Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Term Loans, Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans, Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant, other than to such Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph (c) shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

            (d) Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as applicable, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as applicable, severally agrees to repay to the Administrative Agent

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forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

            (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

            (f) To the extent that the Administrative Agent receives funds for application to the amounts owing by any Borrower under or in respect of this Agreement in currencies other than the currency or currencies required to enable the Administrative Agent to distribute funds to the Lenders in accordance with the terms of this Section 2.18, the Administrative Agent shall be entitled to convert or exchange such funds into Dollars or into a Foreign Currency or from Dollars to a Foreign Currency or from a Foreign Currency to Dollars, as the case may be, to the extent necessary to enable the Agent to distribute such funds in accordance with the terms of this Section 2.18; provided that each Borrower and each of the Lenders hereby agree that the Administrative Agent shall not be liable or responsible for any loss, cost or expense suffered by such Borrower or such Lender as a result of any conversion or exchange of currencies affected pursuant to this Section 2.18(f) or as a result of the failure of the Administrative Agent to effect any such conversion or exchange; and provided further that each applicable Borrower agrees to indemnify the Administrative Agent and each Lender, and hold the Administrative Agent and each Lender harmless, for any and all losses, costs and expenses incurred by the Administrative Agent or any Lender for any conversion or exchange of currencies (or the failure to convert or exchange any currencies) in accordance with this
Section 2.18(f).

            SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15 or 2.20, or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15, 2.17 or 2.20, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The relevant Loan Party hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

            (b) If any Lender requests compensation under Section 2.15 or 2.20, or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or is a Defaulting Lender, then such Loan Party may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in

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accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Loan Party shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Loan Party (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or 2.20 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.19 shall be deemed to prejudice any rights that any Loan Party may have against any Lender that is a Defaulting Lender.

            (c) If any Lender (such Lender, a "Non-Consenting Lender") has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.08 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then provided no Event of Default then exists, such Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans, and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent, provided that: (a) all Obligations of Borrowers owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment each Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04.

            SECTION 2.20. Additional Reserve Costs. (a) For so long as any Lender is required to make special deposits with the Bank of England or comply with reserve assets, liquidity, cash margin or other requirements of the Bank of England, to maintain reserve asset ratios or to pay fees, in each case in respect of such Lender's Eurocurrency Loans, each Borrower shall pay, contemporaneously with each payment of interest on each of such Loans made to such Borrower, additional interest on such Loan at a rate per annum equal to the Mandatory Costs Rate calculated in accordance with the formula and in the manner set forth in Exhibit F hereto.

            (b) Any additional interest owed pursuant to paragraph (a) above shall be determined by the applicable Lender, which determination shall be conclusive absent manifest error, and notified to the applicable Borrower (with a copy to the Administrative Agent) at least five Business Days before each date on which interest is payable for the applicable Loan, and such additional interest so notified to such Borrower by such Lender shall be payable to the Administrative Agent for the account of such Lender on each date on which interest is payable for such Loan.

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            SECTION 2.21. Increase in Revolving Facility Commitments and/or
Tranche B Term Loan Commitments. (a) New Commitments. At any time following the completion of the syndication of the Facilities (as reasonably determined by the Administrative Agent), either Borrower may by written notice to the Administrative Agent elect to request an increase to the existing Revolving Facility Commitments (any such increase, the "New Revolving Facility Commitments") and/or the Tranche B Dollar Term Loan Commitments and/or the Tranche B Euro Term Loan Commitments (any such increase, the "New Tranche B Term Commitments" and together with the New Revolving Facility Commitments, if any, the "New Commitments"), by an amount not in excess of U.S.$200.0 million (or the Equivalent thereof in Euros on the date of such request) in the aggregate or a lesser amount in integral multiples of U.S.$10.0 million (or the Equivalent thereof in Euros on the date of such request). Such notice shall (A) specify the date (an "Increased Amount Date") on which such Borrower proposes that the New Commitments and, in the case of New Tranche B Term Commitments, the date for borrowing, as applicable, be made available, which shall be a date not less than 5 Business Days after the date on which such notice is delivered to the Administrative Agent, and (B) offer each Revolving Facility Lender (in the case of New Revolving Facility Commitments) and/or Tranche B Dollar Term Lender (in the case of New Tranche B Term Commitments denominated in Dollars) and/or Tranche B Euro Term Lender (in the case of New Tranche B Term Commitments denominated in Euros) the right to increase its Revolving Facility Commitment and/or Tranche B Dollar Term Loan Commitment and/or Tranche B Euro Term Loan Commitment, as applicable, on a pro rata basis. The applicable Borrower shall notify the Administrative Agent in writing of the identity of each Revolving Facility Lender, Tranche B Dollar Term Lender, Tranche B Euro Term Loan Commitment or other financial institution reasonably acceptable to the Administrative Agent (each, a "New Revolving Facility Lender," a "New Tranche B Term Lender" or generally, a "New Lender") to whom the New Commitments have been (in accordance with the prior sentence) allocated and the amounts of such allocations; provided that any Lender approached to provide all or a portion of the New Commitments may elect or decline, in its sole discretion, to provide a New Commitment. Such New Commitments shall become effective as of such Increased Amount Date, and in the case of New Tranche B Term Commitments, such new Term Loans in respect hereof ("New Tranche B Term Loans") shall be made on such Increased Amount Date; provided that (1) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Commitments and Loans; (2) such increase in the Revolving Facility Commitments and/or the Tranche B Dollar Term Loan Commitments and/or Tranche B euro Term Commitments shall be evidenced by one or more joinder agreements executed and delivered to Administrative Agent by each New Lender, as applicable, and each shall be recorded in the register, each of which shall be reasonably satisfactory to the Administrative Agent and subject to the requirements set forth in Section 2.17(e); and (3) the Borrowers shall make any payments required pursuant to Section 2.16 in connection with the provisions of the New Commitments.

            (b) On any Increased Amount Date on which New Revolving Facility Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (i) each of the existing Revolving Facility Lenders shall assign to each of the New Revolving Facility Lenders, and each of the New Revolving Facility Lenders shall purchase from each of the existing Revolving Facility Lenders, at the principal amount thereof, such interests in the outstanding Revolving Facility Loans and participations in Letters of Credit and Swingline Loans outstanding on such Increased Amount Date that will result in, after giving effect to all

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such assignments and purchases, such Revolving Facility Loans and participations in Letters of Credit and Swingline Loans being held by existing Revolving Facility Lenders and New Revolving Facility Lenders ratably in accordance with their Revolving Facility Commitments after giving effect to the addition of such New Revolving Facility Commitments to the Revolving Facility Commitments, (ii) each New Revolving Facility Commitment shall be deemed for all purposes a Revolving Facility Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Facility Loan and have the same terms as any existing Revolving Facility Loan and (iii) each New Revolving Facility Lender shall become a Lender with respect to the Revolving Facility Commitments and all matters relating thereto.

            (c) On any Increased Amount Date on which New Tranche B Term Loan Commitments denominated in Dollars are effected and borrowed, subject to the satisfaction of the foregoing terms and conditions, (i) each New Tranche B Term Loan Commitment shall be deemed for all purposes a Tranche B Dollar Term Loan Commitment and each Loan made thereunder shall be deemed, for all purposes, a Tranche B Dollar Term Loan, (ii) each New Tranche B Term Lender shall become a Lender with respect to the Tranche B Dollar Term Loan Commitments and all matters relating thereto and (iii) the New Tranche B Term Loans shall have the same terms as the existing Tranche B Dollar Term Loans and be made by each New Tranche B Term Lender on the Increased Amount Date. On any Increased Amount Date on which New Tranche B Term Loan Commitments denominated in Euros are effected and borrowed, subject to the satisfaction of the foregoing terms and conditions,
(i) each New Tranche B Term Loan Commitment shall be deemed for all purposes a Tranche B Euro Term Loan and each Loan made thereunder shall be deemed, for all purposes, a Tranche B Euro Term Loan, (ii) each New Tranche B Term Lender shall become a Lender with respect to the Tranche B Euro Term Loan Commitments and all matters relating thereto and (iii) the New Tranche B Term Loans shall have the same terms as the existing Tranche B Euro Term Loans and be made by each New Tranche B Term Lender on the Increased Amount Date. All New Tranche B Term Loans made on any Increased Amount Date will be made in accordance with the procedures set forth in Section 2.03.

            (d) The Administrative Agent shall notify the Lenders promptly upon receipt of a Borrower's notice of an Increased Amount Date and, in respect thereof, the New Commitments and the New Lenders.

            SECTION 2.22. Illegality. If any Lender reasonably determines that any change in law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable lending office to make or maintain any Eurocurrency Loans in Dollars or Euros or any other Foreign Currency, then, on notice thereof by such Lender to any Borrower through the Administrative Agent, any obligations of such Lender to make or continue Eurocurrency Loans in Dollars or Euros or such other Foreign Currency, or to convert ABR Borrowings to Eurocurrency Borrowings denominated in Dollars, as the case may be, shall be suspended until such Lender notifies the Administrative Agent and such Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, such Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), if such Eurocurrency Borrowings are denominated in Dollars, convert all such Eurocurrency Borrowings of such Lender made to such Borrower to ABR Borrowings, and if such Eurocurrency Borrowings are denominated in a Foreign Currency, exchange all such

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

Eurocurrency Borrowings into the Equivalent thereof in Dollars and convert such Borrowings to ABR Borrowings, in each case either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, such Borrower shall also pay accrued interest on the amount so prepaid or converted.

            SECTION 2.23. Additional Borrowers. Upon the execution and delivery by any Additional Foreign Borrower acceptable to the Administrative Agent in its reasonable judgment of a supplement to this Agreement, in substantially the form of Exhibit I hereto (a "Credit Agreement Supplement") with such changes and modifications thereto as may be required by the laws of any applicable foreign jurisdiction, (i) such Person shall be referred to as a "Foreign Borrower" and shall be and become a Foreign Borrower, and each reference in this Agreement to a "Foreign Borrower" shall also mean and be a reference to such Foreign Borrower and each reference in any other Loan Document to a "Foreign Borrower" or a "Loan Party" shall also mean and be a reference to such Foreign Borrower, and (ii) such Person shall assume all of the Obligations of a Foreign Borrower which is organized in the same jurisdiction as such Additional Foreign Borrower. The Administrative Agent shall promptly notify each Lender of each such additional Foreign Borrower.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

            Each of Holdings and the Borrowers represents and warrants to each of the Lenders with respect to itself and each of its respective Subsidiaries that:

            SECTION 3.01. Organization; Powers. Except as set forth on Schedule 3.01, each of Holdings, the Borrowers and each of the other Subsidiaries (a) is duly organized, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organization except for such failures to be in good standing which could not reasonably be expected to have a Material Adverse Effect, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of each Borrower, to borrow and otherwise obtain credit hereunder.

            SECTION 3.02. Authorization. The execution, delivery and performance by Holdings, each Borrower, and each of the other Subsidiaries of each of the Loan Documents to which it is a party, and the borrowings hereunder and the Transactions (a) have been duly authorized by all corporate, stockholder, limited liability company or partnership action required to be obtained by Holdings, each Borrower and such Subsidiaries and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Holdings, any Borrower or any such Subsidiary, (B)

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any applicable order of any court or any rule, regulation or order of any
Governmental Authority or (C) any provision of any indenture, lease, agreement or other instrument to which Holdings, any Borrower or any such Subsidiary is a party or by which any of them or any of their respective property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, lease, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3.02, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, any Borrower or any such Subsidiary, other than the Liens created by the Loan Documents.

            SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by Holdings and each Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors' rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

            SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions except for
(a) the filing of UCC financing statements, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office or, with respect to Intellectual Property which is the subject of registration or application outside the United States, such applicable patent, trademark or copyright office or other intellectual property authority, (c) recordation of the Mortgages, (d) such consents, authorizations, filings or other actions that have either (i) been made or obtained and are in full force and effect or (ii) are listed on Schedule 3.04, and (e) such actions, consents and approvals the failure to be obtained or made which could not reasonably be expected to have a Material Adverse Effect.

            SECTION 3.05. Financial Statements. (a) There has heretofore been furnished to the Lenders:

            (i) The audited consolidated balance sheets as of December 31, 2003 and the related audited combined statements of income and cash flows for the years ended December 31, 2003 of the Acquired Business, were prepared in accordance with GAAP consistently applied not only during such periods but also as compared to the periods covered by the financial statements of Acquired Business referred to in paragraph (ii) of this Section 3.05 (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Acquired Business as of the dates thereof and its consolidated results of operations and cash flows for the period then ended; and

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

            (ii) The unaudited interim consolidated balance sheet as of June 30, 2004, and the related unaudited interim combined statements of income and cash flows for the six months ended June 30, 2004 of the Acquired Business, were prepared in accordance with GAAP consistently applied not only during such periods but also as compared to the periods covered by the financial statements of the Acquired Business referred to in paragraph
      (i) of this Section 3.05 (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Acquired Business as of the dates thereof and its consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments).

            (b) There has heretofore been furnished to the Lenders the pro forma consolidated balance sheet of Holdings as of June 30, 2004, prepared giving effect to the Transactions as if the Transactions had occurred on such date. Such pro forma consolidated balance sheet (i) has been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Offering Memorandum (which assumptions are believed by Holdings and the Borrowers to have been reasonable at the time made and to be reasonable as of the Closing Date (it being understood that such assumptions are based on good faith estimates with respect to certain items and that the actual amounts of such items on the Closing Date is subject to variation)) and calculated in the manner set forth in Schedule 1.01(b), (ii) subject to the assumptions and qualifications described in the Offering Memorandum, accurately reflects all adjustments necessary to give effect to the Transactions and (iii) subject to the assumptions and qualifications described in the Offering Memorandum presents fairly, in all material respects, the pro forma financial position of Holdings and its Subsidiaries as of June 30, 2004, as if the Transactions had occurred on such date.

            SECTION 3.06. No Material Adverse Effect. Since December 31, 2003, there has been no event or occurrence which has resulted in or would reasonably be expected to result in, individually or in the aggregate, any Material Adverse Effect.

            SECTION 3.07. Title to Properties; Possession Under Leases. (a) Each of Holdings, the Borrowers and the other Subsidiaries has good and valid record fee simple title to, all Mortgaged Properties, subject solely to Permitted Encumbrances and except where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Borrowers and the other Subsidiaries have maintained, in all material respects and in accordance with normal industry practice, all of the machinery, equipment, vehicles, facilities and other tangible personal property now owned or leased by the Borrowers and the other Subsidiaries that is necessary to conduct their business as it is now conducted. All such Mortgaged Properties are free and clear of Liens, other than Liens expressly permitted by
Section 6.02 or arising by operation of law.

            (b) Each of Holdings, the Borrowers and the other Subsidiaries has complied with all obligations under all leases to which it is a party, except where the failure to comply would not have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. Each of Holdings, the Borrowers and the other Subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than leases

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in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            (c) As of the Closing Date, Holdings, the Borrowers and the other Subsidiaries have good title to or valid leasehold interests in all real property set forth on Schedule 3.17, and all such real property is reasonably necessary for the conduct of the business and operations of Borrower and the other Subsidiaries as currently conducted.

            (d) Each of Holdings, the Borrowers and the other Subsidiaries owns or possesses, or could obtain ownership or possession of, on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary for the present conduct of its business, without any known conflict with the rights of others, and free from any burdensome restrictions, except where such conflicts and restrictions could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            (e) As of the Closing Date, none of Holdings, the Borrowers and their Subsidiaries has received any notice of any pending or contemplated condemnation proceeding affecting any of the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation that remains unresolved as of the Closing Date, except as set forth on Schedule 3.07(e).

            (f) None of Holdings, the Borrowers and their Subsidiaries is obligated on the Closing Date under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein, except as permitted under Section 6.02 or 6.05.

            (g) Schedule 3.07(g) sets forth as of the Closing Date the name and jurisdiction of incorporation, formation or organization of each Subsidiary of Holdings and, as to each such Subsidiary, the percentage of each class of Equity Interests owned by Holdings or by any such Subsidiary, indicating the ownership thereof.

            (h) As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Equity Interests of Holdings, or any of the Subsidiaries, except rights of employees to purchase Equity Interests of the Domestic Borrower in connection with the Transactions or as set forth on
Schedule 3.07(h).

            SECTION 3.08. Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.08(a), there are no actions, suits, investigations or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending against, or, to the knowledge of Holdings or the Borrowers, threatened in writing against or affecting, Holdings or any Borrower or any of the other Subsidiaries or any business, property or rights of any such Person (i) as of the Closing Date, that involve any Loan Document or the Transactions or (ii) which individually could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected, individually or in the aggregate, to materially adversely affect the

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Transactions. Neither the Borrowers nor, to the knowledge of any of the Loan
Parties, any of its Affiliates is in violation of any laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing, effective September 23, 2001, and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (signed into law on October 26, 2001) (the "U.S. Patriot Act").

            (b) Except as set forth in Schedule 3.08(b), none of Holdings, the Borrowers, the other Subsidiaries and their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any currently applicable law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permit) or any restriction of record or agreement affecting any Mortgaged Property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            SECTION 3.09. Federal Reserve Regulations. (a) None of Holdings, the Borrowers and the other Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

            (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

            SECTION 3.10. Investment Company Act; Public Utility Holding Company Act. None of Holdings, the Borrowers or any other Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

            SECTION 3.11. Use of Proceeds. The Borrowers will use the proceeds of the Revolving Facility Loans and Swingline Loans, and may request the issuance of Letters of Credit, solely for general corporate purposes (including, without limitation, the consummation of the Acquisition and the Transactions). The Borrowers may use proceeds of Term Loans solely to consummate the Acquisition and the Transactions.

            SECTION 3.12. Tax Returns. Except as set forth on Schedule 3.12:

            (a) Each of Holdings, the Borrowers and their Subsidiaries (i) has timely filed or caused to be timely filed all federal, state, local and non-U.S. Tax returns required to have been filed by it that are material to such companies taken as a whole and each such Tax return is true and correct in all material respects and (ii) has timely paid or caused to be timely paid all material Taxes shown thereon to be due and payable by it and all other material Taxes or assessments, except Taxes or assessments that are being contested in good faith by appropriate

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proceedings in accordance with Section 5.03 and for which Holdings, the
Borrowers or any of their Subsidiaries (as the case may be) has set aside on its books adequate reserves;

            (b) Each of Holdings, the Borrowers and their Subsidiaries has paid in full or made adequate provision (in accordance with GAAP) for the payment of all Taxes due with respect to all periods or portions thereof ending on or before the Closing Date, which Taxes, if not paid or adequately provided for, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and

            (c) Other than as could not be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect: as of the Closing Date, with respect to each of Holdings, the Borrowers and their Subsidiaries, (i) there are no claims being asserted in writing with respect to any Taxes, (ii) no presently effective waivers or extensions of statutes of limitation with respect to Taxes have been given or requested and (iii) no Tax returns are being examined by, and no written notification of intention to examine has been received from, the Internal Revenue Service or any other Taxing authority.

            SECTION 3.13. No Material Misstatements. (a) All written information (other than the Projections, estimates and information of a general economic nature) (the "Information") concerning Holdings, the Borrowers, their Subsidiaries, the Transactions and any other transactions contemplated hereby included in the Information Memorandum or otherwise prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby, when taken as a whole, were true and correct in all material respects, as of the date such Information was furnished to the Lenders and as of the Closing Date and did not contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made.

            (b) The Projections and estimates and information of a general economic nature prepared by or on behalf of the Borrowers or any of their representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby (i) have been prepared in good faith based upon assumptions believed by the Borrowers to be reasonable as of the date thereof, as of the date such Projections and estimates were furnished to the Initial Lenders and as of the Closing Date, and (ii) as of the Closing Date, have not been modified in any material respect by any Borrower.

            SECTION 3.14. Employee Benefit Plans. (a) Each of Holdings, the Borrowers, the other Subsidiaries and the ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to Plans (and the regulations and published interpretations thereunder), except for such noncompliance that could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the excess of the present value of all benefit liabilities under each Plan of Holdings, the Borrowers, and each other Subsidiary and the ERISA Affiliates (based on those assumptions used to fund such Plan), as of the last annual valuation date applicable thereto for which a valuation is available, over the value of the assets of such Plan could not reasonably be expected to have a Material Adverse Effect, and the excess of

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the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) as of the last annual valuation dates applicable thereto for which valuations are available, over the value of the assets of all such under funded Plans could not reasonably be expected to have a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events which have occurred or for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

            (b) All foreign pension schemes operated by Holdings and each of its Subsidiaries is operated in accordance with the requirements of applicable foreign law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

            SECTION 3.15. Environmental Matters. Except as to matters that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (i) no written notice, request for information, order, complaint, Environmental Claim or penalty has been received by Holdings, any Borrower or any of the other Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or threatened against Holdings, Borrower or any of the other Subsidiaries which allege a violation of or liability under any Environmental Laws, in each case relating to any Borrower or any of its Subsidiaries, (ii) each of the Borrowers and the other Subsidiaries has all environmental, health and safety permits necessary for its operations as currently conducted to comply with all applicable Environmental Laws and is, and has been, in compliance with the terms of such permits and with all other applicable Environmental Laws except for non-compliances which have been resolved and the costs of such resolution have been paid, (iii) Holdings, the Borrowers and the other Subsidiaries have made available to the Administrative Agent prior to the date hereof the most recent environmental assessment with respect to the operations of each of Holdings, the Borrowers and the other Subsidiaries, (iv) to the knowledge of Holdings and the Subsidiaries, no Hazardous Material is located at any property currently owned, operated or leased by any Borrower or any of the other Subsidiaries that would reasonably be expected to give rise to any liability or Environmental Claim of any Borrower or any of its Subsidiaries under any Environmental Laws, and no Hazardous Material has been generated, owned or controlled by any Borrower or any of the other Subsidiaries and transported to or Released at any location in a manner that would reasonably be expected to give rise to any liability or Environmental Claim of any Borrower or any of its Subsidiaries under any Environmental Laws,
(v) to the knowledge of Holdings and the Subsidiaries, there are no acquisition agreements pursuant to which any Borrower or any of its Subsidiaries has expressly assumed or undertaken responsibility for any liability or obligation of any other Person arising under or relating to Environmental Laws, which in any such case has not been made available to the Administrative Agent prior to the date hereof, (vi) to the knowledge of Holdings and the Subsidiaries, there are no landfills or disposal areas located at, on, in or under the assets of Holdings or any Subsidiary, and (vii) to the knowledge of Holdings and the Subsidiaries, except as listed on Schedule 3.15(vii), there are not currently and there have not been any underground storage tanks "owned" or "operated" (as defined by applicable Environmental Law) by any Holdings, Borrower or any other Subsidiary or present or located on the Holdings', any Borrower's or any other Subsidiary's Real Property. For purpose of Section 7.01(a), each of the representations and warranties contained in parts (iv), (v), (vi) and (vii) of this Section 3.15 that are qualified by the knowledge of Holdings and the Subsidiaries shall be deemed not to be so qualified.

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            SECTION 3.16. Mortgages. The Mortgages executed and delivered after the Closing Date pursuant to clause (i) of the Collateral and Guarantee Requirement and Section 5.10 shall be effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest on all of the Loan Parties' right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgages are filed or recorded in the proper real estate filing or recording offices, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the UCC, the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to Permitted Encumbrances.

            SECTION 3.17. Location of Real Property . (a) Schedule 3.17(a) lists completely and correctly as of the Closing Date each Real Property owned by Holdings, the Borrowers and the Subsidiary Loan Parties, the address or location thereof and the state in which such property is located.

            (b) Schedule 3.17(b) lists completely and correctly as of the Closing Date each Real Property leased by Holdings, the Borrowers and the Subsidiary Loan Parties, the address or location thereof.

            SECTION 3.18. Solvency. (a) Immediately after giving effect to the Transactions (i) the fair value of the assets of each Borrower (individually) and Holdings and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Borrower (individually) and Holdings and its Subsidiaries on a consolidated basis, respectively; (ii) the present fair saleable value of the property of each Borrower (individually) and Holdings and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of such Borrower (individually) and Holdings and its Subsidiaries on a consolidated basis, respectively, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each Borrower (individually) and Holdings and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each Borrower (individually) and Holdings and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

            (b) None of Holdings or the Borrowers intends to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such subsidiary.

            SECTION 3.19. Labor Matters. There are no strikes pending or threatened against Holdings, any Borrower or any of their Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked and

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payments made to employees of Holdings, the Borrowers and their Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All material payments due from Holdings, any Borrower or any of their Subsidiaries or for which any claim may be made against Holdings, any Borrower or any of their Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Holdings, such Borrower or such Subsidiary to the extent required by GAAP. Except as set forth on
Schedule 3.19, consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, any Borrower or any of their Subsidiaries (or any predecessor) is a party or by which Holdings, any Borrower or any of their Subsidiaries (or any predecessor) is bound, other than collective bargaining agreements that, individually or in the aggregate, are not material to Holdings, the Borrowers and their Subsidiaries, taken as a whole.

            SECTION 3.20. Insurance. Schedule 3.20 sets forth a true, complete and correct description of all material insurance maintained by or on behalf of Holdings, the Borrowers or their Subsidiaries as of the Closing Date. As of such date, such insurance is in full force and effect. Each Borrower believes that the insurance maintained by or on behalf of Holdings, such Borrower and their Subsidiaries is adequate.

            SECTION 3.21. Representations and Warranties in Acquisition Agreement. All representations and warranties of each of the Loan Parties set forth in the Acquisition Agreement were true and correct in all material respects as of the time such representations and warranties were made and, to the extent required to be made on the Closing Date under the Acquisition Agreement, shall be true and correct in all material respects as of the Closing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

            The obligations of (a) the Lenders (including the Swingline Lenders) to make Loans and (b) any Issuing Bank to issue Letters of Credit or increase the stated amounts of Letters of Credit hereunder (each, a "Credit Event") are subject to the satisfaction of the following conditions:

            SECTION 4.01. All Credit Events. On the date of each Borrowing (other than a Borrowing on the Closing Date (except with respect to clause (a) below)) and on the date of each issuance, amendment, extension or renewal of a Letter of Credit:

            (a) The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given in accordance with the last paragraph of
Section 2.03) or, in the case of the issuance of a

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Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.05(b).

            (b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Borrowing or issuance, amendment, extension or renewal of a Letter of Credit (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

            (c) At the time of and immediately after such Borrowing or issuance, amendment, extension or renewal of a Letter of Credit (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, no Event of Default or Default shall have occurred and be continuing.

            Each Borrowing and each issuance, amendment, extension or renewal of a Letter of Credit (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit) made by any Borrower shall be deemed to constitute a representation and warranty by such Borrower on the date of such Borrowing, issuance, amendment, extension or renewal as applicable, as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

            SECTION 4.02. First Credit Event. On the Closing Date:

            (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

            (b) The Administrative Agent shall have received, on behalf of itself, the Collateral Agent, the Lenders and each Issuing Bank on the Closing Date, favorable written opinions of (i) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent and (ii) special counsel to the Administrative Agent in the United Kingdom and France, in each case (A) dated the Closing Date, (B) addressed to each Issuing Bank on the Closing Date, the Administrative Agent, the Collateral Agent and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such other matters relating to the Loan Documents as the Administrative Agent shall reasonably request, and each Loan Party hereby instructs its counsel to deliver such opinions.

            (c) All legal matters incident to this Agreement, the borrowings and extensions of credit hereunder and the other Loan Documents shall be reasonably satisfactory to the Administrative Agent, to the Lenders and to each Issuing Bank on the Closing Date.

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

            (d) The Administrative Agent shall have received in the case of each Loan Party each of the items referred to in clauses (i), (ii), (iii) and (iv) below:

                  (i) a copy of the certificate or articles of incorporation, partnership agreement or limited liability agreement, including all amendments thereto, or other relevant constitutional documents under applicable law of each Loan Party, (A) in the case of a corporation, certified as of a recent date by the Secretary of State (or other similar official) or, with respect to any Foreign Subsidiary other than a Subsidiary organized under the laws of England, an officer or director or, with respect to any Subsidiary organized under the law of England, a director of the jurisdiction of its organization, and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Loan Party as of a recent date from such Secretary of State (or other similar official) or (B) in the case of a partnership of or limited liability company, certified by the Secretary or Assistant Secretary of each such Loan Party;

                  (ii) a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party other than the Initial Foreign Borrowers, and in the case of the UK Borrower a certificate of a director of the UK Borrower, and in the case of the French Borrower, a certificate of the President of the French Borrower, in each case dated the Closing Date and certifying:

                        (A) that attached thereto is a true and complete copy of
                  the by-laws (or partnership agreement, memorandum and articles of association, limited liability company agreement or other equivalent governing documents) of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below,

                        (B) that attached thereto is a true and complete copy of
                  resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of a Borrower, the borrowings hereunder, and in the case of the UK Borrower that neither the borrowings nor the grant of a guarantee or security hereunder will breach any borrowing, guarantee, security or other limit binding on the UK Borrower, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date,

                        (C) that the certificate or articles of incorporation,
                  partnership agreement or limited liability agreement of such Loan Party has not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above,

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

                        (D) as to the incumbency and specimen signature of each
                  officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party, and

                        (E) as to the absence of any pending proceeding for the
                  dissolution or liquidation of such Loan Party or, to the knowledge of such Person, threatening the existence of such Loan Party;

                  (iii) a certificate of another officer or, with respect to the
            French Borrower, a third party reasonably acceptable to the Administrative Agent as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to clause (ii) above; and

                  (iv) such other documents as the Administrative Agent may
            reasonably request (including without limitation, tax identification numbers and addresses).

            (e) The Collateral and Guarantee Requirement with respect to items to be completed as of the Closing Date shall have been satisfied and the Administrative Agent shall have received completed Perfection Certificates dated the Closing Date and signed by a Responsible Officer of the Domestic Borrower, together with all attachments contemplated thereby, including the results of a search of the UCC (or equivalent) filings made with respect to the Domestic Loan Parties in the jurisdictions contemplated by the Perfection Certificates and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.

            (f) The Transactions shall have been consummated or shall be consummated simultaneously with or immediately following the closing under this Agreement in accordance with the Acquisition Agreement and all other related documentation (without material amendment, modification or waiver thereof which is adverse to the Lenders (as reasonably determined by the Administrative Agent) without the prior consent of the Administrative Agent), including each of the following:

                  (i) The Equity Financing shall have been consummated or shall be consummated simultaneously with or immediately following the closing under this Agreement. The terms and conditions of the Equity Financing shall be as set forth in the Equity Commitment Letters or otherwise reasonably satisfactory in all respects to the Administrative Agent;

                  (ii) The Domestic Borrower shall have received or shall
            receive simultaneously net cash proceeds from the issuance of U.S.$420.0 million of Senior Subordinated Notes pursuant to the Senior Subordinated Note Indenture; and

                  (iii) The terms and conditions of the Senior Subordinated
            Notes (including terms and conditions relating to the interest rate, fees, amortization, maturity, subordination, covenants, defaults and remedies) shall be as set forth in

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            the Offering Memorandum or otherwise reasonably satisfactory to the
            Administrative Agent.

            (g) The Lenders shall have received:

                  (i) the financial statements referred to in Section 3.05; and

                  (ii) any additional financial statements received by
            Acquisition Corp. on or prior to the Closing pursuant to the Acquisition Agreement.

            (h) After giving effect to the Transactions and the other transactions contemplated hereby, Holdings and their Subsidiaries shall have outstanding no Indebtedness other than (i) the Loans and other extensions of credit under this Agreement, (ii) the Senior Subordinated Notes and (iii) other Indebtedness permitted pursuant to Section 6.01.

            (i) The Lenders shall have received (i) a solvency certificate substantially in the form of Exhibit G and signed by the chief financial officer or another Responsible Officer of the Domestic Borrower confirming the solvency of each Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions and (ii) a solvency certificate substantially in the form of Exhibit H and signed by the chief financial officer or another Responsible Officer of Holdings confirming the solvency of Holdings and its Subsidiaries on a consolidated basis after giving effect to the Transactions.

            (j) There has not been any Material Adverse Effect, after giving effect to the Transactions, taken as a whole, since December 31, 2003.

            (k) Except as set forth in Schedule 4.02(k), no provision of any applicable law or regulation, and no judgment, injunction, order or decree shall prohibit the consummation of the Transactions, and all material actions by or in respect of or material filings with any Governmental Authority required to permit the consummation of the Transactions shall have been taken, made or obtained, except for any such actions or filings the failure to take, make or obtain would not be material to each Borrower and its Subsidiaries, taken as a whole.

            (l) The Agents shall have received all fees payable thereto or to any Lender on or prior to the Closing Date and, to the extent invoiced, all other amounts due and payable pursuant to the Loan Documents on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Shearman & Sterling LLP and local counsel) required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document.

            (m) The representations and warranties set forth in Sections 3.02,
3.03 and 3.04 hereof shall be true and correct in all material respects on and as of the Closing Date.

            (n) The ratio of Consolidated Debt to Pro Forma Adjusted EBITDA for the trailing four quarters ended immediately prior to the Closing Date shall not be greater than 6.25 to 1.00.

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            (o) The Administrative Agent shall have received copies of the Phase
I and Phase II assessments reports being generated by Environ Corporation on behalf of the Borrowers.

            (p) The Administrative Agent shall have received a certificate signed by a Responsible Officer of each of Holdings and the Domestic Borrower as to the matters set forth in clauses (f), (h), (j), (k), (m) and (n) of this
Section 4.02.

            (q) The Administrative Agent shall have received copies of each of the License Agreement, the Supply Agreement and the Transition Services Agreement, in each case, in form and substance in form and substance reasonably satisfactory to the Administrative Agent.

            (r) The French Borrower shall have received a TEG letter substantially in the form of Exhibit K from the Administrative Agent.

            SECTION 4.03. Conditions Precedent to the Initial Borrowing of Each Additional Borrower. The obligation of any Lender to make an initial advance of any Loan to, or any Issuing Bank to make an initial issuance of any Letter of Credit for the account of, each Additional Foreign Borrower following its designation as a Borrower hereunder pursuant to Section 2.23, is subject to the following:

            (a) The Administrative Agent (or its counsel) shall have received a counterpart of the Credit Agreement Supplement signed on behalf of such Borrower, in substantially the form of Exhibit I hereto.

            (b) The Administrative Agent shall have received, on behalf of itself, the Collateral Agent, the Lenders and each Issuing Bank, favorable legal opinions, dated as of the date of such initial advance or issuance, relating to such Borrower and as otherwise described in Section 4.02(b).

            (c) The Administrative Agent shall have received each of the items referred to in clauses (i), (ii), (iii) and (iv) of Section 4.02(d) with respect to such Borrower, each certified and dated as of the date of such initial advance or issuance.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

            Each of Holding and the Borrowers covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each of Holdings and the Borrowers will, and will cause each of their Subsidiaries to:

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            SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.05, and except for the liquidation or dissolution of Subsidiaries if the assets of such Subsidiaries to the extent they exceed estimated liabilities are acquired by Holdings or a Wholly Owned Subsidiary of Holdings in such liquidation or dissolution; provided that Subsidiaries that are Loan Parties may not be liquidated into Subsidiaries that are not Loan Parties.

            (b) Do or cause to be done all things necessary to (i) obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business, (ii) comply in all material respects with all material applicable laws, rules, regulations (including any zoning, building, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Properties) and judgments, writs, injunctions, decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted and (iii) at all times maintain and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement); in each case in this paragraph (b) except where the failure would not reasonably be expected to have a Material Adverse Effect.

            SECTION 5.02. Insurance. (a) Keep its insurable properties insured at all times by financially sound and reputable insurers in such amounts as shall be customary for similar businesses and maintain such other reasonable insurance (including, to the extent consistent with past practices, self-insurance), of such types, to such extent and against such risks, as is customary with companies in the same or similar businesses and maintain such other insurance as may be required by law or any other Loan Document.

            (b) Cause all such property and casualty insurance policies with respect to the Mortgaged Properties located in the United States to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to any Borrower or the Loan Parties under such policies directly to the Collateral Agent; cause all such policies to provide that neither any Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement," without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably (in light of a Default or a material development in respect of the insured Mortgaged Property) require from time to time to protect their interests; deliver original or certified copies of all such policies or a certificate of an insurance broker to the Collateral Agent; cause each such policy to provide that it shall not be canceled or not renewed upon less than 30 days' prior written notice thereof by the insurer to the Administrative Agent

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and the Collateral Agent; deliver to the Administrative Agent and the Collateral
Agent, prior to the cancellation or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent), or insurance certificate with respect thereto, together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

            (c) If at any time the area in which the Premises (as defined in the Mortgages) are located is designated a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such reasonable total amount as the Administrative Agent or the Collateral Agent may from time to time reasonably require, and otherwise to ensure compliance with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.

            (d) With respect to each Mortgaged Property located in the United States, carry and maintain comprehensive general liability insurance including the "broad form CGL endorsement" (or equivalent coverage) and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in each case in amounts and against such risks as are customarily maintained by companies engaged in the same or similar industry operating in the same or similar locations naming the Collateral Agent as an additional insured, on forms reasonably satisfactory to the Collateral Agent.

            (e) Notify the Administrative Agent and the Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by Holdings, any Borrower or any of their Subsidiaries; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies, or an insurance certificate with respect thereto.

            (f) In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

            (i) none of the Agents, the Lenders, the Issuing Bank and their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this
      Section 5.02, it being understood that (A) each Borrower and the other Loan Parties shall look solely to their insurance companies or any parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Agents, the Lenders, any Issuing Bank or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then each of Holdings, and the Borrowers hereby agree, to the extent permitted by law, to waive, and to cause each of their Subsidiaries to waive, its right of recovery, if any, against the Agents, the Lenders, any Issuing Bank and their agents and employees; and

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            (ii) the designation of any form, type or amount of insurance coverage by the Administrative Agent, the Collateral Agent under this
      Section 5.02 shall in no event be deemed a representation, warranty or advice by the Administrative Agent, the Collateral Agent or the Lenders that such insurance is adequate for the purposes of the business of Holdings, the Borrowers and their Subsidiaries or the protection of their properties.

            SECTION 5.03. Taxes. Pay and discharge promptly when due all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings, and Holdings, the affected Borrower or the affected Subsidiary, as applicable, shall have set aside on its books reserves in accordance with GAAP with respect thereto or (b) the aggregate amount of such Taxes, assessments, charges, levies or claims does not exceed U.S.$5 million.

            SECTION 5.04. Financial Statements, Reports, etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

            (a) within 120 days after the end of the fiscal year ended December 31, 2004, and within 90 days (or such shorter period as the SEC shall specify for the filing of Annual Reports on Form 10-K) after the end of each subsequent fiscal year, a consolidated balance sheet and related statements of operations, cash flows and owners' equity showing the financial position of Domestic Borrower and its Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year and setting forth in comparative form the corresponding figures for the prior fiscal year, all audited by independent public accountants of recognized national standing reasonably acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of Domestic Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (it being understood that the delivery by Domestic Borrower of Annual Reports on Form 10-K of Domestic Borrower and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(a) to the extent such Annual Reports include the information specified herein).

            (b) within 45 days (or such shorter period as the SEC shall specify for the filing of Quarterly Reports on Form 10-Q) after the end of each of the first three fiscal quarters of each fiscal year, a consolidated balance sheet and related statements of operations and cash flows showing the financial position of Domestic Borrower and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all certified by a Financial Officer of Domestic Borrower, on behalf of Domestic Borrower, as fairly presenting, in all material respects, the financial position and results of operations of Domestic Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end

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audit adjustments and the absence of footnotes) (it being understood that the delivery by Domestic Borrower of Quarterly Reports on Form 10-Q of Domestic Borrower and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(b) to the extent such Quarterly Reports include the information specified herein);

            (c) (x) concurrently with any delivery of financial statements under
(a) or (b) above, a certificate of a Financial Officer of Domestic Borrower (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and
(ii) commencing with the fiscal period ending December 31, 2004 setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.10, 6.11 and
6.12 and (y) concurrently with any delivery of financial statements under (a) above, a certificate of the accounting firm opining on or certifying such statements stating whether they obtained knowledge during the course of their examination of such statements of any Default or Event of Default (which certificate may be limited to accounting matters and disclaims responsibility for legal interpretations);

            (d) promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by Holdings, any Borrower or any of the Subsidiaries with the SEC, or after an initial public offering, distributed to its stockholders generally, as applicable;

            (e) if, as a result of any change in accounting principles and policies from those as in effect on the Closing Date, the consolidated financial statements of Domestic Borrower and its Subsidiaries delivered pursuant to paragraphs (a) or (b) above will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such clauses had no such change in accounting principles and policies been made, then, together with the first delivery of financial statements pursuant to paragraph (a) and (b) above following such change, a schedule prepared by a Financial Officer on behalf of Domestic Borrower reconciling such changes to what the financial statements would have been without such changes;

            (f) within 90 days after the beginning of each fiscal year, an operating and capital expenditure budget, in form satisfactory to the Administrative Agent prepared by Holdings for each of the four fiscal quarters of such fiscal year prepared in reasonable detail, of Holdings and the Subsidiaries, accompanied by the statement of a Financial Officer of Holdings to the effect that, to the best of his knowledge, the budget is a reasonable estimate for the period covered thereby;

            (g) annually, upon the reasonable request of the Administrative Agent, updated Perfection Certificates (or, to the extent such request relates to specified information contained in the Perfection Certificates, such information) reflecting all changes since the date of the information most recently received pursuant to this paragraph (g) or Section 5.10(d);

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            (h) promptly, a copy of all reports submitted to the Board of
Directors (or any committee thereof) of any of Holdings, any Borrower or any Subsidiary in connection with any material interim or special audit made by independent accountants of the books of Holdings, any Borrower or any Subsidiary;

            (i) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, any Borrower or any of the Subsidiaries, or compliance with the terms of any Loan Document, or such consolidating financial statements, as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Lender); and

            (j) promptly upon request by the Administrative Agent, copies of:
(i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed with the Internal Revenue Service with respect to a Plan; (ii) the most recent actuarial valuation report for any Plan; (iii) all notices received from a Multiemployer Plan sponsor or a Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan or Multiemployer Plan as the Administrative Agent shall reasonably request.

            SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent written notice of the following promptly after any Responsible Officer of Holdings or any Borrower obtains actual knowledge thereof:

            (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

            (b) the filing or commencement of, or any written threat or written notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against Holdings, any Borrower or any of the Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

            (c) any other development specific to Holdings, any Borrower or any of the Subsidiaries that is not a matter of general public knowledge and that has had, or could reasonably be expected to have, a Material Adverse Effect; and

            (d) the occurrence of any ERISA Event, that together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect.

            SECTION 5.06. Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (owned or leased), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; provided that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03.

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            SECTION 5.07. Maintaining Records; Access to Properties and
Inspections. Maintain all financial records in accordance with GAAP and permit any Persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of Holdings, any Borrower or any of the Subsidiaries at reasonable times, upon reasonable prior notice to Holdings or such Borrower, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any Persons designated by the Agents or, upon the occurrence and during the continuance of an Event of Default, any Lender upon reasonable prior notice to Holdings or such Borrower to discuss the affairs, finances and condition of Holdings, such Borrower or any of the Subsidiaries with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

            SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans and the issuance of Letters of Credit solely for the purposes described in Section 3.11.

            SECTION 5.09. Compliance with Environmental Laws. Comply, and make commercially reasonable efforts to cause all lessees and other Persons occupying its properties to comply, with all Environmental Laws applicable to its operations and properties; and obtain and renew all material authorizations and permits required pursuant to Environmental Law for its operations and properties, in each case in accordance with Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            SECTION 5.10. Further Assurances. (a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents and recordings of Liens in stock registries), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the applicable Loan Parties and provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

            (b) In the case of the Domestic Borrower, grant and cause each of the Domestic Subsidiary Loan Parties to grant to the Collateral Agent security interests and Mortgages in such Material Real Property located in the United States of the Domestic Borrower or such Domestic Subsidiary Loan Party as are acquired after the Closing Date and satisfy the requirements of clause (i) of the definition of Collateral and Guarantee Requirement (other than clause (iii)) with respect to such Material Real Properties within ninety (90) days after the date such Material Real Property is acquired. In the case of any Foreign Borrower, grant and cause each of its respective Foreign Subsidiary Loan Parties to grant to the Collateral Agent security interests and Mortgages in such Material Real Property of the Foreign Borrower or such Foreign Subsidiary Loan Party as are acquired after the Closing Date to the extent and in the manner set forth in clause (j) of the definition of Collateral and Guarantee Requirement with respect to such Material Real Properties within ninety (90) days after the date such Material Real Property is acquired. With respect to each of the items identified in this clause (b) that are required to be

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delivered within ninety (90) days after the date the applicable Material Real
Property is acquired, the Administrative Agent, in each case, may (in its sole discretion) extend such date on two separate occasions by up to 30 days on each such occasion.

            (c) If any additional direct or indirect Subsidiary of Holdings becomes a Material Subsidiary or a Subsidiary Loan Party after the Closing Date within five Business Days after the date such Subsidiary becomes a Material Subsidiary or a Subsidiary Loan Party, notify the Administrative Agent and the Lenders thereof and, within sixty (60) Business Days after the date such Subsidiary becomes a Material Subsidiary or a Subsidiary Loan Party, cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party.

            (d) In the case of any Loan Party, (i) furnish to the Collateral Agent prompt written notice of any change (A) in such Loan Party's corporate or organization name, (B) in such Loan Party's identity or organizational structure or (C) in such Loan Party's organizational identification number; provided that no Loan Party shall effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties and (ii) promptly notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

            (e) In the case of each UK Subsidiary Loan Party, the UK Borrower shall procure that each UK Subsidiary Loan Party shall use all reasonable endeavours to:

                  (i) complete the financial assistance whitewash procedures under Sections 155-159 of the English Companies Act 1985;

                  (ii) execute and deliver a guarantee in substantially the same form as the guarantee granted by the UK Borrower pursuant to which such UK Subsidiary Loan Party will become a guarantor of the UK Obligations;

                  (iii) grant a debenture in substantially the same form as the
                        UK Debenture which is granted by the UK Borrower on the Closing Date; and

                  (iv) deliver the following documents in each case certified by a director of such UK Subsidiary Loan Party:

                        (A) in relation to the matters described in clause (i) above, copies of the statutory declarations, auditor's report and net assets letter (addressed, where possible, to the Administrative Agent, on behalf of itself and each of the Lenders) and copies of the registers of directors and shareholders of such UK Subsidiary Loan Party; and

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                        (B)   in relation to the matters described in clauses
                              (ii) and (iii) above:

                              (1) a copy of the certificate of incorporation, including all amendments thereto, of such UK Subsidiary Loan Party;

                              (2) a true and complete copy of the memorandum and articles of association of such UK Subsidiary Loan Party as in effect on the date that the matters described in clauses
                                    (ii) and (iii) above are completed and at all times since a date prior to the date of the resolutions described in the following clause (3) below;

                              (3) a true and complete copy of resolutions duly adopted by the Board of Directors of such UK Subsidiary Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such UK Subsidiary Loan Party is a party and, in the case that such UK Subsidiary Loan Party is an Additional Foreign Borrower, the borrowings hereunder, and that neither the borrowings nor the grant of a guarantee or security hereunder will breach any borrowing, guarantee, security or other limit binding on such UK Subsidiary Loan Party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the date that the matters described in clauses (ii) and (iii) above are completed;

                              (4)   confirmation that the certificate of
                                    incorporation of such UK Subsidiary Loan
                                    Party has not been amended since the date of the last amendment thereto disclosed pursuant to clause (1) above;

                              (5)   confirmation as to the incumbency and
                                    specimen signature of the Director each
                                    officer executing any Loan Document or any other document delivered in connection herewith on behalf of such UK Subsidiary Loan Party;

                              (6)   confirmation as to the absence of any
                                    pending proceeding for the dissolution or liquidation of such UK Subsidiary Loan Party or, to the knowledge of such director, threatening the existence of such UK Subsidiary Loan Party;

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                              (7)   a certificate of another officer as to the
                                    incumbency and specimen signature of the director executing the certificate pursuant to clause (iv) above; and

                              (8) such other documents as the Administrative Agent may reasonably request (including without limitation, tax identification numbers and addresses),

in each case as soon as possible and in any event by the date falling 30 days after the Closing Date. The Domestic Borrower shall instruct its auditors and shall procure that the UK Subsidiary Loan Parties instruct their auditors to carry out all necessary reviews to meet this timetable and will keep the Administrative Agent informed as to the progress with the satisfaction of the requirements set forth in Section 5.10(e)(i).

            (f) The Collateral and Guarantee Requirement and the other provisions of this Section 5.10 need not be satisfied if such action would violate Section 9.23 hereof. In addition, the Collateral and Guarantee Requirement and the other provisions of this Section 5.10 need not be satisfied with respect to (i) any Equity Interests acquired after the Closing Date in accordance with this Agreement if, and to the extent that, and for so long as
(A) doing so would violate applicable law or a contractual obligation binding on such Equity Interests and (B) such law or obligation existed at the time of the acquisition thereof and was not created or made binding on such Equity Interests in contemplation of or in connection with the acquisition of such Subsidiary (provided that the foregoing clause (B) shall not apply in the case of a joint venture, including a joint venture that is a Subsidiary), (ii) any assets acquired after the Closing Date, to the extent that, and for so long as, taking such actions would violate a contractual obligation binding on such assets that existed at the time of the acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets (except in the case of assets acquired with Indebtedness permitted pursuant to Section 6.01(i) that is secured by a Lien permitted pursuant to
Section 6.02(i)) or (iii) any Equity Interests in or any asset of a Foreign Subsidiary if the Domestic Borrower demonstrates to the Collateral Agent and the Collateral Agent determines (in its reasonable discretion) that the cost of the satisfaction of the Collateral and Guarantee Requirement of this Section 5.10 with respect thereto exceeds the value of the security offered thereby; provided that, upon the reasonable request of the Collateral Agent, Holdings shall, and shall cause any applicable Subsidiary to, use commercially reasonable efforts to have waived or eliminated any contractual obligation of the types described in clauses (i) and (ii) above, other than those set forth in a joint venture agreement to which Holdings or any Subsidiary is a party.

            SECTION 5.11. Fiscal Year. In the case of Holdings and the Subsidiaries, cause their fiscal year to end on December 31.

            SECTION 5.12. Interest Rate Protection Agreements. As promptly as practicable and in any event within 90 days after the Closing Date, enter into, and for a period of not less than three years after the Closing Date maintain in effect, one or more Swap Agreements with one or more of the Lenders (or Affiliates thereof), the effect of which is that at least 50% of Consolidated Debt (other than any Indebtedness under Revolving Facility Borrowings) will bear interest at a fixed or capped rate or the interest cost in respect of which will be fixed or capped,

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in each case on terms and conditions reasonably acceptable, taking into account current market conditions, to the Administrative Agent.

            SECTION 5.13. Proceeds of Certain Dispositions. If, as a result of the receipt of any cash proceeds by any Borrower or any Subsidiary in connection with any sale, transfer, lease or other disposition of any asset, including any Equity Interest, the Domestic Borrower would be required by the terms of the Senior Subordinated Note Indenture to make an offer to purchase any Senior Subordinated Notes, as applicable, then, in the case of a Borrower or a Subsidiary, prior to the first day on which the Domestic Borrower would be required to commence such an offer to purchase, (i) prepay Loans in accordance with Section 2.11 or (ii) acquire assets, Equity Interests or other securities in a manner that is permitted by Section 6.04 or Section 6.05, in each case in a manner that will eliminate any such requirement to make such an offer to purchase.

            SECTION 5.14. Post-Closing Transactions. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, Holdings and its Subsidiaries shall be permitted to take any and all actions (including, without limitation, taking any such actions that may otherwise be prohibited pursuant to the terms of this Agreement or omitting to take any actions that may otherwise be required pursuant to the terms of this Agreement) to consummate the transactions described on Annex A hereto; provided that Holdings and the Borrowers shall use their commercially reasonable efforts to cause the transactions described on Annex A to be completed as soon as reasonably practicable after the Closing.

            SECTION 5.15. Post-Closing Matters. Execute and deliver the documents and complete the tasks set forth in the definition of "Collateral and Guarantee Requirement," in each case within the time periods specified therein (including any extension of such time periods permitted by the Administrative Agent pursuant to paragraph (k) of the definition of "Collateral and Guarantee Requirement").

                               NEGATIVE COVENANTS

            Each of Holdings and the Borrowers covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, neither Holdings nor any Borrower will, or will cause or permit any of the Subsidiaries to:

            SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

            (a) Indebtedness existing on the Closing Date and (other than in the case of any existing letters of credit to be replaced with Letters of Credit issued hereunder) set forth on Schedule 6.01 and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness (other than intercompany Indebtedness Refinanced with Indebtedness owed to a Person not affiliated with Holdings or any Subsidiary);

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            (b) Indebtedness created hereunder and under the other Loan
Documents;

            (c) Indebtedness of Holdings and the Subsidiaries pursuant to Swap Agreements permitted by Section 6.13;

            (d) Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any Person providing workers' compensation, health, disability or other employee benefits or property, casualty or liability insurance to Holdings or any Subsidiary, pursuant to reimbursement or indemnification obligations to such Person, provided that upon the incurrence of Indebtedness with respect to reimbursement obligations regarding workers' compensation claims, such obligations are reimbursed not later than 30 days following such incurrence;

            (e) Indebtedness of any Borrower or any Subsidiary to the extent permitted by Section 6.04, provided that Indebtedness of any Loan Party to any Subsidiary that is not a Loan Party (the "Subordinated Intercompany Debt") shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;

            (f) Indebtedness in respect of performance bonds, warranty bonds, bid bonds, appeal bonds, surety bonds and completion or performance guarantees and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business and Indebtedness arising out of advances on exports, advances on imports, advances on trade receivables, customer prepayments and similar transactions in the ordinary course of business and consistent with past practice;

            (g) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business, provided that (x) such Indebtedness (other than credit or purchase cards) is extinguished within three Business Days of its incurrence and (y) such Indebtedness in respect of credit or purchase cards is extinguished within 60 days from its incurrence;

            (h) (i) Indebtedness of a Subsidiary acquired after the Closing Date or a Person merged into or consolidated with a Borrower or any Subsidiary after the Closing Date and Indebtedness assumed in connection with the acquisition of assets, which Indebtedness in each case, exists at the time of such acquisition, merger or consolidation and is not created in contemplation of such event and where such acquisition, merger or consolidation is permitted by this Agreement and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness, provided that the aggregate principal amount of such Indebtedness at the time of, and after giving effect to, such acquisition, merger or consolidation, such assumption or such incurrence, as applicable (together with Indebtedness outstanding pursuant to this paragraph (h), paragraph (i) of this
Section 6.01 and the Remaining Present Value of outstanding leases permitted under Section 6.03), would not exceed 3.75% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such acquisition, merger or consolidation, such assumption or such incurrence, as applicable, for which financial statements have been delivered pursuant to Section 5.04;

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            (i) Capital Lease Obligations, mortgage financings and purchase money Indebtedness incurred by Holdings or any Subsidiary prior to or within 270 days after the acquisition, lease or improvement of the respective asset permitted under this Agreement in order to finance such acquisition or improvement, and any Permitted Refinancing Indebtedness in respect thereof, in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof (together with Indebtedness outstanding pursuant to paragraph (h) of this Section 6.01, this paragraph (i) and the Remaining Present Value of leases permitted under Section 6.03) would not exceed 3.75% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04;

            (j) Capital Lease Obligations incurred by Holdings or any Subsidiary in respect of any Sale and Lease-Back Transaction that is permitted under
Section 6.03;

            (k) other Indebtedness, in an aggregate principal amount at any time outstanding pursuant to this paragraph (k) not in excess of U.S.$40.0 million;

            (l) Indebtedness of the Domestic Borrower pursuant to the Senior Subordinated Notes in an aggregate principal amount that is not in excess of the sum of U.S.$420.0 million and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness in the form of Permitted Subordinated Debt Securities;

            (m) Guarantees (i) by the Loan Parties of the Indebtedness of the Domestic Borrower described in paragraph (l), (ii) by any Loan Party of any Indebtedness of any Borrower or any Loan Party expressly permitted to be incurred under this Agreement, (iii) by any Borrower or any Subsidiary of Indebtedness otherwise expressly permitted hereunder of any Borrower or any Subsidiary that is not a Loan Party to the extent permitted by Section 6.04,
(iv) by any Subsidiary that is not a Loan Party of Indebtedness of another Subsidiary that is not a Loan Party; provided that all Foreign Subsidiaries may guarantee obligations of other Foreign Subsidiaries under ordinary course cash management obligations, and (v) by any Borrower of Indebtedness of Foreign Subsidiaries incurred for working capital purposes in the ordinary course of business on ordinary business terms so long as such Indebtedness is permitted to be incurred under 6.01(a), (k) or (s); provided that Guarantees by any Loan Party under this Section 6.01(m) of any other Indebtedness of a Person that is subordinated to other Indebtedness of such Person shall be expressly subordinated to the Obligations on terms consistent with those used, or to be used, for Subordinated Intercompany Debt;

            (n) Indebtedness arising from agreements of Holdings or any Subsidiary providing for indemnification, adjustment of purchase price, earn outs or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

            (o) Indebtedness in connection with Permitted Receivables Financings; provided that the proceeds thereof are applied in accordance with
Section 2.11(c);

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            (p) letters of credit or bank guarantees (other than Letters of
Credit issued pursuant to Section 2.05) having an aggregate face amount not in excess of U.S.$40.0 million;

            (q) Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;

            (r) Indebtedness consisting of Permitted Subordinated Debt Securities or Permitted Senior Debt Securities to the extent, in each case, the Net Proceeds in respect thereof are actually utilized to repay Term Borrowings;

            (s) Indebtedness of Foreign Subsidiaries (including letters of credit or bank guarantees (other than Letters of Credit issued pursuant to Section 2.05)) for working capital purposes incurred in the ordinary course of business on ordinary business terms in an aggregate amount not to exceed U.S.$40.0 million outstanding at any time;

            (t) Indebtedness of Holdings or any of its Subsidiaries in respect of the Management Notes in an aggregate amount not to exceed $20 million outstanding at any time; and

            (u) all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (a) through (s) above.

            (v) intercompany Indebtedness of any Borrower or any other Subsidiary to the extent described on Annex A.

            Notwithstanding anything to the contrary herein, Holdings shall not be permitted to incur any Indebtedness other than Indebtedness under Sections 6.01(b), (c) and (m).

            SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Person, including any Subsidiary) at the time owned by it or on any income or revenues or rights in respect of any thereof, except:

            (a) Liens on property or assets of Holdings and the Subsidiaries existing on the Closing Date and set forth on Schedule 6.02(a); provided that such Liens shall secure only those obligations that they secure on the Closing Date (and extensions, renewals and refinancings of such obligations permitted by Section 6.01(a)) and shall not subsequently apply to any other property or assets of Holdings or any Subsidiary;

            (b) any Lien created under the Loan Documents or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage;

            (c) any Lien on any property or asset of Holdings or any Subsidiary securing Indebtedness or Permitted Refinancing Indebtedness permitted by Section 6.01(h), provided that (i) such Lien does not apply to any other property or assets of Holdings or any of the Subsidiaries not securing such Indebtedness at the date of the acquisition of such property or asset (other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such date and which Indebtedness and other obligations are permitted hereunder that

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require a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), (ii) such Lien is not created in contemplation of or in connection with such acquisition and (iii) in the case of a Lien securing Permitted Refinancing Indebtedness, such Lien is permitted in accordance with clause (e) of the definition of the term "Permitted Refinancing Indebtedness";

            (d) Liens for Taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in compliance with Section 5.03;

            (e) Liens imposed by law (including, without limitation, Liens in favor of customers for equipment under order or in respect of advances paid in connection therewith) such as landlord's, carriers', warehousemen's, mechanics', materialmen's, repairmen's, construction or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, Holdings or any Subsidiary shall have set aside on its books reserves in accordance with GAAP;

            (f) (i) pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers' compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings or any Subsidiary;

            (g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, warranty bonds, bids, leases, government contracts, trade contracts, completion or performance guarantees and other obligations of a like nature incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

            (h) zoning restrictions, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business that do not render title unmarketable and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of Holdings or any Subsidiary or would result in a Material Adverse Effect;

            (i) purchase money security interests in equipment or other property or improvements thereto hereafter acquired (or, in the case of improvements, constructed) by Holdings or any Subsidiary (including the interests of vendors and lessors under conditional sale and title retention agreements); provided that (i) such security interests secure Indebtedness permitted by Section 6.01(i) (including any Permitted Refinancing Indebtedness in respect thereof),
(ii) such security interests are incurred, and the Indebtedness secured thereby is created,

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within 270 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 100% of the cost of such equipment or other property or improvements at the time of such acquisition (or construction), including transaction costs incurred by Holdings or any Subsidiary in connection with such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of Holdings or any Subsidiary (other than to accessions to such equipment or other property or improvements); provided further that individual financings of equipment provided by a single lender may be cross-collateralized to other financings of equipment provided solely by such lender;

            (j) Liens arising out of capitalized lease transactions permitted under Section 6.03, so long as such Liens attach only to the property sold and being leased in such transaction and any accessions thereto or proceeds thereof and related property;

            (k) Liens securing judgments that do not constitute an Event of Default under Section 7.01(j);

            (l) other Liens with respect to property or assets of Holdings or any Subsidiary not constituting Collateral for the Obligations with an aggregate fair market value (valued at the time of creation thereof) of not more than U.S.$40.0 million at any time;

            (m) Liens disclosed by the title insurance policies and any replacement, extension or renewal of any such Lien; provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided further that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

            (n) Liens in respect of Permitted Receivables Financings;

            (o) any interest or title of, or Liens created by, a lessor under any leases or subleases entered into by Holdings or any Subsidiary, as tenant, in the ordinary course of business;

            (p) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Holdings or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings and the Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of Holdings or any Subsidiary in the ordinary course of business;

            (q) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights;

            (r) Liens securing obligations in respect of trade-related letters of credit permitted under Section 6.01(f) or (p) and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;

            (s) licenses of intellectual property granted in the ordinary course of business;

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            (t) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (u) Liens on the assets of a Foreign Subsidiary that do not constitute Collateral and which secure Indebtedness of such Foreign Subsidiary that is not otherwise secured by a Lien on the Collateral under the Loan Documents and that is permitted to be incurred under Section 6.01(a) or (k);

            (v) Liens upon specific items of inventory or other goods and proceeds of Holdings or any of the Subsidiaries securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

            (w) Liens solely on any cash earnest money deposits made by Holdings or any of the Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

            (x) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by Holdings or any of the Subsidiaries in the ordinary course of business;

            (y) Liens securing insurance premium financing arrangements in an aggregate principal amount not to exceed 1% of Consolidated Total Assets, provided that such Lien is limited to the applicable insurance contracts; and

            (z) Liens on the assets of a Foreign Subsidiary which secure Indebtedness of such Foreign Subsidiary that is permitted to be incurred under
Section 6.01(p) or (s); provided, however, that if such Liens are on assets that constitute Collateral, such Liens may be pari passu with, but not prior to, the Liens granted in favor of the Collateral Agent under the Collateral Agreements unless such Liens secure letters of credit or bank guarantees and such assets constitute the rights of such Foreign Subsidiary under the contracts and agreements in respect of which such Indebtedness was incurred.

            Notwithstanding the foregoing, no Liens shall be permitted to exist, directly or indirectly, on (1) Pledged Collateral, other than Liens in favor of the Collateral Agent and Liens permitted by Section 6.02(d), (e), (q) or (z), or
(2) Mortgaged Property, in each case, other than Liens in favor of the Collateral Agent, Prior Liens and Permitted Encumbrances.

            SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "Sale and Lease-Back Transaction"), provided that a Sale and Lease-Back Transaction shall be permitted so long as at the time the lease in connection therewith is entered into, and after giving effect to the entering into of such Lease, the Remaining Present Value of such lease (together with Indebtedness outstanding pursuant to paragraphs (h) and (i) of Section 6.01 and the Remaining Present Value of outstanding leases previously entered into under this Section 6.03) would not exceed 3.75% of

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Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date such lease is entered into for which financial statements have been delivered pursuant to Section 5.04.

            SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire (including pursuant to any merger with a Person that is not a Wholly Owned Subsidiary immediately prior to such merger) any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances (other than intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of Holdings and the Subsidiaries) to or Guarantees of the obligations of, or make or permit to exist any investment or any other interest in (each, an "Investment"), in any other Person, except:

            (a) Investments (including, but not limited to, Investments in Equity Interests, intercompany loans, and Guarantees of Indebtedness otherwise expressly permitted hereunder) after the Closing Date by (i) Loan Parties in Subsidiaries that are not Loan Parties in an aggregate amount (valued at the time of the making thereof and without giving effect to any write-downs or write-offs thereof) not to exceed an amount equal to (x) U.S.$40.0 million (plus any return of capital actually received by the respective investors in respect of investments previously made by them pursuant to this paragraph a(i)), plus
(y) the portion, if any, of the Available Investment Basket Amount on the date of such election that Holdings elects to apply to this Section 6.04(a), (ii) Domestic Loan Parties in Foreign Loan Parties in an aggregate amount (valued at the time of the making thereof and without giving effect to any write-downs or write-offs thereof) not to exceed (x) U.S.$100.0 million (plus any return of capital actually received by the respective investors in respect of investments previously made by them pursuant to this paragraph a(ii)), plus (y) the portion, if any, of the Available Investment Basket Amount on the date of such election that Holdings elects to apply to this Section 6.04(a), (iii) Domestic Loan Parties in other Domestic Loan Parties, (iv) Foreign Loan Parties in other Foreign Loan Parties and (iv) Subsidiaries that are not Loan Parties in Loan Parties.

            (b) Permitted Investments and investments that were Permitted Investments when made;

            (c) Investments arising out of the receipt by Holdings or any Subsidiary of noncash consideration for the sale of assets permitted under
Section 6.05;

            (d) (i) loans and advances to employees of Holdings or any Subsidiary in the ordinary course of business not to exceed U.S.$2.5 million in the aggregate at any time outstanding (calculated without regard to write-downs or write-offs thereof) and (ii) advances of payroll payments and expenses to employees in the ordinary course of business;

            (e) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;

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            (f) Swap Agreements permitted pursuant to Section 6.13 and Capital
Expenditures permitted pursuant to Section 6.10;

            (g) Investments existing on the Closing Date and set forth on Part I of Schedule 6.04 and Investments set forth on Part II of Schedule 6.04;

            (h) Investments resulting from pledges and deposits referred to in Sections 6.02(f) and (g);

            (i) other Investments by Holdings or any Subsidiary in an aggregate amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed (i) U.S.$25.0 million (plus any returns of capital actually received by the respective investor in respect of investments theretofore made by it pursuant to this paragraph (i)), plus (ii) the portion, if any, of the Available Investment Basket Amount on the date such election is made that the Borrowers elect to apply to this paragraph (i);

            (j) Investments constituting Permitted Business Acquisitions in an aggregate amount, which shall be deemed to include the principal amount of Indebtedness that is assumed pursuant to Section 6.01 in connection with such Permitted Business Acquisitions, not to exceed (i) U.S.$65.0 million (net of any return representing return of capital in respect of any such investment and valued at the time of the making thereof); provided that (x) such amount shall be increased to (a) U.S.$130.0 million, during any period that is a Permitted Business Acquisition Step Up Period pursuant to clause (a) of the definition thereof, or (b) U.S.$200.0 million, during any period that is a Permitted Business Acquisition Step Up Period pursuant to clause (b) of the definition thereof, in each case plus (y) the portion, if any, of the Available Investment Basket Amount on the date such election is made that the Borrowers elect to apply to this paragraph (j), (ii) if any Person acquired in a Permitted Business Acquisition is not merged into any Borrower or a Loan Party or does not become upon consummation of such Permitted Business Acquisition a Loan Party, the aggregate amount expended in respect thereof and for all such similar Permitted Business Acquisitions shall not exceed an amount equal to 50% of the amount of Permitted Business Acquisitions otherwise permitted under this Section 6.04(j) and (iii) if the amount of Investments constituting Permitted Business Acquisitions in accordance with this Section 6.04(j) and outstanding at the time a Permitted Business Acquisition Step-Up Period ends exceeds the amount of Investments constituting Permitted Business Acquisitions that would be permitted under this Section 6.04(j) immediately after the end of such Permitted Business Acquisition Step-Up Period, then the amount of such excess (less the amount by which investments constituting Permitted Business Acquisitions are reduced from such time until the commencement of the next Permitted Business Acquisition Step-Up Period, if any) shall be deemed to be permitted under this Section 6.04(j); provided further that such excess, if any, shall be deemed an election by the Borrowers to utilize the Available Investment Basket Amount in any amount equal to such excess;

            (k) additional Investments may be made from time to time to the extent made with proceeds of Equity Interests (excluding proceeds received as a result of the exercise of Cure Rights pursuant to Section 7.03) of Holdings, which proceeds or Investments in turn are contributed (as common equity) to any Loan Party;

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            (l) Investments (including, but not limited to, Investments in
Equity Interests, intercompany loans, and Guarantees of Indebtedness otherwise expressly permitted hereunder) after the Closing Date by Subsidiaries that are not Loan Parties in any Loan Party or other Subsidiary.

            (m) Investments arising as a result of Permitted Receivables Financings;

            (n) the Transactions;

            (o) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business;

            (p) Investments of a Subsidiary acquired after the Closing Date or of a corporation merged into any Borrower or merged into or consolidated with a Subsidiary in accordance with Section 6.05 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

            (q) Guarantees by Holdings or any Subsidiary of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by any Subsidiary in the ordinary course of business;

            (r) Investments described on Annex A;

            (s) any Investment related to Multiphase Power and Processing Technologies, LLC and Dresser-Rand and Enserv Services Sdn. Bnd. in accordance with the constitutive documents related thereto and in an aggregate amount not to exceed U.S.$10 million.

            SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired), or issue, sell, transfer or otherwise dispose of any Equity Interests of any Borrower or any Subsidiary or preferred equity interests of Holdings, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person, except that this Section shall not prohibit:

            (a) (i) the sale of inventory, supplies, materials and equipment and the purchase and sale of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business by Holdings or any Subsidiary, (ii) the sale of any other asset in the ordinary course of business by Holdings or any Subsidiary, (iii) the sale of surplus, obsolete or worn out equipment or other property in the ordinary course of business by Holdings or any Subsidiary or (iv) the sale of Permitted Investments in the ordinary course of business;

            (b) if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (i) the merger of any Subsidiary into any Borrower in a transaction in which such Borrower is the surviving corporation, (ii) the merger or consolidation of any Subsidiary into or with any Loan Party in a transaction in which the surviving or resulting entity is a Loan Party and, in the case of each of clauses (i) and (ii), no Person other than such Borrower or a Loan Party receives any consideration, (iii) the merger or consolidation of any Subsidiary that is not a Loan Party into or with any other Subsidiary that is not a Loan Party or (iv) the liquidation or dissolution (other than the Borrowers) or change in form of entity of Holdings or any Subsidiary if Holdings determines in good faith that such liquidation or dissolution is in the best interests of Holdings and is not materially disadvantageous to the Lenders;

            (c) sales, transfers, leases or other dispositions to Holdings or a Subsidiary (upon voluntary liquidation or otherwise); provided that any sales, transfers, leases or other dispositions by a Loan Party to a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.07; provided further that the aggregate gross proceeds of any sales, transfers, leases or other dispositions by a Loan Party to a Subsidiary that is not a Loan Party in reliance upon this paragraph (c) and the aggregate gross proceeds of any or all assets sold, transferred or leased in reliance upon paragraph (h) below shall not exceed, in any fiscal year of the Domestic Borrower, 3.75% of Consolidated Total Assets as of the end of the immediately preceding fiscal year;

            (d) Sale and Lease-Back Transactions permitted by Section 6.03;

            (e) Investments permitted by Section 6.04, Liens permitted by
Section 6.02 and Dividends permitted by Section 6.06;

            (f) the purchase and sale or other transfer (including by capital contribution) of Receivables Assets pursuant to Permitted Receivables Financings;

            (g) the sale of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;

            (h) sales, transfers, leases or other dispositions of assets not otherwise permitted by this Section 6.05; provided that the aggregate gross proceeds (including noncash proceeds) of any or all assets sold, transferred, leased or otherwise disposed of in reliance upon this paragraph (h) and in reliance upon the second proviso to paragraph (c) above shall not exceed, in any fiscal year of the Domestic Borrower, 3.75% of Consolidated Total Assets as of the end of the immediately preceding fiscal year; provided further that the Net Proceeds thereof are applied in accordance with Section 2.11(c);

            (i) any merger or consolidation in connection with a Permitted Business Acquisition, provided that following any such merger or consolidation
(i) involving any Borrower, such Borrower is the surviving corporation, (ii) involving a domestic Subsidiary, the surviving or resulting entity shall be a domestic Loan Party that is a Wholly Owned Subsidiary and (iii) involving a Foreign Subsidiary, the surviving or resulting entity shall be a Foreign Subsidiary Loan Party that is a Wholly Owned Subsidiary;

            (j) licensing and cross-licensing arrangements involving any technology or other intellectual property of any Borrower or any Subsidiary in the ordinary course of business;

            (k) sales, leases or other dispositions of inventory of Holdings and its Subsidiaries determined by the management of Holdings or any Borrower to be no longer useful or necessary in the operation of the business of Holdings or any of the Subsidiaries; provided that the Net Proceeds thereof are applied in accordance with Section 2.11(c); and

            (l) any sale, transfer or other disposition of assets related to Multiphase Power and Processing Technologies, LLC and Dresser-Rand and Enserv Services Sdn. Bnd. in accordance with the constitutive documents related thereto and in an aggregate amount not to exceed U.S.$10 million.

            Notwithstanding anything to the contrary contained in Section 6.05 above, (i) Holdings shall at all times own, directly or indirectly, 85% of the Equity Interests of each Borrower free and clear of any Liens other than Liens created by the Security Documents, (ii) no sale, transfer or other disposition of assets shall be permitted by this Section 6.05 (other than sales, transfers, leases or other dispositions to Loan Parties pursuant to paragraph (c) hereof and purchases, sales or transfers pursuant to paragraph (f) hereof) unless such disposition is for fair market value, (iii) no sale, transfer or other disposition of assets shall be permitted by paragraph (a), (d), (f) or (k) of this Section 6.05 unless such disposition is for at least 75% cash consideration and (vii) no sale, transfer or other disposition of assets in excess of U.S.$10.0 million shall be permitted by paragraph (h) of this Section 6.05 unless such disposition is for at least 75% cash consideration; provided that for purposes of clauses (ii) and (iii), the amount of any secured Indebtedness or other Indebtedness of a Subsidiary that is not a Loan Party (as shown on Holdings' or such Subsidiary's most recent balance sheet or in the notes thereto) of Holdings or any Subsidiary of Holdings that is assumed by the transferee of any such assets shall be deemed cash.

            SECTION 6.06. Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional shares of Equity Interests of the Person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its Equity Interests or set aside any amount for any such purpose; provided, however, that:

            (a) any Subsidiary of Holdings may declare and pay dividends to, repurchase its Equity Interests from or make other distributions to, Holdings or to any Wholly Owned Subsidiary of Holdings (or, in the case of non-Wholly Owned Subsidiaries, to Holdings or any subsidiary that is a direct or indirect parent of such subsidiary and to each other owner of Equity Interests of such subsidiary on a pro rata basis (or more favorable basis from the perspective of Holdings, or such subsidiary) based on their relative ownership interests);

            (b) Holdings and each Subsidiary may declare and pay dividends or make other distributions to any Parent Company in respect of overhead of such Parent Company or its direct or indirect owners, including, without limitation, legal, accounting and professional fees and other fees and expenses in connection with the maintenance of its existence and its ownership of Holdings, in each case, to the extent attributable to the ownership of such Parent Company in Holdings or such Subsidiary;

            (c) Holdings and each Subsidiary may repurchase, redeem or otherwise acquire or retire (or make dividends or distributions to any Parent Company to finance any such repurchase, redemption or other acquisition or retirement) for value any Equity Interests of Holdings, any Parent Company or any Subsidiary held by any current or former officer, director, consultant or employee of Holdings, any Parent Company or any Subsidiary pursuant to any equity subscription agreement, stock option agreement, shareholders' or members' agreement or similar agreement, plan or arrangement or any Plan and Subsidiaries may declare and pay dividends to Holdings or any other Subsidiary the proceeds of which are used for such purposes, provided that the aggregate amount of such purchases or redemptions under this paragraph (c) shall not exceed in any fiscal year U.S.$4.0 million (plus the amount of net proceeds (x) received by Holdings during such calendar year from sales of Equity Interests of Holdings to directors, consultants, officers or employees of Holdings or any Subsidiary in connection with permitted employee compensation and incentive arrangements and
(y) of any key-man life insurance policies recorded during such calendar year) which, if not used in any year, may be carried forward to any subsequent calendar year

            (d) noncash repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

            (e) so long as no Default or Event of Default shall have occurred and is continuing, Holdings may declare and pay dividends or make other distributions of up to 5% per calendar year of the net cash proceeds received by Holdings from any public offering of the Equity Interests of Holdings;

            (f) Holdings and each Subsidiary may declare and pay dividends or make other distributions to any Parent Company to fund any payments contemplated by the Transition Services Agreement, the Supply Agreement, the License Agreement and Sections 1.2(c), 1.4(d), 1.8, 6.4, 6.5, 6.7, 6.8(n)(ii), 6.8(q),
6.18, 6.20, 8.1 and 9.1(b) of the Acquisition Agreement;

            (g) The Domestic Borrower may make distributions to its members of management that hold Equity Interests of the Domestic Borrower in respect of such Equity Interests in an aggregate amount not to exceed in any fiscal year, together with such amounts permitted under Section 6.06(h) for such fiscal year, U.S.$3 million;

            (h) Holding and the Domestic Borrower may make distributions to any Parent Company solely in connection with distributions to members of management of FRC that hold profit interests in FRC in an aggregate amount not to exceed in any fiscal year, together with such amounts permitted under Section 6.06(g) for such fiscal year, U.S.$3 million;

            (i) Holdings and each Subsidiary may declare and pay dividends or make other distributions described on Annex A; and

            (j) Payments on Management Notes so long as such payments are in accordance with the subordination provisions related thereto.

            SECTION 6.07. Transactions with Affiliates. (a) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates, unless such transaction is (i) otherwise permitted (or required) under this Agreement (including in connection with any Permitted Receivables Financing) or (ii) upon terms no less favorable to Holdings or such Subsidiary, as applicable, than would be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate; provided that this clause (ii) shall not apply to the indemnification of directors of Holdings and the Subsidiaries in accordance with customary practice.

            (b) The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement,

            (i) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options, stock ownership plans and the granting and performance of registration rights approved by the Board of Directors of Holdings,

            (ii) transactions among the Borrowers and the Loan Parties and transactions among the non-Loan Parties otherwise permitted by this Agreement,

            (iii) any indemnification agreement or any similar arrangement entered into with directors, officers, consultants and employees of Holdings and the Subsidiaries or any Parent Company in the ordinary course of business and the payment of fees and indemnities to directors, officers, consultants and employees of Holdings and the Subsidiaries or any Parent Company in the ordinary course of business,

            (iv) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 6.07 or any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect,

            (v) any employment agreement or employee benefit plan entered into by Holdings or any of the Subsidiaries in the ordinary course of business or consistent with past practice and payments pursuant thereto,

            (vi) transactions otherwise permitted under Section 6.04 and Section 6.06,

            (vii) any purchase by the Funds or any Fund Affiliate of Equity Interests of Holdings or any contribution by Holdings to, or purchase by Holdings of, the equity capital of any Borrower; provided that any Equity Interests of any Borrower purchased by Holdings shall be pledged to the Collateral Agent on behalf of the Lenders pursuant to the applicable Collateral Agreement,

            (viii) payments by Holdings or any of the Subsidiaries to the Funds or any Fund Affiliate made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by the majority of the board of directors of Holdings, in good faith,

            (ix) the existence of, or the performance by Holdings, any Borrower or any of the Subsidiaries of its obligations under the terms of, the Acquisition Agreement, or any agreement contemplated thereunder to which it is a party as of the Closing Date, or the Holdings LLC Agreement; provided, however, that the existence of, or the performance by Holdings, any Borrower or any subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (x) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Lenders in any material respect,

            (x) transactions with any Affiliate for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business in a manner consistent with past practice,

            (xi) any transaction in respect of which Holdings delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to the Board of Directors of Holdings from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is (A) in the good faith determination of Holdings qualified to render such letter and (B) reasonably satisfactory to the Administrative Agent, which letter states that such transaction is on terms that are no less favorable to Holdings or such Subsidiary, as applicable, than would be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate,

            (xii) the payment of all fees, expenses, bonuses and awards related to the Transactions contemplated by the Acquisition Documents, including fees to the Funds or any Fund Affiliate,

            (xiii) transactions described in Annex A,

            (xiv) transactions pursuant to any Permitted Receivables Financing,

            (xv) the issuance of Management Notes, and payments pursuant thereto, so long as such payments are in accordance with the subordination provisions related thereto,

            (xvi) so long as not otherwise prohibited under this Agreement, guarantees of performance by Holdings or any Subsidiary of any other Subsidiary or Holdings that are not a Loan Party in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money; and

            (xvii) if such transaction is with a Person in its capacity as a holder (A) of Indebtedness of Holdings or any Subsidiary where such Person is treated no more favorably than the other holders of Indebtedness of Holdings or any Subsidiary or (B) at any time after an initial public offering of Equity Interests of Holdings, of Equity Interests of Holdings or any Subsidiary where such Person is treated no more favorably than the other holders of Equity Interests of Holdings or any Subsidiary.

            SECTION 6.08. Business of Holdings and the Subsidiaries. (a) Notwithstanding any other provisions hereof, engage at any time in any business or business activity other than any business or business activity conducted by it on the Closing Date and any business or business activities incidental or related thereto, or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto, including the consummation of the Transactions.

            (b) In the case of Holdings, conduct, transact or otherwise engage in any business or operations other than those incidental to its ownership of the Equity Interests of the Domestic Borrower, the performance of the Transaction Documents and any transactions that Holdings is permitted to enter into or consummate under this Article VI.

            SECTION 6.09. Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. (a) Amend or modify in any manner materially adverse to the Lenders, or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders), the articles or certificate of incorporation or by-laws or partnership agreement or limited liability company operating agreement of Holdings, any Borrower or any of the Subsidiaries or the Acquisition Agreement.

            (b) (i) Make, or agree or offer to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on the Senior Subordinated Notes or any Permitted Subordinated Debt Securities, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of the Senior Subordinated Notes or any Permitted Subordinated Debt Securities (except for Refinancings permitted by Section 6.01(l)), except for (A) payments of regularly scheduled interest and (B) with respect to Permitted Subordinated Debt Securities, payments made solely with the proceeds of contributions made in respect of Equity Interests; or

            (ii) Amend or modify, or permit the amendment or modification of, any provision of any Senior Subordinated Note or any Permitted Senior Debt Securities or Permitted Subordinated Debt Securities, any Permitted Receivables Document or any agreement (including any Senior Subordinated Notes Document or any document relating to any Permitted Senior Debt Securities or Permitted Subordinated Debt Securities) relating thereto, other than amendments or modifications that are not in any manner materially adverse to Lenders and that do not affect the subordination provisions thereof (if any) in a manner adverse to the Lenders.

            (c) Permit any Subsidiary to enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances by such Subsidiary to Holdings or any Subsidiary that is a direct or indirect parent of such Subsidiary or (ii) the granting of Liens by such Subsidiary pursuant to the Security Documents, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:

            (A) restrictions imposed by applicable law;

            (B) restrictions contained in any Permitted Receivables Document with respect to any Special Purpose Receivables Subsidiary;

            (C) contractual encumbrances or restrictions in effect on the Closing Date under (x) any Senior Subordinated Note Document or (y) any agreements related to any permitted renewal, extension or refinancing of any Indebtedness existing on the Closing Date that does not expand the scope of any such encumbrance or restriction;

            (D) restrictions imposed by any Permitted Senior Debt Securities that are substantially similar to restrictions set forth in the Credit Agreement;

            (E) any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Equity Interests or assets of a Subsidiary pending the closing of such sale or disposition;

            (F) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business;

            (G) any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

            (H) customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

            (I) customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

            (J) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

            (K) customary restrictions and conditions contained in any agreement relating to the sale of any asset permitted under Section 6.05 pending the consummation of such sale; or

            (L) any agreement in effect at the time such subsidiary becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary.

            SECTION 6.10. Capital Expenditures. Permit the Domestic Borrower or its Subsidiaries to make any Capital Expenditure, except that:

            (a) The Domestic Borrower and its Subsidiaries may make Capital Expenditures so long as during (i) the fiscal quarter ended December 31, 2004, Holdings of the aggregate amount thereof does not exceed U.S.$5.0 million and during any fiscal year thereafter the aggregate amount thereof does not exceed the amount set forth opposite such fiscal year below:

Year                                              Amount
----                                              ------
2005                                        U.S.$20.0 million
2006                                        U.S.$20.0 million
2007                                        U.S.$25.0 million
2008                                        U.S.$25.0 million

            (b) Notwithstanding anything to the contrary contained in paragraph
(a) above, to the extent that the aggregate amount of Capital Expenditures made by the Domestic Borrower and its Subsidiaries in any fiscal year of the Domestic Borrower pursuant to Section 6.10(a) is less than the amount set forth for such fiscal year, the amount of such difference may be carried forward and used to make Capital Expenditures in the two succeeding fiscal years; provided that in any fiscal year, the amount permitted to be applied to make Capital Expenditures pursuant to this paragraph (b) shall in no event exceed an amount equal to 50% of the amount set forth in Section 6.10(a) for such fiscal year.

            (c) In addition to the Capital Expenditures permitted pursuant to the preceding paragraphs (a) and (b), the Domestic Borrower and its Subsidiaries may make additional Capital Expenditures at any time in an amount not to exceed the portion, if any, of the Available Investment Basket Amount on the date of such Capital Expenditure that the Borrowers elect to apply to this Section 6.10(c).

            SECTION 6.11. Interest Coverage Ratio. Permit the ratio (the "Interest Coverage Ratio") on the last day of the fiscal quarter set forth below, for the four quarter period ended as of such day of (a) EBITDA to (b) Cash Interest Expense to be less than the ratio set forth below for such period; provided that to the extent any Asset Disposition or any Asset Acquisition (or any similar transaction or transactions for which a waiver or a consent of the Required Lenders pursuant to Section 6.05 has been obtained) or incurrence or repayment of Indebtedness (excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes) has occurred during the relevant Test Period, the Interest Coverage Ratio shall be determined for the respective Test Period on a pro forma Basis for such occurrences.

          Period Ended                         Ratio
          ------------                         -----
December 31, 2004                         1.750 to 1.000
March 31, 2005                            1.750 to 1.000
June 30, 2005                             1.875 to 1.000
September 30, 2005                        1.875 to 1.000
December 31, 2005                         2.000 to 1.000
March 31, 2006                            2.000 to 1.000
June 30, 2006                             2.125 to 1.000
September 30, 2006                        2.125 to 1.000
December 31, 2006                         2.125 to 1.000
March 31, 2007                            2.125 to 1.000
June 30, 2007                             2.250 to 1.000
September 30, 2007                        2.250 to 1.000
December 31, 2007                         2.250 to 1.000
March 31, 2008                            2.250 to 1.000

          Period Ended                         Ratio
          ------------                         -----
June 30, 2008                             2.500 to 1.000
September 30, 2008                        2.500 to 1.000
December 31, 2008 and thereafter          2.500 to 1.000

            SECTION 6.12. Leverage Ratio. Permit the Leverage Ratio on the last day of any fiscal quarter set forth below, to be in excess of the ratio set forth below for such period.

          Period Ended                       Ratio
          ------------                       -----
December 31, 2004                        6.85 to 1.000
March 31, 2005                           6.75 to 1.000
June 30, 2005                            6.50 to 1.000
September 30, 2005                       6.50 to 1.000
December 31, 2005                        6.25 to 1.000
March 31, 2006                           6.00 to 1.000
June 30, 2006                            5.75 to 1.000
September 30, 2006                       5.50 to 1.000
December 31, 2006                        5.25 to 1.000
March 31, 2007                           5.00 to 1.000
June 30, 2007                            4.75 to 1.000
September 30, 2007                       4.50 to 1.000
December 31, 2007                        4.50 to 1.000
March 31, 2008                           4.25 to 1.000
June 30, 2008                            4.00 to 1.000
September 30, 2008                       4.00 to 1.000
December 31, 2008 and thereafter         4.00 to 1.000

            SECTION 6.13. Swap Agreements. Enter into any Swap Agreement, other than (a) Swap Agreements required by Section 5.12 or any Permitted Receivables Financing, (b) Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks to which Holdings or any Subsidiary is exposed in the conduct of its business or the management of its liabilities, and (c) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Holdings or any Subsidiary.

            SECTION 6.14. Designated Senior Debt. Designate any Indebtedness of any Borrower or any of the Subsidiaries other than (i) the Obligations hereunder and (ii) Permitted Senior Debt Securities as "Designated Senior Indebtedness" under, and as defined in, the Senior Subordinated Notes Indenture.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

            SECTION 7.01. Events of Default. In case of the happening of any of the following events ("Events of Default"):

            (a) any representation or warranty made or deemed made by Holdings, any Borrower or any other Loan Party in any Loan Document, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished by Holdings, any Borrower or any other Loan Party;

            (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

            (c) default shall be made in the payment of any interest on any Loan or on any L/C Disbursement or in the payment of any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five (5) Business Days;

            (d) default shall be made in the due observance or performance by Holdings, any Borrower or any of the Subsidiaries of any covenant, condition or agreement contained in Section 5.01(a) (with respect to Holdings or any Borrower), 5.05(a), 5.08, 5.10(c) or in Article VI;

            (e) default shall be made in the due observance or performance by Holdings, any Borrower or any of the Subsidiaries of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to any Borrower;

            (f) (i) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (ii) Holdings, any Borrower or any of the Subsidiaries shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;

            (g) there shall have occurred a Change in Control;

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            (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in (or, with respect to any UK Loan Party, the presentation of an application shall be made with) a court of competent jurisdiction seeking (i) relief in respect of Holdings, any Borrower or any of the Subsidiaries (other than a Borrower or Subsidiary incorporated in France), or of a substantial part of the property or assets of Holdings, any Borrower or any Subsidiary (other than a Borrower or Subsidiary incorporated in France), under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official (or, with respect to any UK Loan Party, an administration order) for Holdings, any Borrower or any of the Subsidiaries (other than a Borrower or Subsidiary incorporated in France) or for a substantial part of the property or assets of Holdings, any Borrower or any of the Subsidiaries (other than a Borrower or Subsidiary incorporated in France) or (iii) the winding-up or liquidation of Holdings, any Borrower or any Subsidiary (other than a Borrower or Subsidiary incorporated in France) (except, in the case of any Subsidiary (other than the Borrowers), in a transaction permitted by Section 6.05); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (i) Holdings, any Borrower or any Subsidiary (other than a Borrower or Subsidiary incorporated in France) shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (h) above, (iii) apply for, request or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, any Borrower or any of the Subsidiaries (other than a Borrower or Subsidiary incorporated in France) or for a substantial part of the property or assets of Holdings, any Borrower or any Subsidiary (other than a Borrower or Subsidiary incorporated in France), (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due;

            (j) the failure by Holdings, any Borrower or any Subsidiary to pay one or more final judgments aggregating in excess of U.S.$20.0 million (net of any amounts which are covered by insurance or bonded), which judgments are not discharged or effectively waived or stayed for a period of 30 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings, any Borrower or any Subsidiary to enforce any such judgment;

            (k) one or more ERISA Events shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

            (l) any Borrower or any Subsidiary incorporated in France (a) stops or suspends or announces an intention to stop or suspend payment of its debts or shall admit its inability to pay its debts as they fall due or shall for the purpose of any applicable law be or be deemed to be unable to pay its debts or shall otherwise be or be deemed to be insolvent for the

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purpose of any insolvency law or to be in a state of cessation de paiements, (b)
applies for the appointment of a mandataire ad hoc, (c) applies for or is subject to the appointment of a conciliateur for a reglement amiable pursuant to Articles L. 611-3 et seq. of the French Code de Commerce, (d) is the subject of a judgment for redressement judiciaire, cession totale de l'entreprise or liquidation judiciaire pursuant to Articles L. 620-1 et seq. of the French Code de Commerce or (e) is the subject, in any jurisdiction other than France, of any procedure or step analogous to those set out as items (b), (c) and (d) above;

            (m) (i) any Loan Document shall for any reason be asserted in writing by Holdings, any Borrower or any Subsidiary not to be a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to Collateral that is not immaterial to Holdings, any Borrower and their Subsidiaries on a consolidated basis shall cease to be, or shall be asserted in writing by any Borrower or any other Loan Party not to be, a valid and perfected security interest (having the priority required by this Agreement or the relevant Security Document) in the securities, assets or properties covered thereby, except to the extent that (x) any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreements or to file UCC continuation statements, (y) such loss is covered by a lender's title insurance policy and the Administrative Agent shall be reasonably satisfied with the credit of such insurer or (z) any such loss of validity, perfection or priority is the result of any failure by the Collateral Agent or the Administrative Agent to take any action necessary to secure the validity, perfection or priority of the liens, or (iii) the Guarantees pursuant to the Security Documents by Holdings or the Subsidiary Loan Parties of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by Holdings or any Borrower or any Subsidiary Loan Party not to be in effect or not to be legal, valid and binding obligations;

then, and in every such event (other than an event with respect to any Borrower described in paragraph (h), (i) or (l) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrowers, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) demand cash collateral pursuant to Section 2.05(j); and in any event with respect to the Borrowers described in paragraph (h) or (i) above, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable and the Administrative Agent shall be deemed to have made a demand for cash collateral to the full extent permitted under Section 2.05(j), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding.

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            SECTION 7.02. Exclusion of Immaterial Subsidiaries. Solely for the
purposes of determining whether an Event of Default has occurred under clause
(h) or (i) of Section 7.01, any reference in any such clause to any Subsidiary shall be deemed not to include any Subsidiary affected by any event or circumstance referred to in any such clause that did not, as of the last day of the fiscal quarter of the Domestic Borrower most recently ended, have assets with a value in excess of 2.5% of the Consolidated Total Assets or 2.5% of total revenues of the Domestic Borrower and its Subsidiaries as of such date; provided that if it is necessary to exclude more than one Subsidiary from clause (h) or
(i) of Section 7.01 pursuant to this Section 7.02 in order to avoid an Event of Default thereunder, all excluded Subsidiaries shall be considered to be a single consolidated Subsidiary for purposes of determining whether the condition specified above is satisfied.

            SECTION 7.03. Holdings' Right to Cure. (a) Financial Performance Covenants. Notwithstanding anything to the contrary contained in Section 7.01, in the event that Holdings fails to comply with the requirements of any Financial Performance Covenant, until the expiration of the 10th day subsequent to the date the certificate calculating such Financial Performance Covenant is required to be delivered pursuant to Section 5.04(c), Holdings shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to the capital of Holdings, and, in each case, to contribute any such cash to the capital of the Domestic Borrower (collectively, the "Cure Right"), and upon the receipt by the Domestic Borrower of such cash (the "Cure Amount") pursuant to the exercise by Holdings of such Cure Right such Financial Performance Covenant shall be recalculated giving effect to the following pro forma adjustments:

            (i) EBITDA shall be increased, solely for the purpose of measuring the Financial Performance Covenants and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

            (ii) If, after giving effect to the foregoing recalculations, Holdings shall then be in compliance with the requirements of all Financial Performance Covenants, Holdings shall be deemed to have satisfied the requirements of the Financial Performance Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenants that had occurred shall be deemed cured for this purposes of the Agreement.

            (b) Limitation on Exercise of Cure Right. Notwithstanding anything herein to the contrary, (a) in each four-fiscal-quarter period there shall be at least one fiscal quarter in which the Cure Right is not exercised,
      (b) in each eight-fiscal-quarter period, there shall be a period of at least four consecutive fiscal quarters during which the Cure Right is not exercised and (c) the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Performance Covenants.

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                                  ARTICLE VIII

                                   THE AGENTS

            SECTION 8.01. Appointment. (a) In order to expedite the transactions contemplated by this Agreement, (i) Citicorp North America, Inc. is hereby appointed to act as Administrative Agent and Collateral Agent and (ii) Morgan Stanley Senior Funding, Inc. and UBS Securities LLC are each hereby appointed to act as a Co-Syndication Agent. Each of the Lenders and each assignee of any such Lender hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or assignee and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and each Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and such Issuing Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders and such Issuing Bank hereunder, and promptly to distribute to each Lender or such Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with the performance of its duties as Administrative Agent hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by any Borrower pursuant to this Agreement as received by the Administrative Agent. Without limiting the generality of the foregoing, the Collateral Agent is hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents, and all rights and remedies in respect of such Collateral shall be controlled by the Collateral Agent.

            (b) Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrowers or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to any Borrower or any other Loan Party or any other party hereto or to any Loan Document on account of the failure, delay in performance or breach by, or as a result of information provided by, any Lender or Issuing Bank of any of its obligations hereunder or to any Lender or Issuing Bank on account of

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the failure of or delay in performance or breach by any other Lender or Issuing
Bank or any Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each Agent may execute any and all duties hereunder by or through agents, employees or any sub-agent appointed by it and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

            SECTION 8.02. Nature of Duties. The Lenders hereby acknowledge that no Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders. The Lenders further acknowledge and agree that so long as an Agent shall make any determination to be made by it hereunder or under any other Loan Document in good faith, such Agent shall have no liability in respect of such determination to any Person. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent. Each Lender recognizes and agrees that the Joint Lead Arrangers shall have no duties or responsibilities under this Agreement or any other Loan Document, or any fiduciary relationship with any Lender, and shall have no functions, responsibilities, duties, obligations or liabilities for acting as such hereunder.

            SECTION 8.03. Resignation by the Agents. Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor with the consent of the Borrowers (not to be unreasonably withheld or delayed). If no successor shall have been so appointed by the Required Lenders and approved by the Borrowers and shall have accepted such appointment within 45 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders with the consent of the Borrowers (not to be unreasonably withheld or delayed), appoint a successor Agent which shall be a bank with an office in New York, New York and an office in London, England (or a bank having an Affiliate with such an office) having a combined capital and surplus that is not less than U.S.$500.0 million or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

            SECTION 8.04. Each Agent in Its Individual Capacity. With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Borrower or any of the Subsidiaries or other Affiliates thereof as if it were not an Agent.

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            SECTION 8.05. Indemnification. Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its Commitments hereunder (or if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of its applicable outstanding Loans or participations in L/C Disbursements, as applicable)) of any reasonable expenses incurred for the benefit of the Lenders by the Agents, including reasonable counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrowers and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, Taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrowers, provided that no Lender shall be liable to an Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Agent or any of its directors, officers, employees or agents.

            SECTION 8.06. Lack of Reliance on Agents. Each Lender acknowledges that it has, independently and without reliance upon the Agents and any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents, any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

            SECTION 8.07. Sub-Agent. The Sub-Agent has been designated under this Agreement to carry out duties of the Administrative Agent. The Sub-Agent shall be subject to each of the obligations in this Agreement to be performed by the Sub-Agent, and each of the Borrowers and the Lenders agrees that the Sub-Agent shall be entitled to exercise each of the rights and shall be entitled to each of the benefits of the Administrative Agent under this Agreement as related to the performance of its obligations hereunder.

            SECTION 8.08. Appointment of Supplemental Collateral Agents. (a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent, collateral sub-agent or collateral co-agent (any such additional

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individual or institution being referred to herein individually as a
"Supplemental Collateral Agent" and collectively as "Supplemental Collateral Agents").

            (b) In the event that the Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Article and of Section 9.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

            (c) Should any instrument in writing from any Loan Party be required by any Supplemental Collateral Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to it such rights, powers, privileges and duties, such Loan Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Collateral Agent.

                                   ARTICLE IX

                                  MISCELLANEOUS

            SECTION 9.01. Notices. (a) Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            (i) if to the Domestic Borrower, to it at Dresser-Rand Group Inc., Paul Clark Drive, Olean, NY 14760-0560, Attention to Steve Riordan (telecopy (716) 375-3178) (e-mail: steve_riordan@dresser-rand.com) with a copy to First Reserve Corporation, One Lafayette Place, Greenwich, Connecticut 06830;

            (ii) if to the UK Borrower, to it at 31, Boulevard Winston Churchill 76080 LE HAVRE Cedex 7013 France, Attention: M. Jean-Claude Matton (telecopy +33 (0)2 35 25 53 66 (e-mail:
      Jean-Claude_Matton@Dresser-Rand.com) with a copy to First Reserve Corporation, One Lafayette Place, Greenwich, Connecticut 06830;

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            (iii) if to the French Borrower, to it at D-R Holdings (France)
      S.A.S. c/o DRESSER-RAND S.A., 31, Boulevard Winston Churchill 76080 LE HAVRE Cedex 7013, Attention: Jean-Francois CHEVRIER (telecopy +33 235 25 5369 (e-mail: jean-francois_chevrier@dresser-rand.com) with a copy to First Reserve Corporation, One Lafayette Place, Greenwich, Connecticut 06830;

            (iv) if to the Administrative Agent or the Collateral Agent, to Citicorp North America, Inc., 2 Penns Way, Suite 200, New Castle, Delaware 19720, attention: Keith Carter (telecopy: (212) 994-0961) (e-mail:keith.j.carter@citigroup.com), with a copy to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, attention: Maura O' Sullivan, Esq. (telecopy: (646) 848-7897); and

            (v) if to an Issuing Bank, to it at the address or telecopy number set forth separately in writing.

            (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent, the Collateral Agent and the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided further that approval of such procedures may be limited to particular notices or communications.

            (c) All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service, sent by telecopy or (to the extent permitted by paragraph (b) above) electronic means or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

            (d) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

            SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrowers and the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and each Issuing Bank and shall survive the making by the Lenders of the Loans, the execution and delivery of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by such Persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or L/C Disbursement or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein

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(including pursuant to Sections 2.15, 2.17 and 9.05) shall survive the payment in full of the principal and interest hereunder, the expiration of the Letters of Credit and the termination of the Commitments or this Agreement.

            SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by Holdings, the Borrowers and the Agents and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of Holdings, the Borrowers, each Issuing Bank, the Agents and each Lender and their respective permitted successors and assigns.

            SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) other than pursuant to a merger permitted by Section 6.05(b) or 6.05(i), no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, each Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

            (A) the Borrowers; provided that no consent of any Borrower shall be required for an assignment in respect of the primary syndication of the Facilities (as reasonably determined by the Administrative Agent), so long as the Domestic Borrower is consulted with respect to such assignments; provided, further, that no consent of any Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee (provided that any liability of the Borrowers to an assignee that is an Approved Fund or Affiliate of the assigning Lender under Section 2.15,
      2.17 or 2.20 shall be limited to the amount, if any, that would have been payable hereunder by the Borrowers in the absence of such assignment); and

            (B) the Administrative Agent and, in the case of Revolving Facility Commitment, the Swingline Lenders; provided that no consent of the Administrative Agent or the Swingline Lenders, as applicable, shall be required for an assignment of (i) a Revolving Facility Commitment to an assignee that is a Revolving Facility Lender immediately prior to giving effect to such assignment, or (ii) a Term Loan to a Lender, an

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      Affiliate of a Lender or Approved Fund immediately prior to giving effect to such assignment.

            (ii) Assignments shall be subject to the following additional conditions:

            (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, an assignment of the entire remaining amount of the assigning Lender's Commitment or contemporaneous assignments to related Approved Funds that equal at least U.S.$1.0 million in the aggregate, the amount of the commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than U.S.$1.0 million, unless each of the Borrowers and the Administrative Agent otherwise consent; provided that no such consent of the Borrowers shall be required if an Event of Default under paragraph (b), (c), (h) or (i) of Section 7.01 has occurred and is continuing;

            (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

            (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of U.S.$3,500; provided that no such recordation fee shall be due in connection with an assignment to an existing Lender or Affiliate of a Lender or an Approved Fund of such Lender or an assignment by the Administrative Agent and provided further that only one such fee shall be payable in connection with contemporaneous assignments to related Approved Funds; and

            (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

            For purposes of this Section 9.04(b), the term "Approved Fund" shall have the following meaning:

            "Approved Fund" shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

            (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender hereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.05). Any assignment or transfer

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by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

            (iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and L/C Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and each Borrower, the Agents, each Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (c) (i) Any Lender may, without the consent of the Borrowers, the Administrative Agent, any Issuing Bank or any Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Agents, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument (oral or written) pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that (x) such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 9.04(a)(i) or clauses (i), (ii), (iii), (iv), (v) or (vi) of the first proviso to Section 9.08(b) that affects such Participant and (y) no other agreement (oral or written) with respect to such Participant may exist between such Lender and such Participant. Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

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            (ii) A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers' prior written consent (which shall not be unreasonably withheld). A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 to the extent such Participant fails to comply with Section 2.17(e) as though it were a Lender.

            (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            (e) For the purposes of Article 1278 of the French Civil Code, it is expressly agreed that upon any assignment of the rights and obligations of a Lender, the security created or evidenced by any collateral agreement or instrument governed by French law and/or with a French law party shall be preserved for the benefit of the new Lender and each other Secured Party.

            (f) A copy of the instrument evidencing the assignment of the rights of a Lender in respect of any Loan to the French Borrower or any Additional Foreign Borrower organized under the laws of France shall be notified through a French bailiff (huissier) to such Borrower in accordance with Article 1690 of the French Civil Code. The new Lender will be responsible for the fees of the French bailiff (huissier) for so notifying the French Loan Party.

            SECTION 9.05. Expenses; Indemnity. (a) The Domestic Borrower agrees to pay all reasonable and documented out-of-pocket expenses (including Other Taxes) incurred by the Agents in connection with the preparation of this Agreement and the other Loan Documents, or by the Agents in connection with the syndication of the Commitments or the administration of this Agreement (including expenses incurred in connection with due diligence and initial and ongoing Collateral examination to the extent incurred with the reasonable prior approval of the Domestic Borrower and the reasonable fees, disbursements and the charges for no more than one counsel in each jurisdiction where Collateral is located) or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Transactions hereby contemplated shall be consummated) or incurred by the Agents or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents, in connection with the Loans made or the Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Shearman & Sterling LLP, counsel for the Agents and the Joint Lead Arrangers, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel) (including the reasonable and documented allocated costs of internal counsel for the Agents, the Joint Lead Arrangers, any Issuing Bank or any Lender (but no more than one such counsel for any Lender)).

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            (b) The Domestic Borrower agrees to indemnify the Agents, the Joint
Lead Arrangers, each Issuing Bank, each Lender and each of their respective directors, trustees, officers, employees, investment advisors and agents (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable and documented counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby, (ii) the use of the proceeds of the Loans or the use of any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses result primarily from the gross negligence or willful misconduct of such Indemnitee (treating, for this purpose only, any Agent, any Joint Lead Arranger, any Issuing Bank, any Lender and any of their respective Related Parties as a single Indemnitee). Subject to and without limiting the generality of the foregoing sentence, the Domestic Borrower agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable and documented counsel or consultant fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (A) any Environmental Claim related in any way to Holdings, any Borrower or any of their Subsidiaries, or (B) any actual or alleged presence, Release or threatened Release of Hazardous Materials at, under, on or from any Property, any property owned, leased or operated by any predecessor of Holdings, any Borrower or any of their Subsidiaries, or any property at which Holdings, any Borrower or any of their Subsidiaries has sent Hazardous Wastes for treatment, storage or disposal, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses result from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Agent, any Issuing Bank or any Lender. All amounts due under this
Section 9.05 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

            (c) Unless an Event of Default shall have occurred and be continuing, the Domestic Borrower shall be entitled to assume the defense of any action for which indemnification is sought hereunder with counsel of their choice at its expense (in which case the Domestic Borrower shall not thereafter be responsible for the fees and expenses of any separate counsel retained by an Indemnitee except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to each such Indemnitee. Notwithstanding the Domestic Borrower's election to assume the defense of such action, each Indemnitee shall have the right to employ separate counsel and to participate in the defense of such action, and the Domestic Borrower shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the

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use of counsel chosen by the Domestic Borrower to represent such Indemnitee would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both a Borrower and such Indemnitee and such Indemnitee shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Borrowers (in which case the Domestic Borrower shall not have the right to assume the defense or such action on behalf of such Indemnitee); (iii) the Domestic Borrower shall not have employed counsel reasonably satisfactory to such Indemnitee to represent it within a reasonable time after notice of the institution of such action; or (iv) the Domestic Borrower shall authorize in writing such Indemnitee to employ separate counsel at the Domestic Borrower's expense. The Domestic Borrower will not be liable under this Agreement for any amount paid by an Indemnitee to settle any claims or actions if the settlement is entered into without the Domestic Borrower's consent, which consent may not be withheld or delayed unless such settlement is unreasonable in light of such claims or actions against, and defenses available to, such Indemnitee.

            (d) Except as expressly provided in Section 9.05(a) with respect to Other Taxes, which shall not be duplicative with any amounts paid pursuant to
Section 2.17, this Section 9.05 shall not apply to Taxes.

            SECTION 9.06. Right of Set-off. Subject to Section 9.23, if an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Issuing Bank to or for the credit or the account of (a) any Domestic Loan Party or any other Domestic Subsidiary, against any and all obligations of the Domestic Loan Parties, (b) any UK Loan Party or any of its Subsidiaries, against any and all of the UK Obligations, (c) any French Loan Party or any of its Subsidiaries, against any and all of the French Obligations, and (d) any other Foreign Loan Party or any of its Foreign Subsidiaries , against any and all of the obligations of such Foreign Loan Party, in each case, now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured. The rights of each Lender and each Issuing Bank under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank may have.

            SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Agents, any Issuing Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, each Issuing Bank and the Lenders hereunder and under the

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other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Holdings, any Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Holdings, any Borrower or any other Loan Party in any case shall entitle such Person to any other or further notice or demand in similar or other circumstances.

            (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrowers and the Required Lenders and (y) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Collateral Agent and consented to by the Required Lenders; provided, however, that no such agreement shall

            (i) decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan or any L/C Disbursement, without the prior written consent of each Lender directly affected thereby; provided that any amendment to the financial covenant definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i),

            (ii) increase or extend the Commitment of any Lender or decrease the Commitment Fees or L/C Participation Fees or other fees of any Lender without the prior written consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Commitments shall not constitute an increase of the Commitments of any Lender),

            (iii) extend or waive any Installment Date or reduce the amount due on any Installment Date or extend any date on which payment of interest on any Loan or any L/C Disbursement or any Fees is due, without the prior written consent of each Lender adversely affected thereby,

            (iv) amend or modify the provisions of Section 2.18(b) or (c) in a manner that would by its terms alter the pro rata sharing of payments required thereby, without the prior written consent of each Lender adversely affected thereby,

            (v) amend or modify the provisions of this Section or the definition of the terms "Required Lenders," "Majority Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the Closing Date),

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            (vi) release all or substantially all the Collateral or release any of Holdings or any Subsidiary Loan Party from its Guarantee under a Collateral Agreement, unless, in the case of a Subsidiary Loan Party, all or substantially all the Equity Interests of such Subsidiary Loan Party is sold or otherwise disposed of in a transaction permitted by this Agreement, without the prior written consent of each Lender, or

            (vii) effect any waiver, amendment or modification that by its terms adversely affects the rights in respect of payments or collateral of Lenders participating in any Facility differently from those of Lenders participating in other Facilities, without the consent of the Majority Lenders participating in the adversely affected Facility (it being agreed that the Required Lenders may waive, in whole or in part, any prepayment or Commitment reduction required by Section 2.11 so long as the application of any prepayment or Commitment reduction still required to be made is not changed);

provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or an Issuing Bank hereunder without the prior written consent of the Administrative Agent or such Issuing Bank acting as such at the effective date of such agreement, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any assignee of such Lender.

            (c) Without the consent of any Co-Syndication Agent, Joint Lead Arranger or Lender, the Loan Parties and the Administrative Agent and/or Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law.

            (d) Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Borrowers (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Facility Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

            (e) In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, Holdings, the Borrowers and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Tranche B Term Loans ("Refinanced Term Loans") with a replacement "B" term loan tranche hereunder which shall be Loans hereunder ("Replacement Term Loans"); provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the

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Applicable Margin for such Replacement Term Loans shall not be higher than the
Applicable Margin for such Refinanced Term Loans, (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.

            (f) Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of Holdings and the Borrowers and the Administrative Agent to the extent necessary to integrate any New Term B Commitments or New Revolving Facility Commitments on substantially the same basis as the Tranche B Term Loans or Revolving Facility Loans, as applicable.

            SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or any Issuing Bank, shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender or such Issuing Bank, shall be limited to the Maximum Rate, provided that such excess amount shall be paid to such Lender or such Issuing Bank on subsequent payment dates to the extent not exceeding the legal limitation.

            SECTION 9.10. Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, the Fee Letter shall survive the execution and delivery of this Agreement and remain in full force and effect. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

            SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT

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AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL
WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

            SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 9.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed original.

            SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

            SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) Each of Holdings and the Borrowers hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each Borrower further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties thereto by registered or certified mail, postage prepaid, to such Borrower at the address specified for the Loan Parties in Section 9.01(a). Each Foreign Borrower hereby further agrees that service of process in any such action or proceeding brought in any such New York state court or in any such federal court may be made upon the Domestic Borrower at its address specified in Section 9.01(a), and each Foreign Borrower hereby irrevocably appoints the Domestic Borrower as its authorized agent to accept such service of process, and hereby irrevocably agrees that the failure of the Domestic Borrower to give any notice of such service to such Borrower shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender or any Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against Holdings, any Borrower or any Loan Party or their properties in the courts of any jurisdiction.

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            (b) Each of Holdings and the Borrowers hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            SECTION 9.16. Confidentiality. Each of the Lenders, each Issuing Bank and each of the Agents agrees that it shall maintain in confidence any information relating to Holdings, the Borrowers and the other Loan Parties furnished to it by or on behalf of Holdings, the Borrowers or the other Loan Parties (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender, such Issuing Bank or such Agent without violating this Section 9.16 or (c) was available to such Lender, such Issuing Bank or such Agent from a third party having, to such Person's knowledge, no obligations of confidentiality to Holdings, any Borrower or any other Loan Party) and shall not reveal the same other than to its directors, trustees, officers, employees and advisors with a need to know or to any Person that approves or administers the Loans on behalf of such Lender (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to Governmental Authorities or the National Association of Insurance Commissioners, (C) to its parent companies, Affiliates or auditors (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (D) in order to enforce its rights under any Loan Document in a legal proceeding, (E) to any prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16) and (F) to any direct or indirect contractual counterparty in Swap Agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section).

            SECTION 9.17. Citigroup Direct Website Communications. (a) Delivery.
(i) Each Loan Party hereby agrees that it will use all reasonable efforts to provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (B) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (C) provides notice of any Default or Event of Default under this Agreement or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications collectively, the "Communications"), by transmitting the Communications in an

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electronic/soft medium in a format reasonably acceptable to the Administrative
Agent to oploanswebadmin@citigroup.com. Nothing in this Section 9.18 shall prejudice the right of the Agents, the Co-Syndication Agents, the Joint Lead Arrangers or any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document.

            (ii) The Administrative Agent agrees that receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform (as defined below) shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender's e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.

            (b) Posting. Each Loan Party further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the "Platform").

            (c) The Platform is provided "as is" and "as available." The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its affiliates or any of their respective officers, directors, employees, agents advisors or representatives (collectively, "Agent Parties") have any liability to the Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party's or the Administrative Agent's transmission of communications through the internet, except to the extent the liability of any Agent Party is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Agent Party's gross negligence or willful misconduct.

            SECTION 9.18. Release of Liens and Guarantees. In the event that any Loan Party conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of any of the Equity Interests or assets of any Subsidiary Loan Party (other than the Equity Interests of a Borrower) to a Person that is not (and is not required to become) a Loan Party in a transaction not prohibited by Section 6.05, the Administrative Agent and the Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by Holdings or the Borrowers and at the Borrowers' expense to release any Liens created by any Loan Document in respect of such Equity Interests, and, in the case of a disposition of the Equity Interests of any Subsidiary Loan Party that is not a Borrower in a transaction permitted by
Section 6.05 and as a
result of which such Subsidiary Loan Party would cease to be a Subsidiary, terminate such Subsidiary Loan Party's obligations under its Guarantee. In addition, the Administrative Agent and the Collateral Agent agree to take such actions as are reasonably requested by Holdings or the Borrowers and at the Borrowers' expense to terminate the Liens and security interests created by the Loan Documents when all the Obligations are paid in full and all Letters of Credit and Commitments are terminated. Any representation, warranty or covenant contained in any Loan Document relating to any such Equity Interests, asset or subsidiary of Holdings shall no longer be deemed to be made once such Equity Interests or asset is so conveyed, sold, leased, assigned, transferred or disposed of.

            SECTION 9.19. U.S. Patriot Act. Each Lender hereby notifies each Loan Party that pursuant to the requirements of the U.S. Patriot Act, it is required to obtain, verify and record information that identifies Loan Parties, which information includes the name and address of each Loan Party and other information that will allow the Lenders to identify such Loan Party in accordance with the U.S. Patriot Act.

            SECTION 9.20. Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at Citibank, N.A.'s principal office in London at 11:00 a.m. (London time) on the Business Day preceding that on which final judgment is given.

            (b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in a Foreign Currency into Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such Foreign Currency with Dollars at Citibank, N.A.'s principal office in London at 11:00 a.m. (London time) on the Business Day preceding that on which final judgment is given.

            (c) The obligation of each Borrower in respect of any sum due from it in any currency (the "Primary Currency") to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or the Administrative Agent (as the case may be) in the applicable Primary Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum originally due to any Lender or the Administrative Agent (as the case may be) in the applicable Primary Currency, such Lender or the Administrative Agent (as the case may be) agrees to remit to such Borrower such excess.

            SECTION 9.21. Substitution of Currency. If a change in any Foreign Currency occurs pursuant to any applicable law, rule or regulation of any governmental, monetary or multi-national authority, this Agreement (including, without limitation, the definition of Adjusted LIBO Rate) will be amended to the extent determined by the Administrative Agent (acting reasonably and in consultation with the Borrowers) to be necessary to reflect the change in currency and to put the Lenders and the Borrowers in the same position, so far as possible, that they would have been in if no change in such Foreign Currency had occurred.

            SECTION 9.22. Termination or Release. The Security Documents, the guarantees made therein, the Security Interest (as defined therein) and all other security interests granted thereby shall terminate, and a Subsidiary Loan Party shall automatically be released from its obligations thereunder and the security interests in the Collateral granted by any Loan Party shall be automatically released, in each case in accordance with Section 7.14 of the Domestic Collateral Agreement or the comparable provisions of the other Collateral Agreements.

            SECTION 9.23. Pledge and Guarantee Restrictions. Notwithstanding any provision of this Agreement or any other Loan Document to the contrary (including any provision that would otherwise apply notwithstanding other provisions or that is the beneficiary of other overriding language):

                  (a)(i) no more than 65% of the issued and outstanding Equity Interests of (x) any Foreign Borrower or any Foreign Subsidiary or (y) any Domestic Subsidiary substantially all of whose assets consist of the Equity Interests in "controlled foreign corporations" under Section 957 of the Code shall be pledged or similarly hypothecated to guarantee, secure or support any Obligation of any Domestic Loan Party;

                  (ii) no Foreign Subsidiary or any Domestic Subsidiary
            substantially all of whose assets consist of the Equity Interests in "controlled foreign corporations" under Section 957 of the Code shall guarantee or support any Obligation of any Domestic Loan Party;

                  (iii) no security or similar interest shall be granted in the assets of any Foreign Subsidiary or any Domestic Subsidiary substantially all of whose assets consist of the Equity Interests in "controlled foreign corporations under Section 957 of the Code (including indirectly by way of an offset or otherwise) which security or similar interests guarantees or supports any Obligation of any Domestic Loan Party;

                  (b) no Subsidiary shall guarantee or support any Obligation of any Loan Party if such guarantee or support would contravene the Agreed Security Principles;

                  (c)(i) no Foreign Subsidiary shall guarantee or support any Obligation of any Foreign Loan Party unless such Foreign Subsidiary directly owns or is owned directly by such Foreign Loan Party and is organized under the same jurisdiction as such Foreign Loan Party;

                  (ii) no security or similar interest shall be granted in the assets of any Foreign Subsidiary (including indirectly by way of an offset or otherwise) which security or similar interest guarantees or supports any Obligation of any Foreign Loan Party unless such Foreign Subsidiary directly owns or is owned directly by such Foreign Loan Party and is organized under the same jurisdiction as such Foreign Loan Party.

The parties hereto agree that any pledge, guaranty or security or similar interest made or granted in contravention of this Section 9.23 shall be void ab initio.

            SECTION 9.24. Matters Pertaining to the French Borrower and to any Additional Foreign Borrower organized under the laws of France. (a) The Lenders as of the Closing Date participating in any loan to the French Borrower and to any Additional Foreign Borrower organized under the laws of France (if any) represent and warrant (i) that they are duly authorized to carry out credit transaction in France pursuant to applicable laws and regulations of France or the European Union and (ii) that participations in loans to any French Borrower and to any Additional Foreign Borrower organized under the laws of France (if any) and commitments to lend to any French Borrower and to any Additional Foreign Borrower organized under the laws of France (if any) under this Agreement shall only be assigned or transferred to institutions that are duly authorized to carry out credit transactions in France, or which may legally acquire rights under loans to a French borrower under applicable laws and regulations of France.

            (b) To comply with the provisions of articles L.313-4 of the French Monetary and Financial Code and articles L. 313-1 and L. 313-2 of the French Code de la consommation, the French Borrower hereby acknowledges that the effective global rate (taux effectif global or "TEG") for the Tranche B Euro Term Loan made available to it and for the Revolving Facility Loans cannot be calculated for the total duration of this agreement, primarily because of the floating rate of interest applicable to such Loans and the ability of the French Borrower to select the duration of each Interest Period. Accordingly, on the date hereof, an example of calculation of the effective global rate, based upon certain assumptions, is provided to the French Borrower by way of delivery of a TEG letter by the Administrative Agent in the form attached hereto as Exhibit K. In addition, in the event that any French Subsidiary Loan Party will become an Additional Foreign Borrower under the Revolving Facility, the Credit Agreement Supplement for such Additional Foreign Borrower shall contain an acknowledgement of such Additional Foreign Borrower similar to the acknowledgement of the French Borrower contained in this Section 9.24 and a TEG letter substantially in the same form as the TEG letter delivered to the French Borrower. Any TEG letter delivered pursuant to this Section 9.24 shall form an integral part of this agreement.

                            [Signature Pages Follow]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

                                         D-R INTERHOLDING, LLC,
                                            as Holdings

                                         By: /s/ Thomas R. Denison
                                            ------------------------------------
                                            Name:  Thomas R. Denison
                                            Title: President

                                         DRESSER RAND GROUP INC., as the
                                         Domestic Borrower

                                         By: /s/ Thomas R. Denison
                                            ------------------------------------
                                            Name:  Thomas R. Denison
                                            Title: President

                                         D-R HOLDINGS (UK) LTD, as an Initial
                                         Foreign Borrower

                                         By: /s/ Jean-Francois Chevrier
                                            ------------------------------------
                                            Name:  Jean-Francois Chevrier
                                            Title: President

                                         D-R HOLDINGS (France) S.A.S., as an
                                         Initial Foreign Borrower

                                         By: /s/ Jean-Francois Chevrier
                                            ------------------------------------
                                            Name:  Jean-Francois Chevrier
                                            Title: President

                         [Dresser-Rand Credit Agreement]

                                         CITIGROUP GLOBAL MARKETS INC.,
                                           as Joint Lead Arranger and Joint Book
                                           Manager

                                         By: /s/ Stephen P. Cunningham
                                            ------------------------------------
                                            Name:  Stephen P. Cunningham
                                            Title: Managing Director

                                         CITICORP NORTH AMERICA, INC.,
                                           as Administrative Agent and as Lender

                                         By: /s/ Stephen P. Cunningham
                                            ------------------------------------
                                            Name:  Stephen P. Cunningham
                                            Title: Managing Director

                                         CITIBANK INTERNATIONAL PLC,
                                           as Lender

                                         By: /s/ Alan Green
                                            ------------------------------------
                                            Name:  Alan Green
                                            Title: Vice President





                         [Dresser-Rand Credit Agreement]

                                         MORGAN STANLEY SENIOR FUNDING, INC.,
                                           as Co-Syndication Agent, Joint Lead
                                           Arranger and Joint Book Manager

                                         By: /s/ Eugene F. Martin
                                            ------------------------------------
                                            Name:  Eugene F. Martin
                                            Title: Vice President


                         [Dresser-Rand Credit Agreement]

                                         UBS SECURITIES LLC,
                                           as Co-Syndication Agent

                                         By: /s/ David Juge
                                            ------------------------------------
                                            Name:  David Juge
                                            Title: Managing Director

                                         By: /s/ Oliver O. Trumbo II
                                            ------------------------------------
                                            Name:  Oliver O. Trumbo II
                                            Title: Director

                                         UBS LOAN FINANCE LLC, as Lender

                                         By: /s/ David Juge
                                            ------------------------------------
                                            Name:  David Juge
                                            Title: Managing Director

                                         By: /s/ Oliver O. Trumbo II
                                            ------------------------------------
                                            Name:  Oliver O. Trumbo II
                                            Title: Director

                         [Dresser-Rand Credit Agreement]

                                         BEAR STEARNS CORPORATE LENDING INC.,
                                           as Co-Documentation Agent

                                         By: /s/ Victor Bulzacchelli
                                            ------------------------------------
                                            Name:  Victor Bulzacchelli
                                            Title: Vice President



                         [Dresser-Rand Credit Agreement]

                                         NATEXIS BANQUES POPULAIRES,
                                           as Co-Documentation Agent

                                         By: /s/ Renaud d'Herbes
                                            ------------------------------------
                                            Name:  Renaud d'Herbes
                                            Title: Senior Vice President/
                                                   Regional Manager

                                         By: /s/ Timothy Polvado
                                            ------------------------------------
                                            Name:  Timothy Polvado
                                            Title: Vice President/Manager

                         [Dresser-Rand Credit Agreement]

                                         SUMITOMO MITSUI BANKING CORP., NEW
                                         YORK, as Lender

                                         By: /s/ Leo E. Pagarigan
                                            ------------------------------------
                                            Name: Leo E. Pagarigan
                                            Title: Senior Vice President

                         [Dresser-Rand Credit Agreement]

                                         SOCIETE GENERALE, NEW YORK BRANCH,
                                         as Lender

                                         By:  /s/ Robert E. Woods
                                            -----------------------------------
                                            Name: Robert E. Woods
                                            Title: Managing Director

                         [Dresser-Rand Credit Agreement]

                                         SOVEREIGN BANK, as Lender

                                         By: /s/ Daniel M. Grondin
                                            ------------------------------------
                                            Name: Daniel M. Grondin
                                            Title: Senior Vice President

                         [Dresser-Rand Credit Agreement]

                                         BANK OF TOKYO-MITSUBISHI TRUST COMPANY,
                                         as Lender

                                         By: /s/ Chris Droussiotis
                                            -----------------------------------
                                            Name: Chris Droussiotis
                                            Title: Vice President

                         [Dresser-Rand Credit Agreement]